As filed with the U.S. Securities and Exchange Commission on April 1, 2026

File No. [●]

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

Adams Street Credit Solutions Fund

(Exact name of registrant as specified in its charter)

Delaware	83-4219914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Wacker Drive, Suite 2700 Chicago, IL	60606
(Address of principal executive office)	(Zip code)

(312) 553-7890

(Registrant’s telephone number, including area code)

with copies to:

Eric R. Mansell

Adams Street Advisors, LLC

One North Wacker Drive, Suite 2700

Chicago, IL 60606

and

Nicole M. Runyan, P.C.

Brad A. Green, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I Common Shares of Beneficial Interest, par value $0.01 per share

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

Adams Street Credit Solutions Fund is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community while conducting a private offering of securities.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“Company” refers to Adams Street Credit Solutions Fund, a Delaware statutory trust;

•	“Adams Street” refers to Adams Street Partners, LLC and its subsidiaries and affiliated entities;

•	“Adviser” and the Company’s “investment adviser” refer to Adams Street Advisors, LLC, the Company’s investment adviser;

•	“Administrator” and the Company’s “administrator” refer to Adams Street Advisors, LLC, the Company’s administrator (serving in such capacity); and

•	“Shareholders” refers to holders of shares of the Company’s Class I common shares of beneficial interest, par value $0.01 per share (the “Shares”).

As used in this Registration Statement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests of the Company or any other Adams Street affiliated entity. Upon the effective date of this Registration Statement, the Company will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated under the 1934 Act, which will require the Company to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company will also be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Additionally, the Company will be subject to the proxy rules in Section 14 of the 1934 Act and the Company, trustees, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The SEC maintains a website at www.sec.gov, via which the Company’s SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.

After filing this Registration Statement, the Company will file an election to be regulated as a BDC under the 1940 Act as soon as reasonably practicable. Upon filing such election, the Company will become subject to the 1940 Act requirements applicable to BDCs.

Investing in Shares may be considered speculative and involves a high degree of risk, including the following:

•	The Company does not currently intend to list the Shares on any securities exchange, and it does not expect a secondary market for the Shares to develop.

•	An investment in the Company may not be suitable for investors who may need the money that they invest returned in a specified time frame.

•	The Company’s prospective investments in private and middle-market portfolio companies are risky, and the Company could lose all or part of the Company’s investment.

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The securities in which the Company intends to invest typically are not rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Ratings and lower than “BBB-” by Fitch Ratings or S&P). These securities are risky and highly speculative, and the Company could lose all or part of the Company’s investment.

•	The Adviser and its affiliates, senior management and employees have certain conflicts of interest.

•	There may be conflicts of interest related to obligations that the Adviser has with respect to the allocation of investment opportunities.

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The Company intends to elect to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of the Company’s investments.

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If the Company does not invest a sufficient portion of the Company’s assets in qualifying assets (“Qualifying Assets”) that satisfy certain provisions of the 1940 Act, the Company could fail to qualify as a BDC or be precluded from investing according to the Company’s current business strategy, which would have a material adverse effect on the Company’s business, financial condition and results of operations.

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When the Company uses leverage, the potential for loss on amounts invested in the Company will be magnified and may increase the risk of investing in the Company. Leverage may also adversely affect the return on the Company’s assets, reduce cash available for distribution to the Company’s Shareholders and result in losses.

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An investment in Shares will have limited liquidity. Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

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The 1940 Act imposes significant limits on co-investment with affiliates of the Company, and the Company will need to comply with the co-investment exemptive order granted by the SEC (the “Co-Investment Exemptive Order”) when co-investing alongside its affiliates in privately negotiated transactions.

•	Repurchases of the Shares by the Company, if any, are expected to be limited and to be no more than 5% of outstanding Shares as of the end of any given quarter.

•	The private companies and below investment grade securities in which the Company will invest may be difficult to value and are generally illiquid.

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The Company intends to invest primarily in private companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

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Distributions may be funded from borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to holders of Shares through distributions will be distributed after the payment of fees and expenses.

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The Company may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Company’s performance. This may reduce an investor’s adjusted tax basis in the Shares, thereby increasing the investor’s potential taxable gain or reducing the potential taxable loss on the sale of Shares.

As a result, there is a risk of a substantial loss on an investment in the Shares. See “Item 1A. Risk Factors” for more information about these and other risks relating to the Shares.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, the Company’s current and prospective portfolio investments, the Company’s industry, the Company’s beliefs and the Company’s assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	the Company’s future operating results and distributions;

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changes in political, economic or industry conditions, the interest rate environment, inflationary concerns, financial and capital markets, and other external factors, including pandemic-related or other widespread health crises, inflation, supply chain disruptions and conflicts involving Russia/Ukraine and Israel/Palestine, and other ongoing conflicts, including in the Middle East;

•	the Company’s ability to source investment opportunities;

•	the Company’s inability to control the business operations of the Company’s portfolio companies, and potential inability to dispose of the Company’s interests in the Company’s portfolio companies;

•	the Company’s use of borrowed money to finance a portion of the Company’s investments;

•	provisions of a credit facility or other borrowings that may limit discretion in operating the Company’s business;

•	the impact of high rates of inflation;

•	changes in the general interest rate environment;

•	the valuation of the Company’s investments in portfolio companies, particularly those having no liquid trading market;

•	certain economic events which may cause shareholders to request that the Company repurchase their Shares, which could affect the Company’s cash flow, results of operations and financial condition;

•	the Company’s ability to recover unrealized losses;

•	the impact of competition for investment opportunities;

•	the outcome and impact of any litigation or regulatory proceeding;

•	the Company’s dependence on the Company’s and third parties’ communications and information systems;

•	the impact of cybersecurity risks, cyber incidents or corruption of confidential information on the Company or the Company’s portfolio companies;

•	the Company’s ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	the Company’s ability to manage the impact of any changes to current operating policies, investment criteria or strategies;

•	the ability of the Adviser to manage and support the Company’s investment process;

•	actual and potential conflicts of interest with the Adviser;

•	the Company’s access to confidential information which may restrict the Company’s ability to take action with respect to some investments and/or potential investments;

•	restrictions on the Company’s ability to enter into transactions with the Company’s affiliates;

•	the Company’s ability to make investments that could give rise to conflicts of interest;

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the Adviser’s liability being limited under the Investment Advisory Agreement (as defined below) and the requirement for the Company to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on the Company’s behalf than it would when acting for its own account;

•	actual and potential conflicts associated with investments by employees of Adams Street in the Company;

•	the Adviser’s compliance with pay-to-play laws, regulations and policies;

•	the Company’s ability to find or replace the administrator or sub-administrator in the event of a resignation;

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the Company’s ability to qualify and maintain the Company’s qualification as a BDC and as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

•	regulations governing the Company’s operations as a BDC and RIC which impact the Company’s ability to raise capital or borrow for investment purposes;

•	the Company’s ability to manage risks associated with leverage and investing in upper middle-market companies and common or preferred equity securities;

•	the effect of changes to tax legislation and the Company’s tax position;

•	the tax status of the enterprises in which the Company may invest;

•	the Company’s ability and the ability of the Company’s portfolio companies to manage risks associated with an economic downturn and the time period required for robust economic recovery therefrom;

•	a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity;

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risks associated with possible disruption in the Company’s or the Company’s portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events or natural disasters, such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

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the risks, uncertainties and other factors that the Company identifies in “Item 1A. Risk Factors” in this Registration Statement, and in the Company’s other filings with the SEC that the Company will make from time to time.

Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by the Company that the Company’s plans and objectives will be achieved. These forward-looking statements speak only as of the date of this Registration Statement. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, the Company assumes no duty and does not undertake any obligation to update the forward-looking statements and projections contained in this Registration Statement, except as required by applicable law. Because the Company is an Investment Company (as defined below), the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act and Section 27A of the 1933 Act.

SUMMARY OF RISK FACTORS

The following is only a summary of the principal risks that may materially adversely affect the Company’s business, financial condition, results of operations and cash flows. You should carefully consider the complete discussion of risk factors set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement, which should be read in conjunction with this summary.

Risks Related to The Company’s Business and Structure

•	The Company and the Adviser have a limited operating history.

•	The Company will be a privately placed BDC, and the Company’s investors may not be able to transfer or otherwise dispose of the Company’s Shares at the desired time and prices, or at all.

•	The Company may have difficulty sourcing investment opportunities.

•	The ability of the Company to achieve its investment objective is highly dependent on key personnel, who may cease to be associated with Adams Street at any point.

•	The Company may face disruptions caused by termination of the Investment Advisory Agreement.

•	The Company may face disruptions caused by the resignation of the Administrator or a sub-administrator.

•	The Company generally will not control the business operations of the Company’s portfolio companies.

•	Due to the illiquid nature of the Company’s holdings in the Company’s portfolio companies, the Company may not be able to dispose of the Company’s interests in the Company’s portfolio companies.

•	The Company may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in the Company.

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The Company intends to enter into one or more credit facilities or other borrowings, but there may be no assurance that the Company will be able to close a credit facility or obtain other financing on acceptable terms at all.

Risks Relating to Private Credit Investing

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The activities of the Company and its portfolio investments could be materially adversely affected by changes in market, economic, political or regulatory conditions, as well as by numerous other factors outside the control of the Adviser or its affiliates.

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The Company’s investments in direct originations of secured debt (which the Company refers to as “Middle Market Senior Loans”), including first lien senior secured loans (which may include stand-alone first lien loans, first lien/last out loans and “unitranche” loans) and second lien senior secured loans, with the balance of its assets invested in higher yielding investments (which may include unsecured debt, mezzanine debt and investments in equities) involves a number of significant risks.

•	The Company’s investments in portfolio companies may be risky, and the Company could lose all or part of its investments.

General Risks

•	There is no assurance that the performance of the Company will equal or exceed the past investment performance of other ASP Entities or WLP (each as defined herein).

•	As a BDC, the Company will be subject to the reporting requirements of the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

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The Company does not currently have comprehensive documentation of its internal controls, including the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”).

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The Company is an “emerging growth company” under the JOBS Act, and cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Shares less attractive to investors.

•	Legal, tax and regulatory changes could occur that may adversely affect the Company at any time.

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The capital markets may experience periods of disruption and instability, including as a result of United States trade policy developments, tariffs and other trade restrictions. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.

•	Global economic, political and market conditions may adversely affect the Company’s business, financial condition and results of operations, including the Company’s revenue growth and profitability.

Risks Related to BDCs

•	Changes in laws or regulations governing the Company’s operations may adversely affect the Company’s business or cause the Company to alter the Company’s business strategy.

•	The Company is subject to limited restrictions with respect to the proportion of the Company’s assets that may be invested in a single issuer.

•	Failure to maintain the Company’s status as a BDC would reduce the Company’s operating flexibility.

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Certain Shareholders will be obligated to fund drawdowns (each, a “Drawdown”) and may need to maintain a substantial portion of their capital commitments (“Capital Commitments” and each, a “Capital Commitment”) in assets that can be readily converted to cash.

•	Shareholders who default on their Capital Commitments will be subject to significant adverse consequences.

•	Certain Shareholders may have to comply with 1934 Act filing requirements.

Risks Related to the Company’s Shares

•	The Company’s investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in the Shares may not be suitable for someone with lower risk tolerance.

•	Our Shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, our Shareholders will have limited liquidity.

•	The net asset value (“NAV”) of the Shares may fluctuate significantly.

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The amount of any distributions the Company may make on our Shares is uncertain. We may not be able to pay distributions, or be able to sustain distributions at any particular level, and our distributions per Share, if any, may not grow over time, and our distributions per Share may be reduced. We have not established any limit on the extent to which we may use borrowings, if any, and proceeds from our offerings to fund distributions (which may reduce the amount of capital we ultimately invest in portfolio companies).

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Preferred shares could be issued with rights and preferences that would adversely affect the Company’s Shareholders, including the right to elect certain members of the board of trustees (the “Board of Trustees” or the “Board”) and have class voting rights on certain matters.

Conflicts of Interests Risks

•	The Adviser relies on key personnel, the loss of any of whom could impair its ability to successfully manage the Company.

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The Adviser and its affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to the Company and the Company’s investment opportunities and harmful to the Company.

•	The Company’s fee structure may create a conflict of interest due to the incentives for the Adviser to make speculative investments or use substantial leverage.

Federal Income Tax Risks

•	The Company cannot predict how tax reform legislation will affect the Company, its investments, Shareholders, and any such legislation could adversely affect the Company’s business.

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The Company will be subject to corporate-level U.S. federal income tax if the Company is unable to qualify for and maintain its tax treatment as a RIC under Subchapter M of the Code or if the Company makes investments through taxable subsidiaries.

•	The Company may have difficulty paying the Company’s required distributions if it recognizes income before or without receiving cash representing such income.

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If the Company is not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. Shareholders (as defined below) will be treated as having received a dividend from the Company in the amount of such U.S. Shareholders’ allocable share of the management fees (the “Management Fees” and each, a “Management Fee”) and incentive fees (the “Incentive Fees” and each, an “Incentive Fee”) paid to the Adviser and some of the Company’s expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholders.

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If the Company is unable to qualify and maintain its tax treatment as a RIC under Subchapter M of the Code, distributions of the Company’s taxable income to Non-U.S. Shareholders (as defined below) would no longer be able to be reported as “interest-related dividends” or “short-term capital gain dividends.” Any distributions of the Company’s taxable income will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Company’s current and accumulated earnings and profits unless an applicable exception applies.

ITEM 1.	BUSINESS

Company—Adams Street Credit Solutions Fund

The Company was formed on March 29, 2019, as a Delaware limited liability company named Adams Street Private Credit BDC, LLC. On January 15, 2025, the Company converted to a Delaware limited partnership and was renamed Adams Street Credit Solutions Fund, LP. The Company is an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act (the “BDC Election”). The Adviser, a Delaware limited liability company and subsidiary of Adams Street, serves as the Company’s investment adviser and is responsible for portfolio and risk management of the Company. Subject to the overall supervision of the Board, the majority of whom are independent as required by the 1940 Act, the Adviser will manage the Company’s day-to-day operations and provide investment advisory and management services to the Company. The Company also intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code, beginning with its tax year ending December 31, 2026, or such later date as determined by the Company, for U.S. federal income tax purposes. As a BDC and a RIC, the Company will be required to comply with certain regulatory requirements. See “Item 1. Business — Regulation as a BDC” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations.” The Company is the successor to Adams Street Credit Solutions Fund, LP, a Delaware limited partnership, and prior thereto, a Delaware limited liability company, that was exempt from registration under the 1940 Act pursuant to Section 3(c)(7) thereof (“WLP”). On August 5, 2025, a reorganization of WLP into the Company was effected, under which WLP converted from a Delaware limited partnership to a Delaware statutory trust and the Company was renamed Adams Street Credit Solutions Fund. The Company maintains an investment program and management team that are, in all material respects, equivalent to those of WLP.

The Company’s investment objective is to generate current income and capital appreciation. The Company will seek to achieve its investment objective primarily through investing in direct originations of Middle Market Senior Loans, including first lien senior secured loans (which may include stand-alone first lien loans, first lien/last out loans and “unitranche” loans) and second lien senior secured loans, with the balance of its assets invested in higher yielding investments (which may include unsecured debt, mezzanine debt and investments in equities). The Middle Market Senior Loans are generally made to private U.S. middle market companies that are, in many cases, controlled by private equity firms. As a BDC, the Company generally will be required to invest at least 70% of its assets in Qualifying Assets, but the Company may invest up to 30% of its portfolio in non-qualifying assets, including companies domiciled in Europe and other countries outside of the United States, entities that are operating pursuant to certain exceptions under the 1940 Act and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act.

The Company may invest in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company’s assets would be Qualifying Assets.

The Company’s investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. The Company’s liquid credit instruments may include senior secured loans, senior secured bonds, high yield bonds and structured credit instruments (including collateralized loan obligations (“CLOs”)). The Company intends to use these investments to maintain liquidity for its Share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns.

Under normal circumstances, the Company will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in credit-related instruments issued by corporate issuers (including loans, notes, bonds and other corporate debt securities). The Company’s 80% policy with respect to investments in credit-related instruments is not fundamental and may be changed by the Board of Trustees without the approval of Shareholders. Shareholders will be provided with at least sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

The Company expects that most of its debt investments will be unrated. When rated by a nationally recognized statistical ratings organization, the Company expects that its debt investments will generally carry a rating below investment grade (rated lower than “Baa3” by Moody’s Ratings or lower than “BBB-” by Standard & Poor’s Rating Services), which is often referred to as “junk.”

The Company may, but is not required to, make investments in companies operating in workout or bankruptcy modes. Such investments present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks.

The Company may, but is not required to, enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge interest rate, currency, credit and/or other risks. While the Company primarily expects to invest in loans and securities denominated in U.S. dollars, the Company may also invest in companies with operations outside of the United States, such as in Canada, the United Kingdom (the “UK”) and Europe, which may oblige the Company to invest in loans and/or securities denominated in non-U.S. dollar currencies. In such event, the Company may enter into foreign exchange derivatives and forward transactions to mitigate the impact of movements in foreign exchange on the return of such investments in U.S. dollar terms. These hedging activities, which will be subject to the applicable legal and regulatory compliance requirements, may include the use of futures, options and forward contracts. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company’s business or results of operations. The Company intends to operate and qualify as a “limited derivatives user” and has adopted compliance policies to monitor the Company’s derivatives exposure in accordance with Rule 18f-4 under the 1940 Act (“Rule 18f-4”). The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy that the Company employs will be successful. See “Item 1A. Risk Factors—Limitations on Use of Derivatives.”

The Company will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. Pursuant to the 1940 Act, and as approved by the Board of Trustees and the Company’s initial Shareholder, the Company is required to have an asset coverage of at least 150%, which means for every $100 of net assets the Company holds, the Company may raise $200 from borrowing and issuing senior securities (including debt and preferred shares). Any such leverage would be expected to increase the total capital available for investment by the Company. The Company intends to use leverage in the form of: (i) the issuance of Series A Preferred Shares (as defined below), and may in the future issue additional series of preferred shares, though it has no intention to do so; and (ii) a senior secured revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), the proceeds from which have been used to facilitate the Company’s initial acquisitions of Middle Market Senior Loans and pay related expenses. In addition, Adams Street Partners, L.P. issued the Company an unsecured promissory note, the proceeds from which have been used to facilitate certain acquisitions of Middle Market Senior Loans (the “ASP Note”); however, the Company intends to repay any amounts outstanding under the ASP Note in connection with the BDC Election. Following the BDC Election, the Company may determine to re-draw amounts under, or alternatively terminate, the ASP Note.

To achieve its investment objective, the Company will leverage the experience, talent and extensive network of relationships of Adams Street, its personnel, and Adams Street’s dedicated private credit investment team (the “Private Credit Team”) to source and evaluate opportunities. There are no assurances that the Company will achieve its investment objective. The Company’s administrative and executive offices are located at One North Wacker Drive, Suite 2700, Chicago, IL 60606.

Formation Transactions

The Company was formed on March 29, 2019 as a Delaware limited liability company and was reorganized into a Delaware limited partnership on January 15, 2025. The Company is the successor to WLP, a Delaware limited partnership that was exempt from registration under the 1940 Act pursuant to Section 3(c)(7) thereof. On

August 5, 2025, a reorganization of WLP into the Company was effected, under which WLP converted from a Delaware limited partnership to a Delaware statutory trust. The Company maintains an investment program and management team that are, in all material respects, equivalent to those of WLP.

The Company expects to conduct private offerings of the Shares (each, a “Private Offering”), in the United States to “accredited investors” within the meaning of Regulation D under the 1933 Act, and outside the United States in accordance with Regulation S or Regulation D under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act. At each closing of this private offering, each investor will make an investment in the Shares pursuant to a subscription agreement entered into with the Company (the “Subscription Agreement”). Investors generally will be required to pay the entire amount of their investment at the time it is accepted by the Company; however, the Company may, for a period of time, require investors to fund their investments over time and purchase Shares up to the amount of their respective investment on an as-needed basis each time the Company delivers a drawdown notice (a “Drawdown Notice”). Following the filing of the BDC Election, at such time as determined in the Company’s sole discretion, the Company intends to commence holding closings on a monthly basis, in connection with which the Company will either issue Shares to investors for immediate cash investment or, in its discretion, call capital from investors. See “Item 1. Business — The Private Offering.”

The Company is initially offering one class of Shares—the Class I Shares—and may offer additional classes of Shares in the future. The Company and the Adviser intend to apply for exemptive relief from the SEC that, if granted, will permit the Company to issue multiple classes of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company’s discretion (the “Multi-Class Exemptive Relief”). The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted. Additional classes of Shares will not be offered to investors until the Company has received the Multi-Class Exemptive Relief.

In addition, the Company is currently conducting a private offering of its preferred shares, that will be classified and designated as “12.0% Series A Cumulative Preferred Shares,” par value $0.01 per share (the “Series A Preferred Shares”), to unaffiliated individual investors who are “accredited investors” as defined in Regulation D of the 1933 Act, which is expected to close in April 2026. Pursuant to this private offering the Company expects to issue and sell up to 515 shares of Series A Preferred Shares for an aggregate purchase price of $1,545,000 (the “Preferred Offering”). The holders of the Series A Preferred Shares will be subject to certain dividend, voting, liquidation and other rights that are more fully described below in “Item 11. Description of Registrant’s Securities to be Registered — Preferred Shares.”

Adams Street Firm History

Adams Street is a leading private markets investment firm, providing private credit, private equity primary and secondary partnership investments, co-investment, and direct growth equity investment management capabilities to institutional investors. Adams Street will provide investment advisory services to pooled investment vehicles, including the Company, other business development companies and commingled private funds, separately managed accounts, funds of one and other similar vehicles and accounts (each, an “ASP Entity”). Adams Street is one of the oldest and largest private markets investment managers in the world. Together with its predecessor organizations, Adams Street has been managing direct growth equity investments since 1972. Adams Street established the first private equity fund of funds for institutional investors in 1979 and has been a pioneer in the development of the secondary market, completing its first secondary investment in 1986. As a significant, long-term investor in private markets, Adams Street has a meaningful information advantage that benefits each strategy.

Adams Street is well-known globally for its continuous commitment to, and deep understanding of, the private markets industry. As of December 31, 2025, the firm had approximately $65 billion of assets under management, 15 offices in 11 countries, and investments spanning more than 30 countries. Adams Street believes a global outlook combined with deep local knowledge is the key to long-term, sustainable investment success.

Adams Street’s legacy began at First National Bank of Chicago (“First Chicago”) in 1972. In 1989, Adams Street’s predecessor organization, Brinson Partners, Inc., was organized and acquired the institutional asset management business from First Chicago. In 1995, Brinson Partners, Inc. and Swiss Bank Corporation (“SBC”) combined their international institutional investment management organizations into a single investment management business. Union Bank of Switzerland and SBC subsequently merged in June 1998 to form UBS AG. Adams Street spun out of UBS AG on January 1, 2001 and was composed of the members of Brinson Partners’ Private Equity Group. Today, Adams Street is an independent, 100% employee-owned organization.

By combining all of these investment strategies into a single, global integrated platform, Adams Street aims to capitalize on knowledge, data, insights, and relationships that are not available to firms pursuing any one strategy. While each investing partner at Adams Street is primarily focused on their core strategy, there is shared compensation and knowledge at the firm level, which Adams Street believes reinforces a culture built around collaboration, teamwork, and partnership. In Adams Street’s view, this synergy is the foundation for Adams Street’s long history of success and a key competitive advantage.

Adviser

The Adviser, a Delaware limited liability company, is a wholly-owned subsidiary of Adams Street, and Adams Street serves as the sole member of the Adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser’s principal place of business is in Chicago, Illinois.

The Adviser serves as the Company’s investment adviser pursuant to an investment advisory agreement with the Company dated August 19, 2025 (the “Investment Advisory Agreement”). Subject to the overall supervision of the Board, the Adviser is responsible for managing the Company’s business affairs, including sourcing investment opportunities, performing research and due diligence, structuring investments and monitoring the Company’s portfolio on an ongoing basis through the Private Credit Team.

The Adviser will seek to leverage the extensive network and deep experience of the Private Credit Team to prioritize what it believes to be the most compelling investment opportunities for the Company. All investment decisions will require the approval of the Private Credit Team’s investment committee (the “Investment Committee”).

The Adviser and its affiliates may provide management or investment services to others whose objectives overlap with the Company’s. The Adviser may face conflicts in the allocation of investment opportunities to the Company and other ASP Entities. To address these conflicts, the Adviser has put in place an investment allocation policy that seeks to ensure fair and equitable allocation of investment opportunities over time and address the co-investment restrictions set forth under the 1940 Act (the “Allocation Policy”). See “Item 1A. Risk Factors—Certain Conflicts of Interest—Work on Other Projects; Allocation of Personnel” and “Allocation of Investment Opportunities.”

Administrator

The Adviser, in its capacity as the Administrator, provides, or oversees the performance of, certain administrative and compliance services. The Company is obligated to reimburse the Administrator and/or its affiliates for its costs, expenses and the Company’s allocable portion of compensation of the Administrator’s or its affiliates’ personnel and overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator and/or its affiliates in performing its administrative obligations pursuant to an administration agreement between the Company and the Administrator, dated August 19, 2025 (the “Administration Agreement”). See “Item 1. Business — Administration Agreement” below for a discussion of the fees and expenses the Company is required to reimburse to the Administrator.

The Administrator, on behalf of the Company and at the Company’s expense, may retain one or more service providers that may or may not also be affiliates of Adams Street to serve as a sub-administrator (a “Sub-Administrator”), custodian, accounting agent, investor services agent, transfer agent or other service provider for the Company. Any fees the Company pays, or indemnification obligations that the Company undertakes, in respect of the Administrator and those other service providers that are affiliates of Adams Street, will be on arm’s length terms and approved by the Independent Trustees (as defined below).

Board of Trustees

Overall responsibility for the Company’s oversight rests with the Board of Trustees. The Company has entered into the Investment Advisory Agreement with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis as described herein. The Board of Trustees is responsible for overseeing the Adviser and other service providers in the Company’s operations in accordance with the provisions of the 1940 Act, the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) and By-Laws (“By-Laws” and together with the Declaration of Trust, the “Organizational Documents”) and applicable provisions of state and other laws. The Adviser will keep the Board of Trustees well informed as to the Adviser’s activities on the Company’s behalf and the Company’s investment operations and provide the Board of Trustees with additional information as the Board of Trustees may, from time to time, request. The Board of Trustees is currently composed of five (5) trustees (the “Trustees” and each, a “Trustee”), three (3) of whom are Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Company or the Adviser (the “Independent Trustees”). The Board of Trustees meets at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in- person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings and may also act by unanimous consent. As described below, the Board of Trustees has established an audit committee (the “Audit Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”), and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

Market Opportunity

Adams Street believes that increasing regulation has caused U.S. commercial banks to substantially reduce their lending to middle-market companies. At the same time, demand for debt capital, particularly in the market for private equity-backed leveraged buyouts, has continued to grow. It is Adams Street’s belief that this demand/supply imbalance has helped make the yields and terms that can be obtained from the private debt issued by middle-market companies comparatively more attractive than many other investment alternatives available in the credit markets today.

As compared to broadly syndicated loans and public high yield bonds, private middle-market debt has a number of advantages:

•	It has historically priced at a premium.

•	It is usually a component of more conservative capital structures that are less leveraged.

•	It typically contains more robust covenants and lender-friendly protections.

•	It has experienced lower default rates and higher recoveries.

•	As compared to high-yield bonds, it provides exposure to floating-rate debt, which is less sensitive to interest rate changes from a mark-to-market perspective.

In the past, commercial banks were a primary source of capital for middle-market companies. Towards the end of the 1990s, the banks began to substantially reduce the leveraged loans they were willing to hold. This reduction was accomplished, in large part, by syndicating the unwanted exposure into the institutional loan market. Because most buyers of loans in the institutional market required liquidity, smaller, less liquid middle-market loans that were not as easily syndicated or traded, were de-emphasized by the banks. In addition, regulations such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the Third Basel Accord (Basel III) further restrained commercial banks’ ability to lend money.

While, as a result of the banks’ withdrawal, debt capital was becoming scarce, demand was continuing to grow. The growing demand was fueled, to a significant extent, by private equity sponsors, who raised substantial pools of capital and needed the debt to help finance their buyouts.

In recent years, private credit has further taken share from the broadly syndicated loan market because it has been a more stable and flexible source of financing for private equity firms.

Adams Street believes that the combination of premium pricing and better performance with respect to defaults and recoveries makes private debt a compelling investment proposition. In Adams Street’s opinion, the factors that helped create these favorable conditions in the market for private debt are both structural and secular in nature and therefore are likely to be long lasting.

Investment Strategy

The Company’s investment objective is to generate current income and capital appreciation. The Company will seek to achieve its investment objective primarily through investing in direct originations of Middle Market Senior Loans, including first lien senior secured loans (which may include stand-alone first lien loans, first lien/last out loans and “unitranche” loans) and second lien senior secured loans, with the balance of its assets invested in higher yielding investments (which may include unsecured debt, mezzanine debt and investments in equities). The Middle Market Senior Loans are generally made to private U.S. middle market companies that are, in many cases, controlled by private equity firms. As a BDC, the Company generally will be required to invest at least 70% of its assets in Qualifying Assets, but the Company may invest up to 30% of its portfolio in non-qualifying assets, including companies domiciled in Europe and other countries outside of the United States, entities that are operating pursuant to certain exceptions under the 1940 Act and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act.

The Company may invest in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company’s assets would be Qualifying Assets.

The Company’s investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. The Company’s liquid credit instruments may include senior secured loans, senior secured bonds, high yield bonds and structured credit instruments (including CLOs). The Company intends to use these investments to maintain liquidity for its Share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns.

Under normal circumstances, the Company will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in credit-related instruments issued by corporate issuers (including loans, notes, bonds and other corporate debt securities). The Company’s 80% policy with respect to investments in credit-related instruments is not fundamental and may be changed by the Board of Trustees without Shareholder approval. Shareholders will be provided with at least sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

Most of the Company’s debt investments are expected to be unrated. When rated by a nationally recognized statistical ratings organization, the Company expects that its debt investments will generally carry a rating below investment grade (rated lower than “Baa3” by Moody’s Ratings or lower than “BBB-” by Standard & Poor’s Rating Services), which is often referred to as “junk.”

The Company may, but is not required to, make investments in companies operating in workout or bankruptcy modes. Such investments present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks.

The Company may, but is not required to, enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge interest rate, currency, credit and/or other risks. While the Company primarily expects to invest in loans and securities denominated in U.S. dollars, the Company may also invest in companies with operations outside of the United States, such as in Canada, the UK and Europe, which may oblige the Company to invest in loans and/or securities denominated in non-U.S. dollar currencies. In such event, the Company may enter into foreign exchange derivatives and forward transactions to mitigate the impact of movements in foreign exchange on the return of such investments in U.S. dollar terms. These hedging activities, which will be subject to the applicable legal and regulatory compliance requirements, may include the use of futures, options and forward contracts. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company’s business or results of operations. The Company intends to operate and qualify as a “limited derivatives user” and has adopted compliance policies to monitor the Company’s derivatives exposure in accordance with Rule 18f-4. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy that the Company employs will be successful. See “Item 1A. Risk Factors — Limitations on Use of Derivatives.”

The Company will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. Pursuant to the 1940 Act, and as approved by the Board of Trustees and the Company’s initial Shareholder, the Company is required to have an asset coverage of at least 150%, which means for every $100 of net assets the Company holds, the Company may raise $200 from borrowing and issuing senior securities (including debt and preferred shares). Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. The Company intends to use leverage in the form of the issuance of the Series A Preferred Shares, and may in the future issue additional series of preferred shares, though it has no intention to do so.

Structure of Investments

Debt Investments. The terms of the Company’s debt investments will be tailored to the facts and circumstances of each transaction. The Adviser will seek to negotiate the structure of each investment to protect the Company’s rights and manage its risks. The Company intends to invest in the following types of debt:

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First lien debt. First lien debt is typically senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a first priority security interest in assets of the issuer. The security interest ranks above the security interest of any second lien lenders in those assets. The Company’s first lien debt may include stand-alone first lien loans, “unitranche” loans and first lien secured bonds.

•

Stand-alone first lien loans. Stand-alone first lien loans are traditional first lien loans. All lenders in the facility have equal rights to the collateral that is subject to the first priority security interest.

•

“Unitranche” loans. Unitranche loans are loans that combine both senior and subordinated debt, generally in a first lien position. In many cases, “unitranche” lenders, may provide the issuer most, if not all, of the capital structure above the equity.

•

First lien secured bonds. First lien secured bonds are similar to stand-alone first lien loans. All investors in the bond have equal rights to the collateral that is subject to the first priority security interest.

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Second lien debt. Second lien debt may include second lien secured loans, and, to a lesser extent, second lien secured bonds, with a secondary priority behind first lien debt. Second lien debt typically is senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a security interest over assets of the issuer, though ranking junior to first lien debt secured by those assets.

•

Unsecured debt. Unsecured debt usually ranks subordinate in priority of payment to first lien and second lien debt and may not have the benefit of financial covenants common in first lien and second lien debt. However, unsecured debt ranks senior to common and preferred equity in an issuer’s capital structure. Unsecured debt generally offers fixed returns in the form of interest payments. Due to its higher risk profile and often less restrictive covenants compared to first lien and second lien debt, unsecured debt generally bears a higher stated interest rate than first lien and second lien debt.

•

Securitized debt. The Company’s CLO investments will be backed by a portfolio of senior secured loans and may include senior or mezzanine CLO debt tranches (rated investment grade), mezzanine CLO debt tranches (rated below investment grade or unrated), subordinated CLO equity tranches (unrated), leveraged loans (including third-party-managed warehouse facilities that hold such loans in anticipation of expected CLO issuance) and vehicles that invest indirectly in CLO securities or leveraged loans.

The Company’s debt investments will typically be structured with the maximum seniority and collateral that the Company can reasonably obtain while seeking to achieve its total return target. The Adviser will seek to limit the downside potential of the Company’s investments by:

•	requiring a total return on the Company’s investments (including both interest and, in certain instances, potential equity appreciation) that compensates the Company for credit risk;

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mitigating non-credit related risks on the Company’s investments, including call protection provisions to protect future payment income. In addition, most of the Company’s investments are expected to be floating rate in nature, which the Adviser believes will help act as a portfolio-wide hedge against inflation; and

•

negotiating covenants in connection with the Company’s investments consistent with preservation of the Company’s capital. Such restrictions may include affirmative covenants (including reporting requirements), negative covenants (including financial covenants), lien protection, change of control provisions and, depending on the size, nature and performance of the transaction, the Company may occupy a seat or serve as an observer on a portfolio company’s board of directors or similar governing body.

Within the Company’s portfolio, the Adviser will aim to maintain the appropriate proportion among the various types of first lien debt, second lien debt and unsecured debt to allow the Company to achieve its investment objective while seeking to minimize the risk of permanent loss. There can be no assurance that the Company’s sought after investment characteristics will be attained in any or all circumstances or that any strategy to limit downside risk will be successful.

Opportunistic Investments. Although not expected to be a primary component of the Company’s investment strategy, the Company may also selectively make investments in portfolios of loans, receivables or other debt instruments, traded loans and securities of corporate issuers when market conditions create opportunities with a compelling risk profile, and potential strategic opportunities, including acquisitions of other private and public finance companies, business development companies and asset managers.

Equity Investments. In certain instances, the Company may also make equity or equity-related investments (including common stock, preferred shares, securities convertible into common stock and warrants).

Investment Process

Sourcing

The Private Credit Team’s investment process begins with sourcing investment opportunities, and the Company believes Adams Street’s core focus on private equity general partners and its integrated platform provide a highly differentiated sourcing advantage and access to a large number of high-quality debt investment opportunities.

A majority of opportunities are expected to come directly from private equity sponsors already known to Adams Street either through:

•	Historical relationships originating from Adams Street’s existing primary investment, secondary investment, or co-investment activities, or

•	The Private Credit Team’s prior experience and existing individual relationships.

The longevity of Adams Street’s private equity investment program in primaries and secondaries, plus the breadth of its advisory board seats, provides Adams Street with a distinct knowledge advantage and a preferred position in sourcing deals.

Adams Street has invested with hundreds of private equity general partners (“GPs”) and currently holds hundreds of advisory board seats. Adams Street believes that these sponsor relationships, spanning across debt, equity, and strategic partnerships, position the Company as a true financing partner as opposed to solely a source of debt financing. The Company is intended to benefit from Adams Street’s significant alignment with the sponsor community in several meaningful ways, including (i) increased deal funnel as sponsor relationships across the firm drive new inbound financing opportunities, (ii) proprietary insight into sponsor portfolio companies, including financing structures and maturity information, which the team can use to preempt refinancing conversations, (iii) opportunities to match competitor proposals (i.e., last look) and (iv) increased opportunities to obtain sole-sourced or leadership positions in investments, which often include additional economics to the Company and greater control and oversight of the investment. In many instances, the Private Credit Team will have proprietary access to historical company information through Adams Street’s firmwide proprietary database, which houses historical limited partner reporting packages, advisory board materials, and due diligence documents across active, prior, and potential GP relationships spanning 45+ years. These resources provide performance, strategy, and valuation insights, which are often unavailable to Adams Street’s competitors and which provide the Company with a significant information advantage in the market.

The middle-market space in particular tends to be very relationship-oriented and, unlike the broadly syndicated market, a majority of debt financing opportunities here are initiated directly by private equity sponsors. Mid-market opportunities, which comprise Adams Street’s main focus, are in fact not easily accessible to unknown third parties. The fact that Adams Street has a deep and extensive network of relationships with private equity sponsors not only provides preferred access to opportunities, but also ensures Adams Street’s investment professionals are competitively positioned to win deals.

An additional source of deal flow is through investment banks, debt placement agents, attorneys, and accountants. While Adams Street’s position in the market generates a good volume of inbound deal flow, active marketing (i.e., routine visits, telephone calls, and email correspondence with equity sponsors) by the Private Credit Team and Adams Street as a whole is important to maintaining a steady flow of deals.

Screening & Due Diligence

The Private Credit Team’s interaction with the lead sponsor in connection with each investment is very important. Quick and thoughtful feedback, efficient yet in-depth due diligence, and extensive third-party review (accounting, legal, etc.) are essential ingredients to maintaining a steady and productive flow of debt financing opportunities over time.

After receiving information about a potential investment opportunity, the Private Credit Team will quickly triage a deal and determine whether or not it merits further attention. Often, deals are declined during the screening process if the Private Credit Team determines that the prospective portfolio company or industry falls outside of its investment parameters. To the extent the deal passes the initial screening, it then moves on to the diligence phase.

The diligence effort is led by the Private Credit Team, in collaboration with the lead sponsor. This effort incorporates the sponsor’s due diligence on the prospective portfolio company investment, but goes further to include additional reference calls, financial review, cash flow modeling/sensitivity analysis, meetings with management, site visits, industry diligence, and accounting and legal review. Due diligence progress is reported and discussed among the entire Private Credit Team as part of their weekly team meetings, and in some cases more frequently. All members of the Private Credit Team are encouraged to participate in these deal discussions and provide feedback as to their assessment of prospective portfolio company risks and opportunities.

The Private Credit Team uses both internal and external research to support the broader investment and due diligence process. Most investments start with a significant amount of desktop research, which leverages information that might already exist in Adams Street’s proprietary database and analytics tool, ASPIRE (Adams Street Partners Investment Research Explorer), public filings, materials from previous transactions, etc. In addition, the Private Credit Team uses third-party data providers such as Preqin, CapIQ, LCD, and PitchBook to supplement internal and publicly available information resources. The Private Credit Team also has access to equity research from investment banks, including all major bulge bracket banks. All of this ensures Adams Street’s investment teams have access to a broad range of industry data that enables them to make more informed investment decisions.

Further, the Private Credit Team’s deep sponsor network provides industry and prospective portfolio company specific research that is valuable and used during the investment process. In many instances, the Private Credit Team will have proprietary access to historical prospective portfolio company information through Adams Street’s firmwide proprietary database, advisory board materials, and due diligence documents across active, prior, and potential GP relationships spanning 45+ years. These resources often provide performance, strategy and valuation insights, which are not available to Adams Street’s competitors. Third-party research sources are also used to gain access to industry experts and are a critical, primary source of research used to evaluate potential investments. All of Adams Street’s research as it relates to private credit is done by the Private Credit Team with help from Adams Street’s Performance Reporting and Analysis Team and Investment Strategy and Risk Management Team.

While deal teams are responsible for driving the due diligence process, the Investment Committee is responsible for voting on proposed investments. The Investment Committee meets regularly to discuss any potential investments. Adams Street’s investment process is built around a team-oriented decision-making function which leverages the collective experience of all members of the investment team.

Investment Criteria

In evaluating investment opportunities, Adams Street seeks to identify and invest in established issuers with a long history of profitability, sustainable presence in their respective markets, backing by strong sponsors and led by experienced management teams. Some of the factors examined when making investment selections include:

•	The experience, track record, and motivation of the lead sponsor;

•	The prior demonstrated operating performance of the management team along with their motivation, including level of reinvestment;

•	The profile, competitive landscape and prospects of the industry segment (e.g., barriers to entry, level of capital intensity, margin trends, variability of revenues, growth rates, etc.);

•	Defensibility of prospective portfolio company’s market position;

•	Prospective portfolio company specific metrics, including margins, revenue growth and free cash flow profile;

•	Purchase price paid relative to mergers and acquisitions and public comparables, and relative to multiples over historical cycles; and

•	Capital structure considerations, including debt multiples, cost of capital, covenant levels, creditor rights/protections, and level of equity contribution.

Monitoring

The Adviser will employ an approach with respect to its investments whereby members of the Private Credit Team that are responsible for leading and underwriting an investment are also responsible for its ongoing monitoring and risk management. The Adviser believes that this approach will lead to greater connectivity between the Adviser and its portfolio companies, improved access to information and increased accountability, while simultaneously reducing the risk of knowledge loss that exists when the sourcing, due diligence and monitoring roles are bifurcated.

After the investment decision is made and the deal is closed, the Private Credit Team remains responsible for proactively monitoring the investment. The ongoing monitoring of investments conducted by the Private Credit Team includes:

•	Portfolio company board observer seats (in certain cases)

•	Monthly valuation discussions

•	Regular contact with the sponsor and portfolio company management

•	Review of management prepared performance reports

•	Review of independent compliance certificates

In certain investments, the team will take a board observer role to actively monitor the underlying credit. Responsibilities include analyzing monthly, quarterly, and annual financial reports, participating in periodic update meetings or telephone calls, attending annual meetings, advisory board and informal meetings as appropriate, and making visits to the underlying portfolio companies as warranted.

This level of activity provides a breadth of information that enables the Company to better manage existing portfolio investments, make intelligent new investment decisions, stay ahead of any potential issues, and generate attractive risk-adjusted returns. As such, the monitoring process is critical and helps the team make future investment decisions.

Valuation Process

The Board has designated the Adviser as the Company’s valuation designee in accordance with Rule 2a-5 under the 1940 Act (the “Valuation Designee”) to value each investment in the Company’s portfolio, subject to the oversight of the Board of Trustees. Investments for which market quotations are readily available are recorded at such market quotations, after evaluating whether such market quotations are representative of fair value. With respect to investments for which market quotations are not readily available, it is expected that the Adviser, as the Valuation Designee, based on input of the Adviser’s valuation committee and one or more independent valuation firms that are engaged at the direction of the Adviser’s valuation committee, will perform fair value determinations for such investments in good faith, in accordance with the Adviser’s valuation policy and procedures (the “Valuation Policy”), adopted by and subject to the supervision of the Board of Trustees and pursuant to a consistently applied valuation process. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters — Determination of NAV – Valuation of Portfolio Securities.”

Liquidating Investments

In general, the Company expects its Middle Market Senior Loans to be repaid before their maturity through either a refinancing or recapitalization event or a sale of the underlying portfolio company. The lead sponsor typically determines the timing and method of exit. The probability and timing of exit varies across the portfolio and is dependent on the type of investment/instrument, the type of business involved and the views of the management team of the underlying portfolio company and the lead sponsor.

There can be no assurance that the Company’s investment objective will be achieved or that losses will be avoided. There can be no assurance that the Company’s yield target for investments will be achieved.

Allocation of Investment Opportunities

Adams Street will provide investment management services to pooled investment vehicles, including the Company and other ASP Entities. See “Item 7. Certain Relationships and Related Transactions and Trustee Independence.”

Adams Street will share any investment and sale opportunities with the Company and other ASP Entities in accordance with the Advisers Act and firm-wide allocation policies. Subject to the Advisers Act and as further set forth herein, certain other ASP Entities may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other ASP Entities’ respective governing documents.

In addition, as a BDC regulated under the 1940 Act, the Company will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Company’s ability to make investments or enter into other transactions alongside other ASP Entities.

The Company, the Adviser and other related entities have been granted the Co-Investment Exemptive Order. Pursuant to the Co-Investment Exemptive Order, the Company generally will be permitted to co-invest alongside certain of its affiliates if the Company and each affiliate participating in the transaction acquire, or dispose of, as the case may be, the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and generally with substantially the same other terms. In addition, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Trustees will be required to make certain findings in connection with certain co-investment transactions. The Co-Investment Exemptive Order contains certain conditions that limit or restrict the Company’s ability to participate in such investment opportunities. In such cases, the Company may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment.

Managerial Assistance

As a BDC, the Company will offer, and will be required to provide upon request, managerial assistance to its portfolio companies. This assistance could involve, among other things, monitoring the operations of the Company’s portfolio companies, participating in portfolio company board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. The Company may also receive fees for these services. The Administrator or an affiliate of the Administrator will provide, or arrange for the provision of, such managerial assistance on the Company’s behalf to portfolio companies that request this assistance. The Company may receive fees for these services and reimburse the Administrator and/or an affiliate of the Administrator, as applicable, for its allocated costs in providing such assistance, subject to the review and approval by the Board of Trustees, including the Independent Trustees.

Investment Advisory Agreement

General

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.

Subject to the overall supervision of the Board of Trustees, the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, the Company pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Adviser will be responsible for the following:

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managing the investment and reinvestment of the Company’s assets in accordance with the Company’s investment objective, policies and restrictions, the 1940 Act, the Advisers Act and all other applicable federal and state law, and the Organizational Documents;

•	determining the composition of the Company’s portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments made by the Company (including by performing due diligence on prospective investments);

•	executing, closing, servicing and monitoring the Company’s investments;

•	determining the securities and other assets that the Company will purchase, retain or sell; and

•

providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment and reinvestment of the Company’s assets.

The Adviser’s services under the Investment Advisory Agreement will not be exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as it remains able to perform its obligations to the Company under the Investment Advisory Agreement and Administration Agreement.

Term

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for an initial term of two years, and will remain in effect from year to year thereafter if approved annually by the Board of Trustees or by the holders of a Majority of the Outstanding Voting Securities (as defined below) and, in each case, a majority of the Independent Trustees.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Trustees or the Shareholders holding a Majority of the Outstanding Voting Securities. “Majority of the Outstanding Voting Securities” means the lesser of (i) 67% or more of the voting securities of the Company present or represented at a meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (ii) a majority of the outstanding voting securities of the Company. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 60 days’ written notice.

Compensation of the Adviser

The Company will pay the Adviser investment advisory fees for its services under the Investment Advisory Agreement consisting of two components: a Management Fee and an Incentive Fee. The cost of both the Management Fee and the Incentive Fee will ultimately be borne by the Shareholders.

Management Fee

The Management Fee will be payable monthly in arrears. The Management Fee will be payable at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month.

Incentive Fees

The Company will pay to the Adviser an Incentive Fee that consists of two parts: an investment income incentive fee (the “Investment Income Incentive Fee”) and a capital gains incentive fee (the “Capital Gains Incentive Fee”). The Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears, and will equal 12.5% of “Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.25% (i.e., 5.0% annualized) (the “Hurdle”), and a 100% “catch-up” feature.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company’s operating expenses accrued during the calendar quarter (including the Management Fee, expenses payable under the Administration Agreement and any interest expense or fees on any credit facilities or outstanding debt, and dividends paid on issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, expressed, as the context requires, either as a dollar value or as a rate of return on the value of the Company’s net assets at the beginning of the immediately preceding calendar quarter, will be compared to the product of (i) the Hurdle rate of 1.25% per quarter (5.0% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of the immediately preceding calendar quarter (the “Hurdle Amount”).

The Company will pay the Adviser an Investment Income Incentive Fee in each calendar quarter as follows:

•	No Investment Income Incentive Fee is payable to the Adviser in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount for such calendar quarter;

•

100% of the Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than 1.42857% for that calendar quarter is payable to the Adviser. The Company refers to this portion of the Company’s Pre-Incentive Fee Net Investment Income as the “catch-up”; and

•	12.5% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.42857% in any calendar quarter is payable to the Adviser.

Because of the structure of the Investment Income Incentive Fee, it is possible that the Company may pay an Investment Income Incentive Fee in a calendar quarter in which the Company incurs a loss. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the Hurdle Amount, the Company will pay the applicable Investment Income Incentive Fee even if the Company has incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the Hurdle Amount is calculated based on the Company’s net assets, decreases in the Company’s net assets due to realized or unrealized capital losses may increase the likelihood that the Hurdle Amount is reached and therefore the likelihood of the Company paying an Incentive Fee in a given calendar quarter. In addition, if market interest rates rise, the Company may be able to invest the Company’s funds in debt instruments that provide for a higher return, which would increase the Company’s Pre-Incentive Fee Net Investment Income and make it easier for the Adviser to surpass the fixed Hurdle rate and receive an incentive fee based on such net investment income. In addition, since the Investment Income Incentive Fee is calculated separately for each quarter, the Company’s failure to exceed the Hurdle in a particular quarter will not impact the calculation of the Investment Income Incentive Fee in a subsequent quarter. The Company’s net investment income used to calculate this component of the Incentive Fee is also included in the amount of the Company’s gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The Capital Gains Incentive Fee is an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Advisory Agreement) in an amount equal to 12.5% of realized capital gains, if any, determined on a cumulative basis from the commencement of the Company’s investment operations through the end of such calendar year (or upon termination of the Investment Advisory Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Company’s investment operations through the end of such calendar year (or upon termination of the Investment Advisory Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Limitations of Liability and Indemnification

Each of the Investment Advisory Agreement and the Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations, each of the Adviser, its affiliates and their respective officers, directors, managers, partners, Shareholders, owners, agents, employees, personnel, controlling persons, members and any other person or entity affiliated with the Adviser or its affiliates (collectively, the “Indemnified Parties”) will be entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement and the Adviser’s services under the Administration Agreement or otherwise as Adviser or Administrator for the Company. The Indemnified Parties will not be liable to the Company for any action taken or not taken by the Adviser in connection with the performance of any of its duties or obligations or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

The Company will indemnify each Indemnified Party against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser to the Company. The Company may pay the expenses incurred by the Indemnified Party in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnified Party agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Sections 17(i) and 17(h) of the 1940 Act, neither the Adviser nor any of its affiliates, directors, officers, members, employees, agents or representatives may be protected against any liability to the Company or the Company’s investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

Board Approval of the Investment Advisory Agreement

At an in-person meeting held on August 19, 2025, the Board of Trustees considered, deemed to be in the Company’s best interest, and approved the Investment Advisory Agreement in accordance with applicable 1940 Act requirements, including any SEC exemptive relief, no-action or other guidance issued by the staff of the SEC. The Board of Trustees was provided with information it required to consider the Investment Advisory Agreement, including: (a) the nature, extent and quality of the advisory and other services that the Adviser will provide to the Company, including information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (b) comparative data with respect to advisory fees or similar expenses paid by any other ASP Entities (including BDCs) with similar investment objectives; (c) the Company’s projected operating expenses and expense ratio compared to any BDCs and other accounts managed by the Adviser or its affiliates with similar investment objectives; (d) any existing and potential sources of indirect income or other benefits to the Adviser or its affiliates from its relationship with the Company; (e) the financial condition of the Adviser and its affiliates and the estimated profitability of the Investment Advisory Agreement to the Adviser; and (f) any economies of scale arising from the relationship with the Adviser that are, or should be, shared with Shareholders.

Involvement of Affiliates

The Adviser has entered into a resource sharing agreement (the “Resource Sharing Agreement”) with Adams Street, pursuant to which Adams Street provides the Adviser with experienced investment professionals and access to the resources of Adams Street so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Adviser intends to capitalize on what the Company believes to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Adams Street’s investment professionals.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Administration Agreement, the Administrator performs (or oversees, or arranges for, the performance of) administrative services, which includes, without limiting the generality of the foregoing, providing office facilities, equipment, clerical, accounting, bookkeeping, record keeping, entity set-up, closing, support, capital activity, wire processing, reconciliation, performance reporting, investment diligence and other services at such facilities and such other services as the Administrator, subject to review by the Board of Trustees, shall from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement; conducting relations with the Sub-Administrators, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; making reports to the Board of Trustees of its performance of services; and furnishing advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; maintaining financial, accounting and other records of the Company; preparing reports to Shareholders and reports and other materials filed with the SEC or any other regulatory authority; managing the payment of expenses; providing significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance; assisting the Company in determining and publishing (as necessary or appropriate) the Company’s NAV; and overseeing the preparation and filing of the Company’s tax returns and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. The Company is obligated to reimburse the Administrator (and/or one or more of its affiliates) for services performed for the Company pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the

Administrator may delegate certain of its obligations under the Administration Agreement to an affiliate and/or to a third party and the Company will reimburse the Administrator (or relevant affiliate(s)) for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year to year thereafter if approved annually by the Board of Trustees or by the holders of a Majority of the Outstanding Voting Securities and, in each case, a majority of the Independent Trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Trustees or the Shareholders holding a Majority of the Outstanding Voting Securities. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

The Administration Agreement provides that the Indemnified Parties are entitled to indemnification from the Company from and against any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Administration Agreement or otherwise as administrator for the Company, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Administration Agreement.

The Company’s Administrator has the right under the Administration Agreement to enter into one or more sub-administration agreements with Sub-Administrators pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities under the Administration Agreement.

The Administrator, on behalf of the Company, has engaged SEI Investments Global Funds Services as the Sub-Administrator pursuant to a sub-administration agreement (the “Sub-Administration Agreement”). In accordance with the Sub-Administration Agreement, the Sub-Administrator will perform certain administrative and accounting services for the Company, subject to the supervision of the Administrator, including, but not limited to: (a) maintaining books and records related to portfolio transactions, and daily position reporting; (b) assisting in the preparation of documentation for financial reporting by the Company; (c) assisting in the calculation of the NAV of the Company (in accordance with the valuation policies and procedures of the Company and the Adviser); (d) preparing investor statements; (e) reviewing subscription documents and performing anti-money laundering and know-your-customer requirements before accepting commitments to the Company; and (f) performing other regulatory, administrative and clerical services in connection with the administration of the Company pursuant to the terms of the Sub-Administration Agreement. For purposes of determining NAV, the Sub-Administrator will follow the valuation policies and procedures of the Company and the Adviser.

The fees payable to the Sub-Administrator will be based on the schedule of fees charged by the Sub-Administrator and as detailed in the Sub-Administration Agreement.

Payment of the Company’s Expenses under the Investment Advisory and Administration Agreements

Except as specifically provided below, the Company anticipates that all investment professionals and staff of the Adviser (or its affiliates), when and to the extent engaged in providing investment advisory and management services for the Company, and the base compensation, bonus and benefits, and the routine overhead expenses (including rent, utilities and office supplies), of such personnel allocable to such services, will be provided and paid for by the Adviser. The Company will bear all other costs and expenses of the Company’s operations, administration and transactions, including those expenses incurred prior to the BDC Election, and including all other costs and expenses of the Company’s operations and transactions including those relating to:

•	organizational expenses of the Company;

•	calculating the Company’s NAV, including the costs and expenses of any independent valuation firm or pricing service;

•

fees and expenses incurred by the Adviser and payable to third parties, including agents, bankers, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments, performing due diligence on prospective portfolio companies, and if necessary, in respect of enforcing the Company’s rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, whether or not consummated, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Company), any studies commissioned by the Adviser, costs of meetings, industry conferences and similar events hosted or attended by the Adviser, its affiliates or any of their respective employees and travel, lodging and meal expenses;

•

costs associated with indebtedness or guarantees, including interest payable on debt, if any, incurred by the Company to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

•	offerings of the Shares and other securities of the Company;

•	the Management Fee;

•	the Incentive Fee;

•	any distribution and/or servicing fee;

•	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;

•	any expense reimbursements;

•

fees payable to third parties, including agents, bankers, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

•	fees and expenses incurred by the Company for escrow agent, transfer agent, dividend agent, custodian, and other service providers;

•	U.S. federal and state registration and franchise fees;

•	fees payable to rating agencies;

•

U.S. federal, state and local taxes, non-U.S. taxes, and related costs and expenses, including costs of tax return preparation and other compliance costs, and costs incurred in connection with any audit or other inquiry, tax litigation or any other contests, governmental charges, fees, penalties and duties assessed or borne by the Company;

•	Independent Trustees’ fees and expenses;

•	expenses related to meetings of the Board of Trustees;

•	costs of any reports, proxy statements or other notices to Shareholders, including printing and mailing costs;

•

costs associated with individual or group Shareholders, including the costs of any Shareholders’ meetings or communications and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	costs of any activities undertaken with respect to the protection of confidential or non-public information or data;

•	costs of preparing financial statements and maintaining books and records;

•

costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, Inc., U.S. Commodity Futures Trading Commission (the “CFTC”) and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

•	costs associated with compliance with the Sarbanes-Oxley Act;

•	the Company’s allocable portion of any fidelity bond, trustees’ and officers’ errors and omissions liability insurance policies, cybersecurity policies and any other insurance premiums or other costs;

•

direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses;

•	costs of effecting sales and any repurchases of the Company’s Shares and other securities;

•

fees and expenses associated with marketing efforts (including travel expenses and costs associated with attendance at meetings, investment conferences and similar events), design and website expenses;

•	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

•	commissions and other compensation payable to brokers or dealers;

•	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•	indemnification payments;

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;

•	extraordinary or non-recurring expenses or liabilities incurred by the Company outside of the ordinary course of its business, including litigation;

•	costs of derivatives and hedging;

•	certain costs and expenses relating to distributions paid on the Company’s Shares and other securities;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments, including any potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•	costs associated with currency conversion and translation;

•	costs and expenses (including travel) in connection with the diligence and oversight of the Company’s service providers;

•	fees, costs and expenses of winding up and liquidating the Company’s assets;

•	costs associated with technology integration between the Company’s systems and those of the Company’s participating intermediaries;

•

all travel and related expenses of the directors or trustees (as the case may be), officers, managers, partners, agents and employees of the Company and Adviser (and/or its affiliates) incurred in connection with attending meetings of the Board of Trustees or Shareholders or performing other business activities that relate to the Company;

•	dues, fees and charges of any trade association of which the Company is a member;

•	costs associated with events and trainings of the Board of Trustees (including travel);

•

third party costs incurred in connection with gathering, analyzing and reporting environmental, social or governance information related to the Company’s portfolio investments, if any, including such information related to or required by applicable U.S. or non-U.S. law, or regulation;

•	costs incurred in connection with structuring, organizing, operating, maintaining and liquidating entities or vehicles to hold the Company’s assets for tax or other purposes; and

•

any and all other expenses incurred by the Company or the Adviser (and/or its affiliates) in connection with administering the Company’s business, including payments made under the Administration Agreement based upon the Company’s allocable portion (subject to the review and approval of the Independent Trustees) of the Adviser’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company’s officers who provide operational, administrative, legal, compliance, finance and accounting services to the Company, including the Company’s chief compliance officer and chief financial officer, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser and/or its affiliates) and assist with the preparation, coordination, and administration of the foregoing or provide other “back-office” or “middle-office” financial or operational services to the Company. Notwithstanding anything to the contrary contained herein, the Company is obligated to reimburse the Adviser (and/or its affiliates) for an allocable portion of the compensation paid by the Adviser (and/or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company and in acting on behalf of the Company).

For the avoidance of doubt, the Company shall be responsible for the foregoing costs and expenses set forth above incurred during periods prior to the date on which the Company commenced operations.

Expense Support and Conditional Reimbursement Agreement

The Company has entered into an Expense Support Agreement (the “Expense Support Agreement”) with the Adviser, pursuant to which the Adviser and/or its affiliates may elect to pay certain of the Company’s expenses, including those expenses incurred prior to the BDC Election, on the Company’s behalf (“Expense Payments”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees. Any Expense Payment that the Adviser and/or its affiliates commit to pay must be paid by the Adviser and/or its affiliates to the Company in any combination of cash or other immediately available funds no later than ninety (90) days after such commitment is made in writing, and/or offset against amounts due from the Company to the Adviser and/or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess referred to as “Excess Operating Funds”), the Company will pay such Excess Operating Funds, or a portion thereof, to the Adviser, or its affiliates, until such time as all Expense Payments made by the Adviser and/or its affiliates to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company under the Expense Support Agreement are referred to as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any calendar month will equal the lesser of (i) the Excess Operating Funds in such month and (ii) the aggregate amount of all Expense Payments made by the Adviser and/or its affiliates to the Company within three years prior to the last business day of such calendar month that have not been previously reimbursed by the Company to the Adviser and/or its affiliates; provided that the Adviser and/or its affiliates may waive their right to receive all or a portion of any Reimbursement Payment in any particular calendar month, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement and provided further that for any Expense Payments made by the Adviser to or on behalf of the Company prior to the BDC Election, the relevant period shall be within three years of the BDC Election.

The Company’s obligation to make a Reimbursement Payment will automatically become a liability on the last business day of the applicable calendar month, except to the extent the Adviser and/or its affiliates have waived their right to receive such payment for the applicable month. The Reimbursement Payment for any calendar month will be paid by the Company to the Adviser and/or, as applicable, its affiliates in any combination of cash or other immediately available funds as promptly as possible following such calendar month and in no event later than ninety (90) days after the end of such calendar month.

Either the Company or the Adviser may terminate the Expense Support Agreement at any time, with or without notice, without the payment of any penalty, provided that any Expense Payments that have not been reimbursed by the Company to the Adviser and/or its affiliates will remain the Company’s obligation following any such termination, subject to the terms of the Expense Support Agreement.

License Agreement

The Company has entered into a License Agreement (the “License Agreement”) with Adams Street (and any other relevant entities), pursuant to which Adams Street will grant the Company a non-exclusive, royalty-free license to use the names “Adams Street,” “Adams Street Advisors,” “Adams Street Partners,” “ASA,” “ASP” or derivatives thereof (the “Adams Street Names”). Under the License Agreement, the Company will have a right to use the Adams Street Names for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the Adams Street Names or any related logo.

Resource Sharing Agreement

The Adviser has entered into the Resource Sharing Agreement with Adams Street. Under the Resource Sharing Agreement, Adams Street provides the Adviser experienced investment professionals and access to the senior investment personnel and other resources of Adams Street. The Resource Sharing Agreement should provide the Adviser with access to deal flow generated by Adams Street’s professionals and commits certain investment professionals of Adams Street to serve in an oversight capacity. The Adviser intends to capitalize on what the Company believes to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Adams Street’s investment professionals.

The Private Offering

The Company will offer Shares on a continuous basis in a private offering in reliance on exemptions from the registration requirements of the 1933 Act, including the exemption provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, Regulation S under the 1933 Act and other exemptions from the registration requirements of the 1933 Act, in connection with which the Company intends to enter into Subscription Agreements with investors. The Adviser reserves the right, in its sole discretion, to accept or reject any (i) Subscription Agreement and (ii) subscription, in whole or in part.

Following the BDC Election, the Company intends to commence holding monthly closings for its private offering. Shares will be able to be purchased as of the first business day of each calendar month at the Company’s NAV per Share as determined as of the last calendar day of the immediately preceding month, plus any applicable sales load or selling commissions charged by financial intermediaries. Each effective date on which Shares are delivered is referred to as a “Closing Date.” Investors will be required to fund the full purchase price of Shares in connection with a subscription request, except as otherwise provided below. Each prospective investor will be required to complete a Subscription Agreement certifying, among other things, that the Shares being purchased are being acquired by an eligible investor. Prior to a Closing Date, and to the receipt and acceptance of the Subscription Agreement, a prospective investor’s funds will be held in an escrow account at State Street Bank and Trust Company, the Company’s transfer agent, in accordance with Rule 15c2-4 under the 1934 Act. A prospective investor will not become a Shareholder of the Company, and will have no rights (including any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date. The Company, in its discretion, may suspend the offering at any time (on temporary or permanent basis).

Adams Street and/or its affiliates may contribute a portion of the proceeds used to purchase Shares of the Company on behalf of certain Shareholders from their own resources. Such payments may continue for a specified period of time and/or until a specified dollar amount is reached. Such payments will be made from the assets of Adams Street and/or affiliates thereof (and not the Company). For federal income tax purposes, such payments may adjust the Shareholder’s tax basis in such shares of the Company on a per-share basis or constitute taxable income to such Shareholder depending upon the circumstances.

Generally, the stated minimum initial investment in this private offering will be $10,000. All subsequent purchases for the Company, except for those made under the Company’s distribution reinvestment plan (the “DRIP”), are subject to a minimum investment size of $500 per transaction. Notwithstanding the foregoing, lesser amounts may be accepted, including from Company officers, Independent Trustees and employees of the Adviser or its affiliates, in the Adviser’s sole discretion. In addition, the Adviser has the ability, in its discretion, to waive the minimum investment requirements and may accept investments of lesser amounts from financial intermediaries, including, but not limited to, circumstances where registered investment advisers, broker-dealers or similar financial intermediaries investing on behalf of their clients, provide an executed letter acknowledging such financial intermediaries intend to invest at least $10,000 in aggregate investments.

The Company may, for a period of time, require investors to fund their investments over time and purchase Shares up to the amount of their respective investment on an as-needed basis each time the Company delivers a Drawdown Notice. Shareholders who do not fully fund their investment will be required to fund Drawdowns as described below. Investments of less than $1 million must be fully funded at the time of acceptance by the Company. The Company may waive this requirement at its sole discretion.

The Company is initially offering one class of Shares—the Class I Shares—and may offer additional classes of Shares in the future. The Company and the Adviser intend to apply for exemptive relief from the SEC that, if granted, will permit the Company to issue multiple classes of the Company’s Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company’s discretion. The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

In addition, the Company is currently conducting a private offering of its Series A Preferred Shares to unaffiliated individual investors who are “accredited investors” as defined in Regulation D of the 1933 Act, which is expected to close in April 2026. Pursuant to the Preferred Offering, the Company expects to issue and sell up to 515 shares of Series A Preferred Shares for an aggregate purchase price of $1,545,000. The holders of the Series A Preferred Shares will be subject to certain dividend, voting, liquidation and other rights that are more fully described below in “Item 11. Description of Registrant’s Securities to be Registered — Preferred Shares.”

Term

The Company is an investment vehicle of indefinite duration. In the event of the Company’s liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company has paid or otherwise provided for all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred shares, if any preferred shares are outstanding at such time. For the purposes of this paragraph, a merger or consolidation of the Company with or into any other corporation or other entity, or a sale or conveyance of all or any part of its property or assets will not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

Emerging Growth Company

The Company is an “emerging growth company” as defined in the JOBS Act until the earliest of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering, if any, of Shares of the Company, (ii) in which the Company has total annual gross revenue of at least $1.235 billion or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of its Shares held by non-affiliates exceeds $700 million as of the date of the Company’s most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

Distribution Reinvestment Plan

The Company has adopted an “opt out” DRIP that will provide for reinvestment of the Company’s distributions on behalf of the Company’s Shareholders, unless a Shareholder elects to receive cash. As a result, if the Board of Trustees authorizes, and the Company declares, a cash dividend or other distribution, then Shareholders who do not “opt out” of the DRIP will have their cash distributions automatically reinvested in additional Shares, rather than receiving cash distributions. Investors can elect to “opt out” of the DRIP in their Subscription Agreements.

The Company will use newly-issued Shares to implement the DRIP, with such Shares to be issued at NAV. The number of Shares to be issued to a Shareholder will be determined by dividing the total dollar amount of the distribution payable to such Shareholder by the then-current NAV per Share (subject to adjustment to the extent required by Section 23 of the 1940 Act). The number of Shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per Share at which additional Shares will be issued has been determined and the elections of Shareholders have been tabulated. There will be no brokerage or other charges to Shareholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by the Company.

Shareholders who receive dividends and other distributions in the form of Shares are generally subject to the same U.S. federal, state and local tax consequences as Shareholders who elect to receive their distributions in cash. Since a participating Shareholder’s cash distributions will be reinvested, however, such Shareholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a dividend or other distribution from the Company will generally be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

Those Shareholders who participate in the plan and hold Shares through a broker or other financial intermediary may opt out of the plan and receive distributions in cash by notifying their broker or other financial intermediary of their election. Shareholders that participate in the plan in a brokerage account may not be able to transfer the Shares to another broker and continue to participate in the plan.

A Shareholder is free to terminate participation in the Company’s DRIP at any time by submitting a letter of instruction terminating their account under the Company’s plan to the plan administrator. Such termination shall be effective immediately if the Shareholder’s notice is received by the plan administrator no later than 10 days prior to the record date for an applicable distribution; otherwise, such termination shall be effective only with respect to any subsequent distributions. The plan may be terminated by the Company upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend or other distribution by the Company. All correspondence concerning the plan should be directed to the plan administrator. The contact information for the plan administrator is available upon request from the Adviser.

Employees

The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. Each of the Company’s executive officers described under “Item 5. Trustees and Executive Officers” is employed by the Adviser or its affiliates. The Company’s day-to-day investment operations will be managed by the Adviser. The services necessary for the origination and administration of the Company’s investment portfolio will be provided by investment professionals employed by the Adviser or its affiliates. The Private Credit Team will focus on origination and transaction development and the ongoing monitoring of the Company’s investments. In addition, the Company will reimburse the Adviser for the Company’s allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement and the Investment Advisory Agreement, including the Company’s allocable portion of the cost of the Company’s officers and their respective staffs. See ”Item 1. Business — Investment Advisory Agreement” and ”Item 1. Business — Administration Agreement.”

Regulation as a BDC

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as Qualifying Assets, unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the Company’s total assets. The principal categories of Qualifying Assets relevant to the Company’s business are any of the following:

(i)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an Investment Company (other than a small business Investment Company wholly owned by the BDC) or a company that would be an Investment Company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(A)	does not have any class of securities that is traded on a national securities exchange;

(B)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(C)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(D)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(ii)	Securities of any eligible portfolio company controlled by the Company.

(iii)

Securities purchased in a private transaction from a U.S. issuer that is not an Investment Company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(iv)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

(v)	Securities received in exchange for or distributed on or with respect to securities described in (i) through (iv) above, or pursuant to the exercise of warrants or rights relating to such securities.

(vi)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (i), (ii) or (iii) above.

Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company, but may exist in other circumstances based on the facts and circumstances.

The regulations defining Qualifying Assets may change over time. The Company may adjust the Company’s investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, the Company’s investments could consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company’s assets would be Qualifying Assets. The Company may invest in highly rated commercial paper, U.S. government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. Consequently, repurchase agreements are functionally similar to loans. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, the 1940 Act and certain diversification tests in order to qualify as a RIC for federal income tax purposes typically require the Company to limit the amount the Company invests with any one counterparty. Accordingly, the Company does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which the Company may enter into repurchase agreement transactions.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. Under the 1940 Act, the Company may generally only offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) Shareholders authorize the proposal to issue such warrants, and the Board of Trustees approves such issuance on the basis that the issuance is in the Company’s and the Shareholders’ best interests and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed.

Senior Securities; Asset Coverage Ratio

The Company is generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the Shares if its asset coverage, as defined in the 1940 Act, would be at least equal to 200% immediately after each such issuance. However, a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, the Company is permitted to borrow up to $1 for every $1 of investor equity (or, if certain requirements are met, the Company can borrow up to $2 for every $1 of investor equity). Prior to the BDC Election, the Company expects to obtain the approval of its initial Shareholder of a proposal to reduce the asset coverage ratio to 150%; therefore, the Company expects that the asset coverage ratio applicable to the Company’s senior securities will be 150%.

In addition, while any senior securities remain outstanding, the Company would be required to make provisions to prohibit any dividend distribution to the Company’s Shareholders or the repurchase of such securities or Shares unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Company would also be permitted to borrow amounts up to 5% of the value of the Company’s total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Sarbanes-Oxley Act

The Company will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. The Company, however, is not required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act, and will not be required to comply with certain of the requirements of Section 404 until the earlier of (i) the Company’s Annual Report on Form 10-K for the year ending December 31, 2027 or (ii) the date the Company is no longer an emerging growth company under the JOBS Act. Accordingly, the Company’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Company will eventually be required to meet. The Company is in the process of building out the Company’s internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will apply to the Company. For example:

•

pursuant to Rule 13a-14 of the 1934 Act, the Company’s co-principal executive officers and principal financial officer will be required to certify the accuracy of the financial statements contained in its periodic reports;

•	pursuant to Item 307 of Regulation S-K, the Company’s periodic reports will be required to disclose its conclusions about the effectiveness of its disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the 1934 Act, the Company’s management will be required to prepare an annual report regarding its assessment of the Company’s internal control over financial reporting after the Company has been subject to the reporting requirements of the 1934 Act for a specified period of time and, starting from the date on which the Company ceases to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by the Company’s independent registered public accounting firm should the Company become an accelerated filer; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the 1934 Act, beginning with the Company’s fiscal year ending December 31, 2027, the Company’s periodic reports will be required to disclose whether there were significant changes in its internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require the Company to review its current policies and procedures to determine whether the Company complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor its compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that it is in compliance therewith.

Code of Ethics

The Company and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code of ethics are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code of ethics’ requirements. The code of ethics will be available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

Affiliated Transactions

The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters without prior approval of the directors who are not “interested persons” (as that term is defined in the 1940 Act) of the BDC or of its investment adviser, and in some cases, the prior approval of the SEC. The Company expects to rely on exemptive relief granted by the SEC to allow the Company to co-invest with other ASP Entities, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, the Company generally expects to be permitted to co-invest with certain of its affiliates pursuant to the conditions of the exemptive order, including that the participants in such co-investment transaction acquire or dispose of the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and with substantially the same other terms. In certain cases where an existing or future investment fund or account managed by Adams Street or any of its affiliates has a pre-existing investment in an issuer in which we and such other investment funds or accounts will co-invest, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board of Trustees will be required to take steps set forth in Section 57(f) of the 1940 Act, including approving the transaction on the basis that, in relevant part (i) the terms of the transaction, including the consideration to be paid or received, are reasonable and fair to the Shareholders and do not involve overreaching of us or Shareholders on the part of any person concerned; (ii) the proposed transaction is consistent with the interests of the Shareholders and the Company’s policy as recited in filings made by the Company with the SEC and its reports to Shareholders; and (iii) the Board of Trustees records in its minutes and preserves in its records a description of the transaction, its findings, the information or materials upon which its findings were based, and the basis for its findings. The Adviser’s co-investment policy incorporates the conditions of the exemptive relief and seeks to ensure equitable allocation of investment opportunities between the Company and other ASP Entities. As a result of exemptive relief, there could be significant overlap in the Company’s investment portfolio and the investment portfolios of other ASP Entities that could avail themselves of the exemptive relief.

Other

The Company has adopted an investment policy that complies with the requirements applicable to the Company as a BDC. The Company expects to be periodically examined by the SEC for compliance with the 1940 Act and is subject to the periodic reporting and related requirements of the 1934 Act.

The Company is also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, the Company is prohibited from protecting any director or officer against any liability to the Company’s Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

The Company is also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

The Company is not permitted to change the nature of the Company’s business so as to cease to be, or to withdraw the Company’s election as, a BDC unless approved by a majority of the Company’s outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of:

(i)	67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or

(ii)	more than 50% of the outstanding shares of such company.

None of the Company’s investment policies are fundamental, and thus may be changed without Shareholder approval.

The Company is not generally able to issue and sell Shares at a price below NAV per Share. The Company may, however, issue and sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current NAV of Shares if (i) the Board of Trustees determines that such sale is in the Company’s best interests and the best interests of the Company’s Shareholders, and (ii) the Company’s Shareholders have approved the Company’s policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the Company’s securities are to be issued and sold may not be less than a price which, in the determination of the Board of Trustees, closely approximates the market value of such securities.

The Company may invest up to 100% of the Company’s assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, the Company may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the 1933 Act. The Company’s intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of the Company’s portfolio companies, except that the Company may enter into hedging transactions to manage the risks associated with interest rate or currency fluctuations. However, the Company may purchase or otherwise receive warrants to purchase the common stock of the Company’s portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, the Company may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

The Company also does not intend to acquire securities issued by any investment company (each, an “Investment Company”) that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, the Company generally cannot acquire more than 3% of the voting shares of any registered Investment Company, invest more than 5% of the value of the Company’s total assets in the securities of one Investment Company, or invest more than 10% of the value of the Company’s total assets in the securities of more than one Investment Company. With regard to that portion of the Company’s portfolio invested in securities issued by Investment Companies, if any, it should be noted that such investments might subject Shareholders to additional expenses as they are indirectly responsible for the costs and expenses of such Investment Companies.

Proxy Voting Policies and Procedures

The Company has delegated the Company’s proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and the Company’s Independent Trustee, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in the best interests of the Company’s clients. As part of this duty, the Adviser recognizes that the Adviser must vote client securities in a timely manner free of conflicts of interest and in the best interests of the Company’s clients.

These policies and procedures for voting proxies for the Company’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.

The Adviser will vote proxies relating to its clients’ securities in the best interest of its clients’ shareholders. The Adviser will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, the Adviser may vote for such a proposal if there exists compelling long-term reasons to do so.

The Adviser’s proxy voting decisions will be made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that the Company’s vote is not the product of a conflict of interest, the Adviser will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

Shareholders may obtain information about how the Adviser voted proxies by making a written request for proxy voting information to: Adams Street Credit Solutions Fund, Attention: Adams Street Advisors, LLC, One North Wacker Drive, Suite 2700, Chicago, IL 60606.

Anti-Money Laundering Requirements

In order to comply with applicable anti-money laundering requirements, the investor must, except as otherwise agreed by the Adviser, represent and warrant in its Subscription Agreement with the Company that (i) neither the investor, nor any of its affiliates or beneficial owners is: a prohibited country, territory, or person or entity listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), a “senior foreign political figure,” or any “immediate family member” or “close associate” of a senior foreign political figure, as such terms are defined below, or a “foreign shell bank” within the meaning of the BSA (each as defined in the Subscription Agreement), and (ii) the investor will use its best reasonable efforts to ensure that: (a) no contribution or payment by the investor to the Company shall be derived from, or related to, any activity that is deemed criminal under U.S. or non U.S. law or regulation; (b) no contribution or payment by the investor to the Company, to the extent that such contribution or payment is within the investor’s control, and no distribution to the investor (assuming such distribution is made in accordance with instructions provided to the Adviser by the investor) shall cause the Company, the Adviser or any of their affiliates to be in violation of any law, regulation or administrative pronouncement applicable to the Company, the Adviser or any of their affiliates, including the BSA, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Anti-Money Laundering Act of 2020, in each case, as such statute may be amended and any successor statute thereto and including all regulations promulgated thereunder, as well as any other applicable laws, regulations or administrative pronouncements concerning money laundering, criminal activities or government sanctions; and (c) all contributions by such investor to the Company and all distributions to such investor from the Company will be made in the name of the investor and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the BSA. The investor must also represent and warrant that it has determined that the funds being invested by the investor in the Company do not come from corruption. The investor must also agree, except as otherwise agreed by the Adviser, that pursuant to anti-money laundering laws and regulations, the Adviser may be required or determine that it is necessary and appropriate to collect documentation verifying the investor’s identity and the source of funds used to acquire the Shares before, and from time to time after, acceptance by the Adviser of the Subscription Agreement.

Privacy Policy

The Company is sensitive to the privacy concerns of the Company’s investors. The Company has a policy of protecting the confidentiality and security of information it collects about investors as well as providing privacy notices to help investors better understand why and how the Company collects certain personal information, the care with which the Company treats that information, and how the Company uses that information.

Pursuant to the Company’s privacy policies, the Company will provide a clear and conspicuous notice to each Shareholder that details the Company’s privacy policies and procedures at the time of subscription.

Reporting Obligations

The Company will furnish the Company’s Shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as it determines to be appropriate or as may be required by law.

Once this Registration Statement becomes effective, the Company will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require the Company, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Additionally, the Company will be subject to the proxy rules in Section 14 of the 1934 Act and the Trustees, executive officers and certain Shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act.

The SEC maintains a website at www.sec.gov, via which the Company’s SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Company and to an investment in the Shares. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this Registration Statement does not describe tax consequences that the Company has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Shares as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, RICs, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons are urged to consult with their own tax advisors as to the U.S. federal income tax consequences of an investment in the Company, which may differ substantially from those described herein. This summary assumes that Shareholders hold the Shares as “capital assets” within the meaning of Section 1221 of the Code.

The discussion generally describes the tax consequences to investors of certain likely investments assuming that they are held by the Company directly or through subsidiaries that are transparent, i.e., disregarded or treated as partnerships, for U.S. federal income tax purposes, including entities that engage in investment activities in securities or other assets that are primarily controlled by the Company. The Company will comply with the provisions of the 1940 Act governing investment policies, capital structure, and leverage on an aggregate basis with such subsidiary. Each such subsidiary will also be subject to the Company’s compliance policies and procedures, including compliance with applicable provisions of the 1940 Act relating to affiliated transactions. To the extent the Company forms additional wholly owned subsidiaries, the assets held by those subsidiaries would be custodied in compliance with Section 17(g) of the 1940 Act and the rules thereunder. Each such subsidiary will not engage in active portfolio management, and all collateral held by such subsidiary is consistent with the Company’s principal investment strategies and principal risks.

However, the Company may in the future hold at least some investments through subsidiaries that are not transparent for U.S. federal income tax purposes. The Company may choose (but is not required) to hold investments through a non-transparent subsidiary in order to address 1940 Act issues, tax considerations, or for other reasons. Some non-transparent subsidiaries, e.g., U.S. corporate subsidiaries, may involve subsidiary-level tax leakage. The Adviser, in its sole discretion, will determine whether to hold particular investments through non-transparent subsidiaries.

The discussion is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Company has not sought and will not seek any ruling from the IRS regarding this offering. Prospective investors should be aware that, although the Company intends to adopt positions the Company believes are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with such tax positions and that, if challenged by the IRS, the Company’s tax positions might not be sustained by the courts. This summary does not address tax consequences arising under the tax laws of any state, locality or non-U.S. jurisdiction and this summary does not address any U.S. federal non-income tax (such as U.S. federal estate or gift tax laws) or the consequences under any income tax treaty. It also does not discuss the special treatment under U.S. federal income tax laws that could result if the Company invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

•

a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder or a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares is urged to consult its tax advisors with respect to the purchase, ownership and disposition of such Shares.

The U.S. federal income tax laws are complex, and each prospective investor’s circumstances may affect its tax consequences. Consequently, investors are urged to consult their tax advisors as to the specific tax consequences of the acquisition, ownership and disposition of Shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to their particular circumstances.

PROSPECTIVE PURCHASERS OF AN INTEREST SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUMMARY OR ANY OTHER COMMUNICATION WITH THE COMPANY, THE COMPANY’S AFFILIATES AND/OR THEIR RESPECTIVE EMPLOYEES REGARDING THE COMPANY AS TAX, LEGAL, BUSINESS, ACCOUNTING OR OTHER ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS.

Taxation as a RIC

The Company intends to elect to be treated as a RIC for its tax year ending December 31, 2026 and to qualify each year thereafter as a RIC. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that the Company distributes to the Shareholders as dividends.

The Company’s qualification and taxation as a RIC depend upon the Company’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. No assurance can be given that the Company will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, the Company must distribute to its Shareholders, for each taxable year, at least 90% of the Company’s “investment company taxable income,” which is generally the Company’s ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

If the Company:

•	qualifies as a RIC; and

•	satisfies the Annual Distribution Requirement,

then the Company will not be subject to U.S. federal income tax on the portion of the Company’s income the Company distributes (or is deemed to distribute) to Shareholders. The Company will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to the Company’s Shareholders.

The Company will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless the Company distributes in a timely manner an amount at least equal to the sum of (i) 98% of the Company’s ordinary income for each calendar year, (ii) 98.2% of the amount by which the Company’s capital gains exceed the Company’s capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). The Company may be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year-end (or earlier if estimated taxes are paid).

In order to qualify as a RIC for U.S. federal income tax purposes, the Company must, among other things:

•	qualify as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of the Company’s gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the Company’s business of investing in such stock or securities (the “90% Income Test”); and

•	diversify the Company’s holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of the Company’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Company’s assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of the Company’s assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

The Company may be required to recognize taxable income in circumstances in which the Company does not receive cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having original issue discount (“OID”) (such as debt instruments with payment-in-kind (“PIK”) interest or, in certain cases, increasing interest rates or issued with warrants), the Company must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any OID or other amounts accrued will be included in the Company’s investment company taxable income for the year of accrual, the Company may be required to make a distribution to the Company’s Shareholders in order to satisfy the Annual Distribution Requirement, even though the Company will not have received the corresponding cash amount.

The Company may not be able to deduct certain expenses that it has incurred or the timing of when certain expenses can be deducted may be different than how they are treated under U.S. GAAP. For example, if the Company incurs expenses related to start-up or organizational activities, these expenses are amortized over 180 months under the Code. Because the Company’s investment taxable income may be impacted by such expenses, the Company may be required to make a distribution to the Company’s Shareholders in order to satisfy the Annual Distribution Requirement, even though it has accrued expenses under U.S. GAAP.

Although the Company does not presently expect to do so, the Company is authorized to borrow funds, to sell assets and to make taxable distributions of the Company’s Shares and debt securities in order to satisfy distribution requirements. The Company’s ability to dispose of assets to meet the Company’s distribution requirements may be limited by (i) the illiquid nature of the Company’s portfolio and/or (ii) other requirements relating to the Company’s status as a RIC, including the Diversification Tests. If the Company disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Company may make such dispositions at times that, from an investment standpoint, are not advantageous. If the Company is unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, the Company may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, the Company will not be permitted to make distributions to the Company’s Shareholders while the Company’s debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If the Company is prohibited from making distributions, the Company may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. The Company will monitor the Company’s transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long- term capital losses). If the Company’s expenses in a given year exceed investment company taxable income, the Company would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, the Company may, for tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to its Shareholders even if such income is greater than the aggregate net income it actually earned during those years. Such required distributions may be made from the Company’s cash assets or by liquidation of investments, if necessary. The Company may realize gains or losses from such liquidations. In the event the Company realizes net capital gains from such transactions, a Shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle the Company to a reduced rate of tax or an exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of the Company’s assets to be invested within various countries is not now known. The Company does not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its shareholders.

If the Company purchases shares in a “passive foreign investment company,” or PFIC, the Company may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by it to its Shareholders. Additional charges in the nature of interest may be imposed on the Company in respect of deferred taxes arising from such distributions or gains. If the Company invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”) under the Code in lieu of the foregoing requirements, the Company will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, the Company can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, it will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent the Company does not exceed prior increases included in income. Under either election, the Company may be required to recognize in a year income in excess of the Company’s distributions from PFICs and the Company’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

Foreign exchange gains and losses realized by the Company in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to its Shareholders. Any such transactions that are not directly related to its investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future U.S. Treasury regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of the Company’s annual gross income.

Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While the Company intends to elect to be treated as a RIC as soon as practicable, there may be a period during which the Company does not qualify as a RIC. To the extent that the Company has net taxable income prior to the Company’s qualification as a RIC, the Company will be subject to U.S. federal or state income tax on such income. The Company would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Company’s Shareholders as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of the Company’s previously undistributed earnings and profits attributable to any period prior to the Company becoming a RIC by the end of the first year that it intends to qualify as a RIC. To the extent that the Company has any net built-in gains in its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Company had been liquidated) as of the beginning of the first year that the Company qualifies as a RIC, the Company would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Company may elect to recognize such built-in gains immediately prior to the Company’s qualification as a RIC.

If the Company fails to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, the Company may still continue to be taxed as a RIC for the relevant taxable year if it is eligible for relief provisions if the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. In addition, relief is provided for certain de minimis failures of the Diversification Tests where the Company corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Company’s income would be subject to corporate-level income tax as described below. The Company cannot provide assurance that it would qualify for any such relief should it fail the 90% Income Test or the Diversification Tests.

If the Company has previously qualified as a RIC, but was subsequently unable to qualify for treatment as a RIC, and certain relief provisions are not applicable, the Company would be subject to tax on all of the Company’s taxable income (including the Company’s net capital gains) at regular corporate rates. The Company would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Company’s Shareholders as ordinary dividend income to the extent of its current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of the Company’s previously undistributed earnings attributable to the period the Company failed to qualify as a RIC by the end of the first year that the Company intends to requalify as a RIC. If the Company fails to requalify as a RIC for a period greater than two taxable years and then seek to requalify as a RIC, the Company may be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless the Company makes a special election to recognize gain to the extent of any unrealized appreciation in the Company’s assets at the time of requalification.

The Company’s qualification and taxation as a RIC depends upon the Company’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Company will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. Although the Company expects to operate in a manner so as to qualify continuously as a RIC, the Company or the Company’s investment adviser may decide in the future that the Company should be taxed as a C corporation, even if the Company would otherwise qualify as a RIC, if the Company determines that treatment as a C corporation for a particular year would be in the Company’s best interest.

The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.

Taxation of U.S. Shareholders

The following summary generally describes certain U.S. federal income tax consequences of an investment in Shares beneficially owned by U.S. Shareholders. Whether an investment in Shares is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders are urged to consult their tax advisors about the U.S. tax consequences of investing in the Company.

The Company’s distributions generally will be taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Company’s “investment company taxable income” (which is, generally, the Company’s net ordinary income plus realized net short-term capital gains in excess of realized net long- term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Company’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Company to Shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by the Company will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Company’s net capital gains (which are generally the Company’s realized net long- term capital gains in excess of realized net short-term capital losses) properly reported by the Company as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for the investor’s Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Company’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Company may retain some or all of the Company’s realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Company will pay tax on the retained amount, each U.S. Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to its allocable share of the tax the Company paid thereon. Because the Company expects to pay tax on any retained capital gains at the Company’s regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Shareholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. Shareholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s cost basis for its Shares. In order to utilize the deemed distribution approach, the Company must provide written notice to the Company’s Shareholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Company may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Company makes such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend the Company declared in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by such U.S. Shareholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of dividends, if a U.S. Shareholder owns Shares registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless the U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to the Company’s dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

If an investor purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution. However, the U.S. Shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of such Shareholder’s investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long- term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in the Company’s Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.

U.S. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

The Company (or the applicable withholding agent) will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by the Company generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Company’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder’s particular situation.

The Company may be required to withhold U.S. federal income tax (“Backup Withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish the Company with a correct taxpayer identification number or a certificate that such Shareholder is exempt from Backup Withholding or (ii) with respect to whom the IRS notifies the Company that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Any amount withheld under Backup Withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.

For any period that the Company does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Shareholders will be taxed as though they received a distribution of some of the Company’s expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Company anticipates that the Company will qualify as a “publicly offered regulated investment company,” as defined in the Code, beginning with the tax year ending December 31, 2026. However, there can be no assurance that the Company will qualify as a “publicly offered regulated investment company” for any of the Company’s taxable years. If the Company is not a publicly offered RIC for any year, a U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend from the Company in the amount of such U.S. Shareholder’s allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. Individuals are not allowed to take miscellaneous itemized deductions, and such deductions are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in the Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their Shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders should consult their tax advisors to determine the consequences to them of investing in the Company’s Shares.

Distributions of the Company’s “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Company’s current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Company’s distributions will be reported as eligible for this exemption. (Special certification requirements apply to a Non-U.S. Shareholder that is a non-U.S. partnership or a non-U.S. trust, and such entities are urged to consult their tax advisors regarding such requirements.) Further, if the Company is unable to qualify and maintain its tax treatment as a RIC under Subchapter M of the Code, distributions of the Company’s taxable income to Non-U.S. Shareholders would not be able to be reported as “interest-related dividends” or “short-term capital gain dividends.”

Actual or deemed distributions of the Company’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of Shares, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.

Under the Company’s reinvestment of dividends policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of dividends by delivering a written notice to the Company’s dividend paying agent prior to the record date of the next dividend or distribution. See “Item 1. Business — Distribution Reinvestment Plan.” If the distribution is a distribution of the Company’s investment company taxable income, is not designated by the Company as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Company’s current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in Shares. The Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account.

The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of non-U.S. taxes.

If the Company distributes the Company’s net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Company pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Information Reporting and Backup Withholding Tax

The Company must generally report to the Company’s Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to Backup Withholding at the then applicable rate (currently 24%). Backup Withholding, however, generally will not apply to distributions from a Non-U.S. Shareholder’s Shares, provided the Non-U.S. Shareholder furnishes to the Company the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup Withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

FATCA Withholding Tax

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by non-U.S. entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to non-U.S. entities that are not financial institutions unless the non-U.S. entity certifies that it is not a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their Shares and proceeds from the sale of their Shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. Shareholders are urged to consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and non-U.S. tax consequences of an investment in the Company.

ITEM 1A.	RISK FACTORS

Investments in the Company involve risk. There can be no assurance that the Company’s investment objective will be achieved. The following considerations, along with the other information in this Registration Statement, should be carefully evaluated before making an investment in the Shares. The risks set forth below are not the only risks the Company faces, and the Company may face other risks that the Company has not yet identified or which the Company does not currently deem material. If any of those risks actually occur, the Company’s business, financial condition and results of operations could be materially and adversely affected. In such case, the NAV per Share could decline, and Shareholders may lose all or part of their investment.

Risks Related to the Company’s Business and Structure

Limited Operating History: The Company has a limited operating history and financial information (i.e., those of WLP, its predecessor) on which a prospective investor can evaluate an investment in the Shares or the Company’s prior performance. As a result, the Company is subject to all of the business risks and uncertainties associated with recently formed businesses, including the risk that the Company will not achieve its investment objectives and that the value of an investment could decline substantially. Additionally, the results of any other ASP Entities will not be indicative of the results that the Company may achieve. While the Company believes that the past professional experiences of the Private Credit Team, including investment and financial experience of Adams Street’s senior management, will increase the likelihood that the Adviser will be able to manage the Company successfully, there can be no assurance that this will be the case.

Privately Placed BDC: The Company will be a privately placed BDC. The Shares may generally only be transferred (i) with the consent of the Company, which may be granted or withheld in the sole discretion of the Adviser, or (ii) as required because of lending arrangements. Additionally, the Shares are not listed for trading on a stock exchange or other securities market. There is no guarantee that a public market for the Shares will ever develop.

Sourcing Investment Opportunities: The Company cannot assure investors that the Company will be able to locate a sufficient number of suitable investment opportunities to allow the Company to deploy all available capital successfully. In addition, privately negotiated investments in loans and illiquid securities of private portfolio companies require substantial due diligence and structuring, and the Company cannot assure investors that the Company will achieve its anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing Shares. Additionally, the Adviser will select the Company’s investments, and Shareholders have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in Shares. To the extent the Company is unable to deploy all capital, the Company’s investment income and, in turn, the Company’s results of operations, will likely be materially adversely affected.

In addition, the Company anticipates, based on the amount of proceeds that may be raised in its continuous offering, that it could take some time to invest substantially all of the capital the Company expects to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments in companies. Distributions paid during this period may be substantially lower than the distributions the Company expects to pay when the Company’s portfolio is fully invested. The Company will pay the Management Fee to the Adviser throughout this interim period irrespective of the Company’s performance. If the Management Fee and the Company’s other expenses exceed the return on the temporary investments, the Company’s equity capital will be reduced. If the Company does not produce positive investment returns, expenses and fees will reduce the amount of the original invested capital recovered by Shareholders to an amount less than the amount invested in the Company by such Shareholders.

Dependence on Key Personnel: The ability of the Company to achieve its investment objective is highly dependent upon the diligence, skill, judgment, network of business contacts and personal reputations of certain key personnel of Adams Street, including those experienced investment professionals provided by Adams Street to the Adviser pursuant to the Resource Sharing Agreement, in analyzing, acquiring, originating and managing the Company’s assets. As a result, the Company depends on the experience and expertise of certain individuals associated with Adams Street, any of whom may cease to be associated with Adams Street at any point. The loss of one or more of these individuals could have a material adverse effect on the Company’s business, financial condition or results of operations.

In addition, individuals not currently associated with the Adviser may become associated with the Adviser and the performance of the Company may also depend on the experience and expertise of such individuals.

Disruptions Caused by Termination of the Investment Advisory Agreement: The Investment Advisory Agreement has a termination provision that allows it to be terminated by the Company on 60 days’ notice without penalty by the vote of a Majority of the Outstanding Voting Securities or by the vote of the Company’s Independent Trustees. The Investment Advisory Agreement generally may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Company. Furthermore, the Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser. If the Adviser resigns or is terminated, or if the Company does not obtain the requisite approvals of the Shareholders and the Board of Trustees to approve an agreement with the Adviser after an assignment, the Company may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms prior to the termination of the Investment Advisory Agreement, or at all. If the Company is unable to do so quickly, the Company’s operations are likely to experience a disruption and costs under any new agreements that the Company enters into could increase. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company’s investment objective may result in additional costs and time delays. The Company’s financial condition, business and results of operations, as well as the Company’s ability to meet the Company’s payment obligations under any indebtedness and to pay distributions, are likely to be adversely affected, and the value of the Shares may decline.

Disruptions Caused by the Resignation of the Administrator: The Adviser, in its role as Administrator, has the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If the Adviser resigns as Administrator, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, the Company’s business, results of operations and financial condition are likely to be adversely affected and the value of the Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into the Company’s business and lack of familiarity with the Company’s investment objective may result in additional costs and time delays that may materially adversely affect the Company’s business, results of operations and financial condition.

Disruptions Caused by the Resignation of the Sub-Administrator: The Company’s Administrator has the right under the Administration Agreement to enter into one or more sub-administration agreements with Sub-Administrator(s) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities under the Administration Agreement. If any such Sub-Administrator resigns, it may be difficult to find a new Sub-Administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, the Company’s business, results of operations and financial condition are likely to be adversely affected and the value of the Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into the Company’s business and lack of familiarity with the Company’s investment objective may result in additional costs and time delays that may materially adversely affect the Company’s business, results of operations and financial condition.

Lack of Control of the Business Operations of Portfolio Companies: The Company anticipates that it will acquire a significant percentage of its portfolio company investments from private companies in directly negotiated transactions. The Company does not expect to control most of the Company’s portfolio companies, although the Company may have board representation or board observation rights, and the Company’s debt agreements may impose certain restrictive covenants on the Company’s borrowers. As a result, the Company is subject to the risk that a portfolio company in which the Company invests may make business decisions with which the Company disagrees and the management of such portfolio company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve the Company’s interests as a debt investor and could decrease the value of the Company’s portfolio holdings.

Ability to Dispose Investments: The illiquidity of the Company’s portfolio company investments may make it difficult or impossible for the Company to sell investments if the need arises. Many of these investments will be subject to legal and other restrictions on resale or will otherwise be less liquid than exchange-listed securities or other securities for which there is an active trading market. The Company typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, maturity, refinancing, or initial public offering. If the Company is required to liquidate all or a portion of the Company’s portfolio quickly (to fund Share repurchases, in connection with borrowings or for other reasons), the Company may realize significantly less than the value at which the Company has previously recorded the Company’s investments, which could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, investments purchased by the Company that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions. The Board may exercise its discretion to suspend the Share repurchase program in the event the Company is unable to liquidate investments (at attractive prices or at all) as needed to generate sufficient liquidity to fund Share repurchases.

Availability of Borrowing: The availability and cost of credit is dependent on market conditions, which may vary over time. A substantial reduction in credit or increase in the cost of credit resulting from market conditions may have a material adverse effect on the Company’s ability to achieve its investment objective with respect to any particular portfolio investment and/or the Company’s entire portfolio. Conditions that reduce the availability of credit or increase the cost of credit could have a material adverse effect on the Company’s overall return objectives. In addition, breach of financing arrangements such as financial covenants could give rise to losses and the Company could be forced to sell portfolio investments at less than market value or cost. If the Company were to default under a credit facility, the lenders under such credit facility could foreclose on the collateral and take possession of those assets pledged by the Company, which may have a material adverse effect on the Company.

Ability to Borrow: As part of the Company’s business strategy, the Company is permitted to borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed-dollar claims on the Company’s assets that are senior to the claims of Shareholders. If the value of the Company’s assets decreases, leverage would cause the Company’s NAV to decline more sharply than it otherwise would have if the Company did not employ leverage. Similarly, any decrease in the Company’s income would cause net income to decline more sharply than it would have had the Company not borrowed. Such a decline could negatively affect the Company’s ability to make distributions on the Shares. Although borrowings by the Company have the potential to enhance overall returns that exceed the Company’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Company’s cost of funds.

The Company’s ability to service any borrowings that the Company incurs will depend largely on the Company’s financial performance and will be subject to prevailing economic conditions and competitive pressures.

There can be no assurance that the Company will be able to obtain credit at all or on terms acceptable to the Company, which could affect the Company’s return on capital. However, to the extent that the Company uses leverage to finance the Company’s assets, the Company’s financing costs will reduce cash available for distributions to Shareholders. Moreover, the Company may not be able to meet the Company’s financing obligations and, to the extent that the Company cannot, the Company risks the loss of some or all of the Company’s assets to liquidation or sale to satisfy the obligations. In such an event, the Company may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, the ratio of the Company’s total assets (less total liabilities other than indebtedness represented by senior securities) to the Company’s total indebtedness represented by senior securities plus preferred shares, if any, must be at least 150% (or 200% if certain requirements under the 1940 Act are not met). If the Company’s asset coverage ratio were to fall below 150% (or 200%, as applicable), the Company could not incur additional debt and may need to sell a portion of the Company’s investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on the Company’s operations and investment activities. Additionally, the Company’s ability to make distributions to Shareholders may be significantly restricted or the Company may not be able to make any such distributions at all.

In addition to having fixed-dollar claims on the Company’s assets that are superior to the claims of the Shareholders, if the Company has senior debt securities or other credit facilities, any obligations to such creditors may be secured by a pledge of and security interest in some or all of the Company’s assets, including the Company’s portfolio of investments, the Company’s cash and/or the Company’s right to call unused capital commitments from Shareholders whose investments are not fully funded at the time the Subscription Agreement is accepted by the Company (“Drawdown Shareholders”). If the Company enters into a subscription credit facility, the lenders (or their agent) may have the right on behalf of the Company to directly call unused capital commitments from Drawdown Shareholders and enforce remedies against such Shareholders. In the case of a liquidation event, lenders and other creditors would receive proceeds to the extent of their security interest before any distributions are made to Shareholders.

Credit Facilities and Other Borrowings: The Company, through ASP BDC Lev Facilitation LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Financing SPV”), is party to a Loan and Security Agreement, as amended from time to time, by and among the Company, the Financing SPV, Wells Fargo, as lender and administrative agent for the lender parties, providing for a senior secured revolving credit facility to the Financing SPV of $100 million (the “Wells Facility”). The Wells Facility was originally entered into by WLP on August 6, 2024. Proceeds from borrowings under the Wells Facility were used to facilitate the Company’s initial acquisitions of Middle Market Senior Loans and pay related expenses, and may be used to facilitate additional investments, pay additional related expenses and make certain permitted distributions to stockholders.

In addition, on June 30, 2025, the Company obtained the ASP Note providing a principal amount of up to $55 million. Proceeds from borrowings under the ASP Note were used to facilitate certain acquisitions of Middle Market Senior Loans. The Company intends to repay any amounts outstanding under the ASP Note in connection with the BDC Election. Following the BDC Election, the Company may determine to re-draw amounts under, or alternatively terminate, the ASP Note.

If the Company’s or the Financing SPV’s, as applicable, borrowing base under the Wells Facility or any additional secured credit facilities or other secured borrowings were to decrease, the Company or the Financing SPV, as applicable, may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of the Company’s or the Financing SPV’s, as applicable, assets are secured at the time of such a borrowing base deficiency, the Wells Facility requires, and any additional credit facility may require, that the Company or the Financing SPV, as applicable, repay advances under the Wells Facility or other secured credit facility or other secured borrowings, as applicable, or make deposits to a collection account, either of which could have a material adverse impact on the Company’s or the Financing SPV’s, as applicable, ability to fund future investments and to make distributions.

The Wells Facility contains, and any additional credit facilities or other borrowings may contain, certain limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. The Wells Facility includes, and additional credit facilities or other borrowings may include, certain requirements relating to portfolio performance, which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Company’s business and financial condition and could lead to cross defaults under other credit facilities and other borrowings. This could reduce the Company’s liquidity and cash flow and impair the Company’s ability to manage and grow the Company’s business.

The financing documents governing the Wells Facility restrict, and any additional credit facilities or other borrowings, may limit the Company’s or the Financing SPV’s, as applicable, ability to create liens on assets to secure additional debt and may make it difficult for the Company or the Financing SPV, as applicable, to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. The obligations to the Financing SPV’s creditors under the Wells Facility are, and any additional credit facilities or other borrowings of the Company may be, secured by a pledge of and a security interest in some or all of the Company’s or the Financing SPV’s, as applicable, assets, including the Company’s or the Financing SPV’s, as applicable, portfolio of investments and cash. If the Company or the Financing SPV defaults, the Company or the Financing SPV, as applicable, may be forced to sell a portion of the Company’s or the Financing SPV’s, as applicable, investments quickly and prematurely at what may be disadvantageous prices to the Company in order to meet the Company’s or the Financing SPV’s, as applicable, outstanding payment obligations and/or support working capital requirements, any of which would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

As part of certain credit facilities or other borrowings, the right to make capital calls of Drawdown Shareholders may be pledged as collateral, which will allow the Company’s creditors to call for capital contributions upon the occurrence of an event of default. To the extent such an event of default does occur, Drawdown Shareholders could be required to fund any shortfall up to their remaining capital commitments, without regard to the underlying value of their investment.

Fair Value Determinations: There is not a public market or active secondary market for many of the types of investments in private companies that the Company intends to hold and make. As a result, the Company will value these investments quarterly at fair value as determined in good faith in accordance with the Valuation Policy, which will be approved by the Board of Trustees. In accordance with Rule 2a-5 under the 1940 Act, the Board of Trustees has designated the Adviser to serve as the Valuation Designee. Subject to the oversight of the Board of Trustees, the Adviser will value the Company’s investments, no less frequently than monthly, including with the assistance of one or more independent valuation firms. The types of factors that may be considered in determining the fair values of the Company’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. In connection with that determination, portfolio company valuations will be prepared using different sources, including preliminary valuations obtained from independent valuation firms and/or proprietary models depending on the availability of information and the type of asset being valued, all in accordance with the Valuation Policy.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Company may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in fair valuing the Company’s investments, as the Management Fee is based on the Company’s net assets. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by the Board of Trustees may differ materially from the values that would have been used if an active market and market quotations existed for such investments and the values at which investments are ultimately realized. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in NAV. The Company’s NAV could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Company ultimately realizes upon the disposal of such investments.

Unrealized Depreciation: As a BDC, the Company is required to carry its investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith in accordance with procedures established by the Board of Trustees. Decreases in the market values or fair values of the Company’s investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in the Company’s portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to the Company with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of the Company’s income available for distribution in future periods. In addition, decreases in the market value or fair value of the Company’s investments will reduce the Company’s NAV.

Change in Investment Policies: The Board of Trustees has the authority to modify or waive current operating policies, investment criteria and strategies without prior notice and without Shareholder approval. However, absent Shareholder approval, the Company may not change the nature of the Company’s business so as to cease to be, or withdraw the Company’s election as, a BDC. The Company cannot predict the effect any changes to current operating policies, investment criteria and strategies would have on the Company’s business, NAV, operating results and the value of the Company’s securities. However, the effects might be adverse, which could negatively impact the Company’s ability to pay Shareholders distributions and cause Shareholders to lose all or part of their investments. Moreover, the Company will have significant flexibility in investing the net proceeds of the Company’s offering and may use the net proceeds from the Company’s offering in ways with which the Company’s investors may not agree.

Limitations on Certain Investors: Investment Companies are restricted from acquiring directly or through a controlled entity more than 3% of the Company’s total outstanding voting shares (measured at the time of the acquisition), unless these funds comply with an exemption under the 1940 Act as well as other limitations under the 1940 Act that would restrict the amount that they are able to invest in the Company’s securities. Private funds that are excluded from the definition of Investment Company either pursuant to Section 3(c)(1) or 3(c)(7) of the 1940 Act are also subject to this restriction. As a result, certain investors may be precluded from acquiring additional Shares at a time that they might desire to do so.

Mergers: The Board of Trustees may be able to undertake to approve mergers between the Company and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers will not require Shareholder approval so investors will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per Share of the Company. These mergers may involve other ASP Entities.

Risks Relating to Private Credit Investing

Investment Environment: Many factors affect the appeal and availability of portfolio investments in companies and the securities that are the focus of the Company. The activities of the Company and its portfolio investments could be materially adversely affected by the instability in the U.S. or global financial markets, or changes in market, economic, political or regulatory conditions, as well as by numerous other factors outside the control of the Adviser or its affiliates. Interest rates and general levels of economic activity may affect the value and number of portfolio investments made by the Company or considered for prospective portfolio investment. In addition, recent and current disruptions in the global debt markets have affected the price of, as well as the ability to make, certain types of portfolio investments, and there can be no assurance that these disruptions will not continue or worsen in the future. Such recent and current disruptions may have a direct or indirect negative effect on a wide range of issuers and may increase the likelihood that such issuers will be unable to make principal and interest payments on, or refinance, outstanding debt when due. Moreover, the risk that such disruptions will affect an issuer’s ability to pay its debts and obligations when due is enhanced if such issuer in turn provides credit to third-parties or otherwise participates in the credit markets. In the event of such defaults, the Company could lose both invested capital in, and anticipated profits from, any affected portfolio investments.

Fraud: A concern relating to investments in loans is the possibility of material misrepresentation or omission on the part of borrowers or issuers of debt securities. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Company to perfect or effectuate a lien on any collateral securing the loan. The Company will rely upon the accuracy and completeness of representations made by borrowers and issuers to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness. Finally, under certain circumstances, payments to the Company may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Senior Secured Loans Risk: When the Company originates or acquires a senior secured loan to a company, it generally will take a security interest in the available assets of such company, which should mitigate the risk that the Company will not be repaid. However, there is a risk that the collateral securing the Company’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based on the success of the business and market conditions, including as a result of the inability of the company to raise additional capital. In some circumstances, the Company’s lien could be subordinated to claims of other creditors. In addition, deterioration in a company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Company will receive principal and interest payments according to the loan’s terms, or at all, or that the Company will be able to collect on the loan should it be forced to pursue its available remedies.

Mezzanine Investments: Mezzanine investments involve a high degree of risk with no certainty of any return of capital. Although mezzanine securities are typically senior to common stock and other equity securities in the capital structure, they may be either contractually or structurally subordinated to large amounts of senior debt and are usually unsecured. Portfolio investments in highly leveraged issuers are intrinsically more sensitive to declines in issuer revenues and to increases in issuer expenses. Issuers may face intense competition, changing business and economic conditions or other developments that may adversely affect their performance. Moreover, rising interest rates may increase an issuer’s interest expense. There can be no assurance that an issuer will generate sufficient cash to service its obligations. Further, a debt security or obligation bearing payment-in-kind interest will generally have a higher risk of non-payment of interest since there may be no cash payments of interest from the issuer prior to maturity or refinancing. In addition, many of the remedies available to mezzanine holders are available only after satisfaction of claims of senior creditors. Therefore, in the event that an issuer does not generate adequate cash flow to service its debt obligations, the Company may suffer a partial or total loss of invested capital in connection with a mezzanine investment.

Middle Market Companies: Loans to middle market companies may carry more inherent risks than loans to larger, publicly traded entities. For example, there is generally no publicly available information about privately owned middle market companies and some obligors may not meet net income, cash flow and other coverage tests that may be imposed by certain lenders. Further, middle market companies that are obligors of below investment-grade loans may be highly leveraged. Middle market companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to middle market companies may involve higher risks than loans made to larger companies that have greater financial resources or are otherwise able to access traditional credit sources. Middle market companies typically have narrower product lines and smaller market shares than large companies. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These businesses may also experience substantial variations in operating results. The success of a middle market company may also depend on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on the obligor.

Nature of Middle Market Senior Loans: The Middle Market Senior Loans generally will be unrated or if rated will have ratings or implied or imputed ratings below investment grade. The lower rating of such loans reflects a greater possibility that adverse changes in the financial condition of the borrower or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the borrower to make payments of principal and interest. The market for lower-rated and comparable non-rated debt instruments and securities is thinner, often less liquid and less active than that for higher-rated and comparable non-rated debt instruments and securities, which can adversely affect the prices at which such debt instruments and securities can be sold and may even make it impracticable to sell such debt instruments and securities. In addition to the foregoing, such loans may become nonperforming for a variety of reasons. A nonperforming loan may require substantial work-out negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of principal or accrued interest due on the loan as well as substantial legal and other fees and expenses.

Subordinated Debt Investments: The Company may make investments or, as a result of existing investments, may hold investments, whether through unitranches or otherwise, in subordinated debt that would be unsecured and rank behind the issuer’s secured indebtedness. While such subordinated debt investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions, some or all of such terms may not be part of particular investments. Moreover, the ability of the Company to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under typical subordination terms, secured creditors are able to block the acceleration of the debt or the exercise by debt holders of other rights or remedies they may have as creditors for a period of time. Accordingly, the Company may not be able to take steps to protect its investments in a timely manner or at all. In addition, the unsecured debt in which the Company may invest may not be protected by financial covenants or limitations upon additional indebtedness, could have limited liquidity and may not be rated by a credit rating agency. Further, upon any distribution to an issuer’s creditors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of such issuer’s senior and/or secured indebtedness (to the extent of the collateral securing such obligation) will be entitled to be paid in full before any payment may be made with respect to the Company’s subordinated debt investments. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to an issuer, the Company would participate with all other holders of such issuer’s indebtedness in the assets remaining after the issuer has paid all of its senior and/or secured indebtedness (to the extent of the collateral securing such obligation). An issuer may not have sufficient funds to pay all of its creditors and the Company may receive nothing or less, ratably, than the holders of senior and/or secured indebtedness of such issuer or the holders of indebtedness that is not subordinated. As a result of the foregoing, the market for lower-rated and comparable non-rated securities is thinner, often less liquid and less active than that for higher-rated or comparable non-rated securities, which can adversely affect the prices at which these securities can be sold and may even make it difficult to sell such securities. As such, the timing of cash distributions to Shareholders in this respect may be uncertain and unpredictable.

Unsecured Loans, Collateral Impairment, Guarantees: In the event of a default by an issuer, the Company might not receive payments to which it is entitled and thereby could experience a decline in the value of its investments in the issuer. If the Company invests in debt or debt-linked securities that are not secured by collateral, in the event of such default the Company will have only an unsecured claim against the issuer. In the case of debt that is secured by collateral, the value of the collateral may actually be equal to or less than the value of such debt or may decline below the outstanding amount of such debt subsequent to the Company’s portfolio investment. The ability of the Company to have access to the collateral may be limited by bankruptcy and other insolvency laws, and there may be a monetary, as well as a time, cost involved in collecting on defaulted debt instruments and, if applicable, taking possession of and subsequently liquidating various types of collateral. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Company. In addition, no assurances can be made that borrowers or third-parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Company’s rights. As a result, the Company might not receive full payment on a secured debt investment to which it is entitled and thereby may experience a decline in the value of, or a loss on, the portfolio investment.

In addition, certain debt instruments may be supported, in whole or in part, by personal guarantees made by the borrower or a relative, or guarantees made by a corporation or other entity affiliated with the borrower. The amount realizable with respect to a debt instrument may be detrimentally affected if a guarantor fails to meet its obligations under the guarantee.

Investments in Convertible Debt: The Company may invest in convertible debt securities to the extent that the Adviser believes such portfolio investments offer potential for capital appreciation. There is no minimum credit standard that is a prerequisite to the Company’s portfolio investment in any security, and most debt securities and preferred equity that offer potential for capital appreciation are likely to be non-investment grade.

Distressed Loans: The Company may invest in, or hold as a result of restructuring, conversion or market events, debt which is nonperforming or other troubled assets which involve a degree of financial risk and are experiencing or expected to experience financial difficulties which may not be overcome, including portfolio investment in entities which are insolvent or in serious financial difficulty. Distressed securities may result in significant returns to the Company, but also involve a substantial degree of risk. It frequently is difficult to obtain information as to the true condition of entities experiencing significant financial or business difficulties, which increases the risk of portfolio investments in such issuers. Such portfolio investments also may be adversely affected by laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims. The market prices of such instruments are also subject to abrupt and erratic market movements and above average price volatility and the spread between the bid and asked prices of such instruments may be greater than normally expected. The Company may lose all or a substantial part of its portfolio investment in such distressed companies or may be required to accept cash or securities in lieu of its portfolio investment with a market value of less than the initial portfolio investment.

The Company may hold debt of issuers which may be undergoing restructuring or require additional capital and management. Such debt is subject to various risks, including fluctuations in value and lack of market liquidity. The Company may incur additional expense if it is required to seek recovery upon a default or participate in the restructuring of a portfolio investment. The Company may have voting rights in respect of a restructuring but may not be able to exercise sufficient votes to determine the outcome of a vote. The Company may acquire illiquid assets (in particular, equity) following a restructuring.

Nature of Loan Priority and Security: The Company’s assets will include loans that are secured by a fixed or floating lien on some or substantially all of a borrower’s assets. Although secured loans are generally senior in priority, there are many factors that may impact the security, placement and priority of secured loans in the overall capital structure of the borrower.

Unsecured creditors may, in certain cases, have priority over the claims of secured creditors. Additionally, investments in secured loans may be unperfected for a variety of reasons, including the failure to make required filings or renew required filings prior to expiration thereof and, as a result, the Company may not have priority over other creditors as anticipated. To the extent that the Company’s debt investments are only secured by specific assets, the Company’s claim will not have priority over the claims of unsecured creditors on the borrower’s other assets. Furthermore, in the event of non-payment of interest or principal of a loan, or other default resulting in an exercise of lender rights, there is no guarantee that the collateral can be readily liquidated or that the liquidation of such collateral would satisfy all of the borrower’s obligations under the loan documents.

The Company may not hold all or even a majority of a secured credit facility. Loan documentation typically requires a majority consent or, in certain cases, unanimous approval for certain actions in respect of the loans, including waivers, amendments or the exercise of remedies. Further, in a bankruptcy, voting to accept or reject the terms of a restructuring of a credit pursuant to a Chapter 11 plan of reorganization is done on a class basis. As a result of the voting systems in place both before and during a bankruptcy, the Company may not have the ability to control decisions in respect of certain amendment, waiver, consent, asset sales, investments, sale-leasebacks, debt incurrence, prepayments, imposition of new liens and/or lien releases, designation of restricted or unrestricted subsidiaries, exercise of remedies, subordination of payment and/or lien priority, restructuring or reorganization of debts owed to the Company.

Many secured credit loan documents contain accordion and other provisions allowing the borrower to increase borrowing capacity under such credit facilities and/or incur additional debt outside of such credit facilities, which could dilute the value of the collateral securing such borrowing and increase the risk that some or all of the Company’s loans would be undersecured. The loan documents may also allow the borrower to encumber certain assets within the collateral package, and/or to sell or otherwise transfer assets outside of the collateral package (and cause the release of liens thereon), which could result in a reduction of enterprise value of the borrower and/or increase the risk that the Company’s loans would be undersecured.

In certain cases, the borrower and a majority (or other requisite subset of lenders) may also agree to amend the loan documents to permit certain actions that may be adverse to the interests of the Company, in each case, without the Company’s consent. These actions may include (i) the sale or other transfer of material assets outside of the collateral package securing the Company’s loans, (ii) the release of liens on such material assets, (iii) the release of guarantors, and/or designation of previously restricted subsidiaries as unrestricted subsidiaries, (iv) an increase to debt incurrence capacity, (v) the incurrence of superpriority debt, or (vi) the subordination of payment and/or lien priority of any existing loans, including the Company’s loans. Furthermore, in the event of a filing by an issuer under Chapter 11 of the Bankruptcy Code, the borrower is authorized to obtain additional financing by granting creditors a superpriority lien on its assets, senior even to liens that were first in priority prior to the filing, as long as the borrower provides “adequate protection” (as determined by the presiding bankruptcy judge) that may consist of the grant of replacement or additional liens or the making of cash payments to the affected secured creditor (the actions described in this risk factor, together with other similar actions, collectively, the “Specified Actions”). The transfer of material assets outside of the collateral package, incurrence of additional indebtedness, subordination of payment and/or lien priority on the Company’s collateral, both before and in a bankruptcy, and certain other Specified Actions would adversely affect the priority of the liens and/or claims held by the Company and could adversely affect the Company’s recovery on its debt investments. In other cases, the Company and/or its affiliates may lead and/or participate in the subset of lenders taking one or more Specified Actions, which may adversely affect the priority of liens and claims held by the non-participating lenders or claimholders, adversely affect the recovery of their investments, or otherwise have a material adverse effect on their interests or claims.

Loan documents may vary on the permissibility, requirements, and/or treatment of one or more Specified Actions. There is no guarantee that all parties to any set of loan documents will interpret terms and provisions governing permissibility, requirements, and/or treatment of any Specified Actions in the same way. Therefore, in addition to the general risk of third-party litigation, the Company may be subject to litigation in connection with its participation in Specified Actions and, conversely, may elect to participate in litigation challenging the validity of one or more Specified Actions. There is no guarantee that a court, arbiter or any other third-party of competent jurisdiction will take a position favoring the interests of the Company in upholding or invalidating, in whole or in part, one or more Specified Actions. Such proceedings may continue without resolution for long periods of time and the outcome thereof may materially adversely affect the value of the Company. Further, any such litigation may consume substantial amounts of the Adviser’s time and attention, and that time and allocation of resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

Revolving Credit Facilities: The Company may acquire or originate revolving credit facilities from time to time. Under a revolving credit facility, the Company may be required to fund amounts due in a short timeframe. As a result, there is a risk that the Company may not have sufficient liquidity to fund all or a portion of the amounts due. There can be no assurance that the Company will be able to meet its funding obligations under a revolving credit facility and that such failure will not have an adverse effect on the Company. Furthermore, there can be no assurance that a borrower will fully draw down on its available line of credit under a revolving credit line and, as a result, the Company’s returns could be adversely affected.

Special Situations: The Company may hold debt or securities of portfolio companies involved in (or the target of) acquisition attempts or tender offers or in companies involved in or undergoing work-outs, liquidations, spin-offs, reorganizations, bankruptcies or other catalytic changes or similar transactions. In any portfolio investment opportunity involving any such type of special situation, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Company of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Company may be required to sell its portfolio investment at a loss. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which the Company may invest, there is a potential risk of loss by the Company of its entire portfolio investment in such companies.

Equity Investments: The Company may make certain equity or equity-like investments in conjunction with investments made pursuant to its investment strategy including, but not limited to, equity investments made alongside a related debt investment and equity held as a result of a restructuring. The value of these securities generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Company may suffer losses if it invests in the equity of issuers whose performance diverges from the Adviser’s expectations or if the equity markets generally move in a single direction and the Company has not hedged against such a general move. In addition, investments in equity may give rise to additional taxes and/or risks, and the Company may hold these investments through entities treated as corporations for U.S. federal income tax purposes or other taxable structures which may reduce the return from such investments.

There are special risks associated with investing in preferred equity securities, including:

•

preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Company owns a preferred security that is deferring its distributions, the Company may be required to report income for tax purposes before the Company receives such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Conflicts of interest may arise in connection with the structure of such investments, and such investments and/or structures may disproportionately impact certain Shareholders.

Collateralized Loan Obligation Investments: The Company may invest a portion of its assets in securities backed by, or representing interests in, certain underlying instruments, in particular CLOs, which are subject to credit, liquidity, correlation and interest rate risks. The securities purchased pursuant to the Company’s strategy may be in subordinated, unrated and/or equity tranches of the CLO. Such securities are subject to a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions, or both, may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.

Subordinated tranches in CLOs are subject to the prior payment of more senior obligations and may rank behind some or all creditors. Further, in the event of default under any debt securities issued by the CLO, holders of junior interests in such CLO may have limited or no rights to determine the applicable remedies. Interests of the holders of the senior tranches of a CLO may diverge from the interests of the holders of the subordinated tranches, including the Company. To the extent that any elimination, deferral or reduction of payments on debt securities occurs, such elimination will be borne first by the first loss interests and then on debt securities in the reverse order of seniority. To the extent that a default occurs with respect to any collateral and such collateral is sold or otherwise disposed of, it is likely that the proceeds of such sale or other disposition will be less than the unpaid principal and interest on such collateral. Investments in such subordinated interests may be susceptible to losses of up to 100%.

Holders of CLO securities must rely solely on distributions from the CLO collateral or proceeds thereof for payment in respect thereof. If distributions on the CLO collateral are insufficient to make payments on the CLO securities, no other assets will be available for payment of the deficiency and, following realization of the CLO securities, the obligations of such issuer to pay such deficiency generally will be extinguished.

The Company may invest in CLOs that are managed or advised by the Adviser or its affiliates. The potential for the Adviser and/or its affiliates to manage or advise such investments creates a conflict of interest with respect to any such acquisition by the Company. For example, the Adviser’s and/or its affiliates’ entitlement to fees or other benefits with respect to any such CLO is expected to create potential incentives for the Adviser and/or its affiliates to make decisions as a manager or adviser to such CLO that are contrary to the best interests of the Company as a holder of such CLO.

Origination Activities: Due to the nature of its investment activities as further described herein, the Company will be deemed to be engaged in the origination of debt or debt-linked securities, including hybrid debt and preferred equity, for purposes of the applicable laws in jurisdictions in which such activities take place. Such laws are frequently highly complex and may include licensing requirements. The licensing processes can be lengthy and can be expected to subject a debt originator to increased regulatory oversight. In some instances, the process for obtaining a required license or exception certificate may require disclosure to regulators or to the public of information about the Company, its direct or indirect Shareholders, its loans, its business activities, its management or controlling persons or other matters. Such disclosures may provide competitors with information that allows them to benefit at the expense of the Company, which could have a material adverse effect on the Company. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Company, the Adviser or affiliates of the foregoing to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Company.

The market for originating debt and debt-linked securities is highly competitive, and the Company may be unable to compete effectively with other market participants for origination opportunities. The Company may compete for opportunities with public and private investment funds, commercial and investment banks and commercial finance companies.

Many current and potential competitors in the debt origination and debt-linked securities business are much larger than the Company’s expected size and, accordingly, have far greater financial, technical, marketing and other resources. The Company will be subject to various elements of competition, including interest rates and financing costs; origination standards; convenience; customer service; the size, term and seniority of financing arrangements; and marketing and distribution channels. Further, if competitors adopt less stringent debt origination standards in order to maintain their debt origination volume, the Company may elect to do so as well. If the Company adopts less stringent debt origination standards, the Company will bear increased risk for debt originated under such less stringent standards, which may not be compensated by an increase in price. Alternatively, the Company may determine not to adopt less stringent origination standards in this competitive environment, which may result in a loss of market share. Increased pressure on pricing and origination opportunities would likely reduce the volume and quality of the Company’s origination activity and materially adversely affect the Company. In particular, from time to time there may be influxes of capital directed to smaller issuers, which may result in a tendency by the highest quality issuers to borrow from sources other than the Company such that the Company’s origination opportunities and its eventual portfolio include a disproportionate number of lower quality issuers, exacerbating some of the risks outlined here.

Some competitors may have higher risk tolerances or different risk assessments than the Company, thereby allowing such competitors to achieve a broader diversification of portfolio investments and to establish more relationships than the Company. Some competitors may have a lower cost of funds and access to more stable funding sources that are not available to the Company. These competitive pressures could have a material adverse effect on the Company.

Debt and debt-linked securities originated by the Company may not conform to the terms of, or use the forms generally found in or used for, debt that is pooled for resale to government-sponsored entities or institutions. An inability to sell debt to government-sponsored entities or to institutions could have a material adverse effect on the Company.

The Company expects to rely significantly upon representations made by the issuers of the debt or debt-linked securities. There can be no assurance that such representations are accurate or complete, or that any due diligence undertaken would identify any misrepresentation or omission. Any misrepresentation or omission by an issuer to which the Company originates debt may adversely affect the valuation of the collateral underlying the debt, may adversely affect the ability of the Company to perfect or foreclose on a lien on the collateral securing the debt, or may result in liability of the Company to a subsequent purchaser of the debt.

Effects of Bankruptcy: The Company may make portfolio investments in issuers that are or may become the subject of voluntary or involuntary bankruptcy proceedings under applicable bankruptcy laws. Certain risks faced in bankruptcy cases must be factored into the portfolio investment decision including, for example, the potential total loss of any such portfolio investment. Upon confirmation of a plan of reorganization under applicable bankruptcy laws, or as a result of a liquidation proceeding, the Company could suffer a loss of all or a part of the value of its investment in a portfolio company. There are a number of significant risks when investing in companies involved in bankruptcy proceedings, including:

•	Many events in a bankruptcy are the product of contested matters and adversary proceedings that are beyond the control of the creditors.

•

A bankruptcy filing may have adverse and permanent effects on a company. For instance, the company may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity. Further, if the proceeding is converted to a liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the portfolio investment.

•

The duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on portfolio investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective.

•	Certain claims, such as claims for taxes, wages and certain trade claims, may have priority by law over the claims of certain creditors.

•	The administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors.

•

Creditors can lose their ranking and priority in a variety of circumstances, including if they exercise “domination and control” over a debtor and other creditors can demonstrate that they have been harmed by such actions.

•

The Company may seek representation on committees formed by creditors (“Creditors’ Committees”), and as a member of a Creditors’ Committee it may owe certain obligations generally to all creditors similarly situated that the committee represents and it may be subject to various trading or confidentiality restrictions. If the Adviser concludes that membership on a Creditors’ Committee entails obligations or restrictions that conflict with the duties it owes to Shareholders, or that otherwise outweigh the advantages of such membership, the Adviser will not seek membership in, or will resign from, that committee. Because the Adviser, Adams Street and any other person serving on a committee on behalf of the Company will be indemnified by such entity for claims arising from breaches of those obligations, indemnification payments could adversely affect the return on the Company’s portfolio investment in a reorganization company.

Additional Capital for Bankruptcies and Workouts: Certain of the Company’s portfolio investments may require additional capital in connection with a bankruptcy or workout. There can be no assurance that the Adviser or its affiliates will be able to predict accurately how much capital may need to be reserved by the Company for participation in any such bankruptcy or workout. If more capital is reserved than is necessary, then the Company may receive a lower allocation of other portfolio investment opportunities or may not fully draw its capital commitments. If less capital is reserved than is necessary, then the Company may not be able to fully protect or enhance its existing portfolio investment in the portfolio company undergoing a bankruptcy or workout.

Bank Loans and Participations: The Company’s portfolio may include portfolio investments in bank loans and participations. These obligations are subject to unique risks, including (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations and (iv) limitations on the ability of the Company to enforce directly its rights with respect to participations. Successful claims by third-parties arising from these and other risks, absent certain conduct by the Adviser, Adams Street, their respective affiliates and certain other individuals, will be borne by the Company. In addition, the settlement process for the purchase of bank loans can take significant time.

If the Company purchases a participation, the Company will not have established any direct contractual relationship with the issuer. The Company will be required to rely on the lender or the participant that sold the participation not only for the enforcement of the Company’s rights against the issuer but also for the receipt and processing of payments due to the Company under the participation. The Company will thus be subject to the credit risk of both the issuer and the selling lender or participant. Because it may be necessary to assert through the selling lender or participant such rights as may exist against the issuer, in the event the issuer fails to pay principal and interest when due, such assertion of rights against the issuer may be subject to delays, expenses and risks that are greater than those that would be involved if the Company could enforce its rights against the issuer directly.

Lender Liability and Equitable Subordination: A number of judicial decisions have upheld judgments of obligors against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing or a similar duty owed to the obligor or has assumed an excessive degree of control over the obligor resulting in the creation of a fiduciary duty owed to the obligor or its other creditors or equity-holders. Because of the nature of the Company’s assets, the Company may be subject to claims of lender liability.

In addition, under certain legal principles that in some cases form the basis for lender liability claims, if a lender, bondholder or other creditor (i) intentionally takes an action that results in the undercapitalization of an obligor to the detriment of other creditors of such obligor, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as an equity-holder to dominate or control an obligor to the detriment of other creditors of such obligor, a court may elect to subordinate the claim of the offending lender, bondholder or other creditor to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” The Company’s assets may be subject to claims of equitable subordination.

Since the Company and/or affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Company’s assets, the Company could be exposed to claims for equitable subordination, lender liability or both based on such equity or other holdings.

Credit Risk and Interest Rate Risk: Debt instruments are subject to general market and credit and interest rate risks. Credit risk refers to the likelihood that an obligor will default on the payment of principal, interest or other amounts owed on an instrument. The financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or other assets expected to be the source of repayment or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are subject to downgrade at a later date.

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate change may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively affect the price of a fixed rate debt instrument and falling interest rates will have a positive effect on the price of a fixed rate debt instrument. Adjustable rate instruments also react to interest rate change in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

The Company may, but will not be obligated to, use derivative transactions to reduce its exposure to interest rate fluctuations. A hedge position may not be effective in eliminating all of the risks inherent in any particular position. A hedge may also limit the Company’s ability to capture gains that it would otherwise attain. The Company may be exposed to the credit risk of the relevant counterparty in a hedging transaction.

Institutional Risk: The institutions, including brokerage firms and banks, with which the Company directly or indirectly will do business (including swap counterparties), or to which securities will be entrusted for custodial and prime brokerage purposes, may encounter financial difficulties, fail or otherwise become unable to meet their obligations. In light of recent market turmoil and the overall weakening of the financial services industry, the Company, its prime brokers and other financial institutions’ financial condition may be adversely affected and they may become subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the activities and operations of the Company.

Counterparty, Settlement and Local Intermediary Risk: From time to time, certain securities markets have experienced operational clearance and settlement problems that have resulted in failed trades. These problems could cause the Company to miss attractive portfolio investment opportunities or result in the Company’s liability to third-parties by virtue of an inability to perform the Company’s contractual obligation to deliver securities. In addition, delays and inefficiencies of the local postal, transport and banking systems could result in the loss of portfolio investment opportunities and the loss of funds (including dividends). To the extent that the Company invests in securities, swaps, derivatives or other over-the-counter (“OTC”) transactions, in certain circumstances, the Company may take a credit risk with regard to parties with whom it trades and may also bear the risk of transfer, clearance or settlement default. Transactions entered into directly between two counterparties may expose the parties to the risk of counterparty defaults. Such risks may be exacerbated with respect to foreign securities or transactions with foreign counterparties. Certain of the Company’s transactions may be undertaken through local brokers, banks or other organizations in the countries in which the Company makes portfolio investments, and the Company will be subject to the risk of default, insolvency or fraud of such organizations. The collection, transfer and deposit of bearer securities and cash expose the Company to a variety of risks, including theft, loss and destruction. Finally, the Company will be dependent upon the general soundness of the banking systems of countries in which portfolio investments will be made.

Regulatory Risk: The Adviser anticipates that the Company will invest predominantly in unlisted companies. There can be no assurance that any issuer is, and will continue to be, fully compliant with all necessary regulations. This risk is more significant in the case of unlisted companies than listed companies. Additionally, unlisted companies are not regulated by equivalent levels of disclosure and investment protection regulations that apply to listed companies. Also, changes in regulatory conditions may adversely affect the marketability and financial performance of certain portfolio investments, which in turn may affect the distributions which the Company receives from such portfolio investments.

Evaluating Credit Risk: Credit ratings of debt obligations or obligors represent the rating agencies’ opinions or estimates regarding their credit quality and are not a guarantee of quality. In addition, rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Therefore, such credit ratings may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes to their credit ratings in response to subsequent events, meaning an obligor’s current financial condition may be better or worse than a rating indicates.

Prepayment: The Company may purchase loans for which the underlying issuers are not subject to any prepayment penalties, even if an issuer determines to prepay the obligation early during the term of the debt investment. Prepayments on loans may be caused by a variety of factors which are often difficult to predict. If the debt investments that the Company is invested in are prepaid without any prepayment penalties, loans purchased at a price greater than par may experience a capital loss and the Company’s ability to achieve its investment objective may be affected.

Refinancing Loans: A significant portion of the Company’s assets will consist of loans for which most or all of the principal is due at maturity. The ability of the obligor under such loans to make such a large payment upon maturity typically depends upon its ability to refinance the loan prior to maturity. The ability of an obligor to consummate a refinancing will be affected by many factors, including the availability of financing at acceptable rates to such obligor, the financial condition of such obligor, the marketability of the collateral (if any) securing such loan, the operating history of the obligor and related business, tax laws and prevailing general economic conditions. Additionally, middle market obligors generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete and may be unable to obtain financing from public capital markets or from more traditional sources, such as commercial banks. Consequently, such obligor may not have the ability to repay the loan at maturity and, unless it is able to refinance such loan, it could default in payment at maturity, which could result in losses to the Company and, indirectly, to Shareholders.

Participation on Creditors’ Committees: Representatives of the Adviser or its affiliates may serve on Creditors’ Committees to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Adviser or its affiliates, on behalf of the Company and other ASP Entities, may also seek to negotiate directly with debtors with respect to restructuring issues. Even if the Adviser or its affiliate joins a Creditors’ Committee, there can be no assurance that the Adviser or such affiliate would be successful in obtaining results favorable to the Company or such other ASP Entities in such proceedings, and the Company may incur significant legal fees and/or other expenses in attempting to do so, as Creditors’ Committees generally consist of many participants, each of which attempts to obtain an outcome that is in its individual best interests. As a result of the Adviser’s service on such Creditors’ Committees, the Company may be deemed to have duties to other creditors represented by the Creditors’ Committees, which might thereby expose the Company to liability to such other creditors who disagree with the Adviser’s actions. Furthermore, by the Adviser participating on Creditors’ Committees, the Company may be contractually obligated to hold the related assets of the Company even if it would otherwise be in the best interests of the Company to sell them. In addition, the Adviser and its affiliates or other ASP Entities may also have or establish relationships with, and participate in Creditors’ Committees with respect to, obligors (through holding debt obligations issued by such obligors or otherwise) whose loans are held by the Company, and such debt obligations may have interests different from or adverse to the loans held by the Company.

No Voting Rights: The Company’s debt investments will not give the Company voting rights with respect to the equity of obligors, subject to certain limited exceptions. Accordingly, holders of the equity in portfolio investments may make decisions which do not serve the interests of the Company as a debt investor.

General Risks

Past Performance Not Necessarily Predictive of Future Performance: There is no assurance that the performance of the Company will equal or exceed the past investment performance of other ASP Entities or WLP.

Reporting Requirements: As a BDC, the Company is subject to the reporting requirements of the 1934 Act and the requirements of the Sarbanes-Oxley Act. The 1934 Act requires that the Company file annual, quarterly and current reports with respect to the Company’s business and financial condition. The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of the Company’s disclosure controls and procedures and internal controls, significant resources and management oversight are required. The Company will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to reporting companies. These activities may divert management’s attention from other business concerns, and may require significant expenditures, each of which could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows. The Company also expects to incur significant additional annual expenses related to these steps, and, among other things, trustees’ and officers’ liability insurance, trustee fees, reporting requirements to the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and other similar expenses. The Company cannot be certain when these activities will be completed or the impact of the same on the Company’s operations. In addition, the Company may be unable to ensure that the process is effective or that the Company’s internal controls over financial reporting are or will be effective in a timely manner. In the event that the Company is unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, the Company may be adversely affected.

The systems and resources necessary to comply with applicable reporting requirements will increase further once the Company ceases to be an “emerging growth company” under the JOBS Act. As long as the Company remains an emerging growth company, the Company intends to take advantage of certain exemptions from various reporting requirements that are applicable to other reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. See “Item 1. Business —Emerging Growth Company.”

Internal Controls: The Company will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. The Company, however, is not required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act, and will not be required to comply with certain of the requirements of Section 404 until the earlier of (i) the Company’s Annual Report on Form 10-K for the year ending December 31, 2027 or (ii) the date the Company is no longer an emerging growth company under the JOBS Act. Accordingly, the Company’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Company will eventually be required to meet. The Company is in the process of building out the Company’s internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

Additionally, the Company has begun the process of documenting its internal control procedures to satisfy the related requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. The Company’s independent registered public accounting firm will not be required to formally attest to the effectiveness of the Company’s internal control over financial reporting until the later of the year following the Company’s first annual report required to be filed with the SEC, or the date the Company is no longer an emerging growth company under the JOBS Act. In addition, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Shares are not traded on a securities exchange, the Company will not be subject to the auditor attestation requirements even if the Company were to no longer qualify as an emerging growth company.

Because the Company does not currently have comprehensive documentation of its internal controls and has not yet tested its internal controls in accordance with Section 404, the Company cannot conclude in accordance with Section 404 that it does not have a material weakness in its internal controls or a combination of significant deficiencies that could result in the conclusion that the Company has a material weakness in its internal controls. As a public entity, the Company will be required to complete its initial assessment in a timely manner. If the Company is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, the Company’s operations, financial reporting or financial results could be adversely affected. Matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject the Company to adverse regulatory consequences, including sanctions by the SEC, and result in a breach of the covenants under the agreements governing any of its financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company or its independent registered public accounting firm were to report a material weakness in the Company’s internal controls over financial reporting. This could materially adversely affect the Company.

The Company’s internal controls over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Company fails to maintain the adequacy of the Company’s internal controls, including any failure to implement required new or improved controls, or if the Company experiences difficulties in their implementation, the Company’s business and operating results could be harmed and the Company could fail to meet the Company’s financial reporting obligations.

Emerging Growth Company: The Company will be and will seek to remain an “emerging growth company” as defined in the JOBS Act until the earliest of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering, if any, of Shares of the Company, (ii) in which the Company has total annual gross revenue of at least $1.235 billion or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of its Shares held by non-affiliates exceeds $700 million as of the date of the Company’s most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1 billion in non-convertible debt securities during the preceding three-year period. For so long as the Company remains an “emerging growth company”, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company intends to take advantage of such extended transition periods.

The Company cannot predict if investors will find the Shares less attractive because the Company will rely on some or all of these exemptions. Investors may be unable to compare the Company’s business with other companies in the Company’s industry if they believe that the Company’s financial accounting is not as transparent as other companies in the Company’s industry. If the Company is unable to raise additional capital as and when the Company needs it, the Company’s financial condition and results of operations may be materially and adversely affected.

Targeted Allocations and Actual Results May Differ: The Adviser and its affiliates base their target allocations with respect to subclass and investment type on information available at the time of each investment allocation decision. Due to market conditions and the structure of underlying investments, and to the extent applicable, the discretion of underlying managers, the Adviser and its affiliates reserve the right to change and adjust target allocations from time to time and actual results may differ from original targets.

Competition: The Company will compete for investments with third-parties, including other BDCs and investment funds (including registered investment companies, private equity or credit funds and mezzanine funds), financial managers, pension funds, corporations, endowments and foundations, wealthy individuals and family offices, as well as other ASP Entities, among many others. The Company competes for limited capacity in such investments. There can be no assurance that the Adviser will be able to locate and complete attractive investments or that the investments which are ultimately made by the Company will satisfy all of the Company’s objectives.

Failure to Contribute Capital: Drawdown Shareholders will be obligated to fund drawdowns to purchase Shares based on the amount of their respective investment. To satisfy such obligations, Drawdown Shareholders may need to maintain a substantial portion of their capital commitments in assets that can be readily converted to cash. Failure by a Drawdown Shareholder to timely fund its capital commitment may result in some of its Shares being forfeited or subject the Drawdown Shareholder to other remedies available to the Company, as set forth in further detail in the form of Subscription Agreement attached as an exhibit to this Registration Statement. Failure of a Drawdown Shareholder to contribute capital could cause the Company to be unable to realize its investment objective. A default by a substantial number of Drawdown Shareholders or by one or more Drawdown Shareholders who have made substantial capital commitments could limit the Company’s opportunities for investment or diversification and cause the Company to be unable to meet its obligations, and likely would subject the Company to significant penalties that would reduce the Company’s returns.

Appropriateness of Investments: An investment in the Company is not appropriate for all investors. An investment is appropriate only for sophisticated investors and an investor must have the financial knowledge, sophistication and experience to understand and willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in an investment in the Company. Prospective investors should consult their independent professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Company in light of their own circumstances and financial condition. An investment in the Company requires a long-term commitment, with no certainty of return. There may be little or no near-term cash flow available to Shareholders. Many of the Company’s portfolio investments will be highly illiquid. Consequently, dispositions of such portfolio investments may require a lengthy time period or may result in distributions in kind to Shareholders.

Business and Regulatory Risks of Alternative Asset Funds: Legal, tax and regulatory changes could occur that may adversely affect the Company at any time. The legal, tax and regulatory environment for funds that invest in alternative investments is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private credit and alternative asset industry by some politicians, regulators and market commentators, may adversely affect the ability of the Adviser to pursue the Company’s strategy and the value of portfolio investments held pursuant to the Company’s strategy. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental as well as self-regulatory scrutiny of the alternative investment fund industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the governing bodies of both U.S. and non-U.S. jurisdictions. It is impossible to predict what, if any, changes may be instituted with respect to the regulations applicable to the Adviser, its affiliates, the markets in which they operate and invest or the counterparties with which they do business, or what effect such legislation or regulations might have. There can be no assurance that the Adviser or its affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations which restrict the ability of the Adviser to implement the Company’s strategy could have a material adverse impact on the Company’s portfolio. To the extent that the Company or the Company’s portfolio investments are or may become subject to regulation by various agencies in the United States or other countries, the costs of compliance will be borne by the Company.

Finally, the SEC and other various U.S. federal, state and local agencies have been conducting inquiries into, and bringing enforcement actions and other proceedings regarding, among other things, trading and other practices against, advisers, sponsors and distributors of portfolio investment companies and investment funds, including the role of placement agents, finders and other similar service providers in the context of investments by public pension plans and other similar entities. The Company, the Adviser or their respective affiliates may receive requests for information or subpoenas from the SEC and other state, federal and foreign regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Adviser, the securities in which the Adviser invests on behalf of its clients or industry-wide practices. The costs of any such increased reporting, registration and compliance requirements may be borne by the Company and may furthermore place the Company at a competitive disadvantage to the extent that the Adviser or issuers are required to disclose sensitive business information.

OTC Derivatives: Pursuant to Dodd-Frank, the CFTC and the SEC have issued rules to implement broad new regulatory requirements and broad new structural requirements applicable to OTC derivatives markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.

Engaging in OTC derivatives or other commodity interest transactions such as futures contracts or options on futures contracts may cause the Company to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. The Adviser will claim relief from CFTC registration and regulation as a commodity pool operator with respect to the Company’s operations, with the result that the Company is limited in the Company’s ability to use futures contracts or options on futures contracts or engage in such OTC derivatives transactions. Specifically, the Company is subject to strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts the Company has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company’s portfolio. The Company intends to operate in a manner to be able to rely on the exclusion from the definition of commodity pool operator provided in Rule 4.5 under the Commodity Exchange Act.

Dodd-Frank also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of commodity-based transactions, recordkeeping requirements, mandatory margining of certain OTC derivatives and mandatory central clearing and swap execution facility (“SEF”) execution of certain OTC derivatives. At present, certain interest rate derivatives and index credit derivatives are subject to mandatory central clearing and SEF execution. Taken as a whole, these changes could significantly increase the cost of using OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure the Company is able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to the Company to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by the Company, all of which could adversely impact the Company’s investment returns.

Limitations on Use of Derivatives: Rule 18f-4 impacts the ability of an Investment Company to use derivatives and other transactions that create future payment or delivery obligations (excluding derivatives transactions used to hedge certain currency or interest rate risks). In accordance with Rule 18f-4, BDCs that use derivatives and certain other related instruments and do not qualify as a “limited derivatives user” are subject to a value-at-risk leverage limit, a derivatives risk management program and testing requirements and requirements related to board reporting. The Company intends to operate and qualify as a “limited derivatives user” and has adopted compliance policies to monitor its derivatives exposure under Rule 18f-4.

The Company may enter into long and short positions in all types of swaps, including rate of return swaps, credit default swaps and interest rate swaps. OTC credit default swaps are bilateral agreements between two parties that transfer a defined credit risk from one party to another.

Derivatives transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular derivative transaction necessarily depend upon the terms of the transaction and the Company’s circumstances. In general, however, all derivative transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may increase liquidity risk. Highly leveraged transactions generally experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction generally is modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the Company to modify, terminate or offset the Company’s obligations under a swap or the Company’s exposure to the risks associated with a swap prior to its scheduled termination date.

As noted herein, the Company may enter into transactions involving privately negotiated off-exchange derivative instruments, including other derivative instruments. There can be no assurance that a liquid secondary market will exist for any particular derivative instrument at any particular time, including for those derivative instruments that were originally categorized as liquid at the time they were acquired by the Company. In volatile markets, the Company may not be able to close out a position without incurring a significant amount of loss. Although OTC derivative instruments are designed to be tailored to meet particular financing needs and, therefore, typically provide more flexibility than exchange-traded products, the risk of illiquidity is also greater as these instruments can generally be closed out only by negotiation with the other party to the instrument. OTC derivative instruments, unlike exchange-traded instruments, are not guaranteed by an exchange or clearinghouse, and thus are generally subject to greater credit risks. In addition, the Company may not be able to convince its counterparty to consent to an early termination of an OTC derivative contract or may not be able to enter into an offsetting transaction to effectively unwind the transaction. Such OTC derivative contracts generally are not assignable except by agreement between the parties concerned, and a counterparty typically has no obligation to permit such assignments. Even if the Company’s counterparty agrees to early termination of such OTC derivatives at any time, doing so may subject the Company to certain early termination charges.

The Company may enter into reverse repurchase agreements. When the Company enters into a reverse repurchase agreement, the Company will sell an asset and concurrently agree to repurchase such asset (or an equivalent asset) at a date in the future at a price roughly equal to the original purchase price plus a negotiated interest rate. In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed to the Company or, in the case of a reverse repurchase agreement, the assets sold by the Company, may be delayed. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage and may impact the amount of leverage available to the Company as a BDC. If the Company reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement may adversely affect the Company’s returns.

Portfolio Company Defaults: A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its debt financing and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity investments that the Company holds. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

As part of the Company’s lending activities, the Company may in certain opportunistic circumstances originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Any such investment would involve a substantial degree of risk. In any reorganization or liquidation proceeding relating to a company that the Company funds, the Company may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Company to the borrower. In addition, to the extent the Company invests in “covenant-lite” loans, the Company may have fewer rights against a borrower.

Concentrated Portfolio: Beyond the asset diversification requirements associated with the Company’s qualification as a RIC for U.S. federal income tax purposes, the Company does not have fixed guidelines for diversification. While the Company will not target any specific industries, the Company’s investments may at times, be concentrated, including, for example during ramp-up or harvest periods in which the number of portfolio companies in which the Company has invested is limited. As a result, the aggregate returns the Company realizes may be significantly adversely affected if a small number of investments perform poorly or if the Company needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which the Company is invested could significantly affect the Company’s aggregate returns.

Market Discussion and Economic Outlook: The market outlook, trends, opportunities and other matters presented in this Registration Statement reflect the Adviser’s current view, which is based on various estimates and assumptions, including about future events. The estimates and assumptions are subject to uncertainties, changes and other risks, many of which may be beyond the Adviser’s control and any of which may cause the actual financial and other results to be materially different from the results expressed or implied herein. There can be no assurance such market outlook, trends, opportunities and other matters will materialize.

Availability of High-Quality Investment Opportunities: Shareholders will be dependent on the ability of the Adviser and its affiliates to provide access to high-quality private markets investment opportunities. There is no assurance that such opportunities will be available or that high-quality investment opportunities will be available at attractive prices. In addition, in the event the Adviser does identify any such opportunities, it should not be assumed that the Company will be allocated a portion of any such opportunity. The application of the factors described herein, and applied under the Allocation Policy, will result in the exclusion of certain ASP Entities, which may include the Company, from an allocation, and the Allocation Policy does not require that an ASP Entity including the Company, participate in every entity in which it is eligible to invest.

Global Economic, Political and Market Conditions: Social, political, economic and other conditions and events, such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest, create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Recent examples include pandemic risks related to COVID-19 (notably, its significant negative impact on economic and market conditions and global supply chains, and the aggressive measures taken worldwide in response by governments and businesses) and geopolitical risks related to Russia’s invasion of Ukraine, ongoing conflicts in the Middle East and other geopolitical tensions, hostilities and instability. Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

In addition, disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. The Company could be subject to any of the following risks, any of which could have a material adverse effect on the Company’s business, financial condition, liquidity, and results of operations:

•	Significant changes or volatility in the capital markets may also have a negative effect on the valuations of the Company’s investments.

•	Significant changes in the capital markets may adversely affect the pace of the Company’s investment activity and economic activity generally.

•

The illiquidity of the Company’s investments may make it difficult for the Company to sell such investments to access capital if required, and as a result, the Company could realize significantly less than the value at which the Company has recorded the Company’s investments.

In addition, current market conditions may make it difficult to obtain indebtedness on favorable terms and any failure to do so could have a material adverse effect on the Company’s business. The debt capital that will be available to the Company in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what the Company would otherwise expect, including being at a higher cost in rising interest rate environments. If the Company is unable to raise debt, then the Company’s equity investors may not benefit from the potential for increased returns on equity resulting from leverage and the Company may be limited in the Company’s ability to make or fund commitments to the Company’s portfolio companies and, in turn, could have a material adverse impact on the Company’s business, operating results and financial condition.

Public Health Risks: Certain countries have been susceptible to epidemics/pandemics, most recently COVID-19. The outbreak of such epidemics/pandemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the regions in which the Company will invest), and thereby may adversely affect the performance of the Company’s investments. Furthermore, the rapid development of epidemics/pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Company and the performance of its investments.

Force Majeure Events: Investments may be subject to catastrophic events and other force majeure events. These events could include fires, floods, earthquakes, adverse weather conditions, epidemics/pandemics, assertion of eminent domain, strikes, acts of war (declared or undeclared), riots, terrorist acts, “acts of God” and similar risks. These events could result in the partial or total loss of an investment or significant down time resulting in lost revenues, among other potentially detrimental effects. Some force majeure risks are generally uninsurable and, in some cases, investment project agreements can be terminated if the force majeure event is so catastrophic that it cannot be remedied within a reasonable time period.

Climate Change: There may be evidence of global climate change. Climate change creates physical and financial risk and some of the Company’s portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of the Company’s portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of the Company’s portfolio companies’ financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions. Additionally, the Paris Agreement and other regulatory and voluntary initiatives launched by international, federal, state, and regional policymakers and regulatory authorities, as well as private actors, which seek to reduce greenhouse gas emissions may expose businesses to so-called “transition risks” in addition to physical risks (changes in weather and climate patterns), including: (i) political and policy risks; (ii) regulatory and litigation risks; (iii) technology and market risks and (iv) reputational risks. These may include, for example, changing legal requirements that could result in increased tax and compliance costs, changes in business operations, the discontinuance of certain operations, or risks tied to changing investor, customer or community perceptions of an asset’s relative contribution to greenhouse gas emissions.

Inflation: Some countries, including the United States, are currently and may in the future experience substantial rates of inflation, which may have negative effects on their economies and securities markets. Governmental efforts to curb inflation (such as price controls) may involve drastic economic measures affecting the level of economic activities. There can be no assurance that the relevant governments will be able to exercise effective control over inflation rates or that a high rate of inflation will not have a materially adverse effect on the Company or its investments.

Collapse of Silicon Valley Bank (“SVB”): SVB had been a significant provider of credit and other banking services to businesses (including emerging businesses) in the technology sector, and to the venture capital, growth capital, private equity and other funds which invest in those businesses. The failure of SVB and Signature Bank (“Signature”) in March 2023 resulted in immediate government intervention as their customers experienced disruptions in the ability to access deposits and draw on credit facilities. As a result, SVB began to operate as a “bridge bank” under control of the Federal Deposit Insurance Corporation (“FDIC”). On March 27, 2023, the FDIC announced that First-Citizens Bank & Trust Company (“First-Citizens”) had acquired all deposits and loans of the SVB “bridge bank”, with deposits assumed by First–Citizens insured by the FDIC up to the insurance limit.

It remains to be seen whether First-Citizens will be active in the technology sector and support emerging businesses in the way that SVB had. Absence from the technology and emerging business sectors of a bank like SVB, or reluctance of such businesses to entrust borrowing and banking relationships to First-Citizens as successor to SVB if it seeks to maintain SVB’s presence in these sectors, may make debt finance and other financing arrangements significantly more difficult for participants in the technology sector to obtain, and significantly more expensive, which could adversely affect the performance of the Company and its portfolio investments. This impact could be exacerbated if other banks or financial institutions that are active in the technology sector experience similar difficulties. In May 2023, JPMorgan Chase Bank acquired the deposit accounts and substantially all the assets of First Republic Bank (“FRB”), another bank that had been active in the technology and entrepreneurial sectors, after it was closed by regulators. It is similarly uncertain whether FRB’s role in the technology and entrepreneurial sectors will be maintained by JPMorgan Chase.

Banking System Instability: Contemporaneous with the collapse of SVB and Signature, liquidity concerns with other banks (particularly U.S. regional banks, which included FRB) resulted in fear of instability in the banking system. Systemic concerns with the banking and financial system have occurred at other times as well. Uncertainty in the banking and financial systems can result in significant and widespread deterioration in market and economic conditions by disrupting access to capital and other financial services, which could adversely affect the performance of the Company and its portfolio investments.

Economic Recessions: The Company’s portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay the Company’s debt investments during these periods. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. In addition, continued uncertainty surrounding the prolonged economic impact of COVID-19, the negotiation of trade deals between the UK and the European Union (the “EU”) following the UK’s exit from the EU, uncertainty between the United States and other countries, including China, with respect to trade policies, treaties, and tariffs, and the Russia-Ukraine and Middle Eastern conflicts, and imposition by the U.S. and other countries of sanctions or other restrictive actions against Russia, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

In an economic downturn, the Company may have non-performing assets or non-performing assets may increase, and the value of the Company’s portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing the Company’s loans. A severe recession may further decrease the value of such collateral and result in losses of value in the Company’s portfolio and a decrease in the Company’s revenues, net income, assets and net worth. Unfavorable economic conditions, including rising interest rates, also could increase the Company’s funding costs, limit the Company’s access to the capital markets or result in a decision by lenders not to extend credit to the Company on terms the Company deems acceptable. These events could prevent the Company from increasing investments and harm the Company’s operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Company holds. See “Portfolio Company Defaults.” The Company may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of the Company’s portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which the Company will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of the Company’s claim to that of other creditors.

Failure of Financial Service Providers: The failure of a bank, lender, broker, custodian or other financial service provider (each, a “Financial Service Provider”), with which the Company or its portfolio investments have a commercial relationship could adversely affect, among other things, the Company’s and its portfolio investments’ ability to access deposits, establish new lines of credit or utilize existing lines of credit (or the costs and terms associated with such lines of credit), consummate transactions and meet obligations, which in turn could have a material adverse impact on the Company and its portfolio investments. While the Company will seek to utilize Financial Service Providers that it believes are creditworthy and capable of fulfilling their obligations to the Company, the failure of a Financial Service Provider may be caused by a variety of factors that are outside of the Company’s control, including negative market sentiment, a rapidly changing interest rate environment, a “run” on withdrawals, fraud, increase in defaulted loans, poor performance or accounting irregularities. Failure of a Financial Service Provider could also hinder the ability of Shareholders to satisfy capital calls, which could lead to shortfalls in the Company’s available cash and other disruptions to the Company’s operations.

Assets held by regulated Financial Service Providers in the U.S. are frequently insured up to stated amounts by organizations such as the FDIC, in the case of banks, or the Securities Investor Protection Corporation, in the case of certain broker-dealers. Although governmental intervention resulted in additional protections for depositors in connection with the aforementioned bank failures, there is no guarantee that there will be such governmental intervention in the future or that such governmental intervention will avoid the risk of loss of, or delays in accessing, uninsured amounts. Neither the Company nor its portfolio investments expect to limit deposit or other accounts at any particular Financial Service Provider to the minimum insured amounts. As a result, the Company and its portfolio investments are subject to losses in respect of uninsured accounts in the event of Financial Service Provider failures. The Company’s and its portfolio investments’ ability to spread its banking and other financial relationships among multiple Financial Service Providers may be limited by certain contractual arrangements, including requirements of credit facilities and other business, operational and administrative considerations.

Information System Failures and Disruptions: The Company’s business is dependent on the Company’s and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in the Company’s activities. The Company’s financial, accounting, data processing, portfolio monitoring, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond the Company’s control. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts;

•	outages due to idiosyncratic issues at specific service providers or counterparties; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on the Company’s operating results and negatively affect the NAV of the Shares and the Company’s ability to pay distributions to Shareholders.

Extraordinary Events: Terrorist activities, anti-terrorist efforts, armed conflicts involving the United States, its interests abroad or other countries and natural disasters may adversely affect the United States, other countries, global financial markets and global economies and could prevent the Company from meeting its investment objectives and other obligations. The potential for future terrorist attacks, the national and international response to terrorist attacks, acts of war or hostility and natural disasters have created many economic and political uncertainties in the past and may do so in the future, which may adversely affect certain financial markets and the Company for the short or long term in ways that cannot presently be predicted.

Cybersecurity: Adams Street, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect the Company and/or its Shareholders, despite the efforts of Adams Street and its service providers and counterparties to adopt technologies, processes and practices intended to mitigate these risks and protect the security of their computer systems, software, networks and other technology assets, as well as the confidentiality, integrity and availability of information belonging to the Company and its Shareholders. For example, unauthorized third-parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems of Adams Street, its service providers, counterparties or data within these systems. Third-parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of Adams Street’s systems to disclose sensitive information in order to gain access to Adams Street’s data. A successful penetration or circumvention of the security of Adams Street’s or its service providers’ or counterparties’ systems could result in the loss or theft of a Shareholder’s data or funds, the inability to access electronic systems, loss or theft of proprietary information or corporate data, physical damage to a computer or network system or costs associated with system repairs. Such incidents could cause the Company, the Adviser and/or their service providers or counterparties to incur regulatory penalties, reputational damage, additional compliance costs or financial loss. Similar types of operational and technology risks are also present for the investments made by the Company and the companies in which the Company directly or indirectly invests, which could have material adverse consequences for such investments and companies, and may cause the Company’s investments to lose value.

Risks Associated with Use of AI Tools: In line with advances in computing technology and data analytics, there has been an increasing trend towards utilizing artificial intelligence, machine learning technology and similar tools, models and systems (collectively, “AI Tools”) by various market participants in the asset management industry. While Adams Street believes that AI Tools have certain advantages and benefits for various applications, the use of AI Tools by market participants also poses risks to Adams Street and its affiliates, the Company and its portfolio companies.

Adams Street may in the future utilize AI Tools in connection with certain of its business activities, including investment activities, and to the extent it does so, Adams Street intends to evaluate from time to time and adjust internal policies governing use of AI Tools by its personnel. Notwithstanding any applicable policies, personnel of Adams Street could, unbeknownst to Adams Street, utilize AI Tools in contravention of such policies. Adams Street, the Company and its portfolio companies could be further exposed to the risks of AI Tools if third-party service providers or any counterparties, whether or not known to Adams Street, also use AI Tools in their business activities. Adams Street will not be in a position to control the operations of third-party service providers or counterparties, the manner in which third-party products are developed or maintained or the manner in which third-party services are provided.

Use of AI Tools by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) — either by third parties in contravention of non-disclosure agreements (or similar undertakings or obligations of confidentiality) or by personnel of Adams Street in contravention of Adams Street’s policies — into AI Tools, resulting in such confidential information becoming part of a dataset that is accessible by other third-party AI Tools and users thereof.

AI Tools are generally highly reliant on the collection and analysis of large amounts of data, and it is generally not possible or practicable to incorporate all relevant data into the model that AI Tools utilize to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error — potentially materially so — and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Tools. In addition, many AI Tools may be subject to one or more undetected errors, defects or security vulnerabilities, which may be discovered only after an AI Tool has been introduced to and/or has had substantial operations in the marketplace. To the extent that Adams Street, the Company or its portfolio companies are exposed to the risks of AI Tools, any such inaccuracies or errors in the data used by AI Tools or any exploitable errors, defects or security vulnerabilities in AI Tools could have adverse impacts on Adams Street (or its affiliates), the Company or its portfolio investments.

AI Tools and their applications, including in the private investment and financial sectors, continue to develop rapidly and have recently become subject to increased scrutiny from lawmakers and regulators. It is impossible to predict the future risks that may arise from such developments.

Investments in Regulated Industries: Certain industries are heavily regulated. The Company may, directly or indirectly, make portfolio investments in portfolio companies operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include energy and power, gaming and healthcare. Investments in portfolio companies that are subject to a high level of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such portfolio company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies may have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such portfolio company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may bring scrutiny and attention to the Company itself, which could adversely affect the Adviser’s ability to implement its investment objectives.

Changes in the Regulatory Environment: The regulatory environment for private funds and other financial entities is evolving. Changes in law or regulations may adversely affect the value of investments held (directly or indirectly) by the Company, may affect the ability of the Company to pursue its investment strategies, or may restrict or prevent the Adviser and/or Adams Street from continuing to perform services for the Company in the manner currently contemplated. The SEC, as well as other regulators, self-regulatory organizations and exchanges, have taken various extraordinary actions and may take additional actions in the future. The effect of any future regulatory changes on Adams Street, the Adviser, the Company and/or any investor could be substantial and result in material amendments to this Registration Statement and/or the terms of the Company’s governing documents. Additionally, the regulation of international securities markets has undergone substantial change in recent years, and such change is expected to continue for the foreseeable future. In particular, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies (such as the Company and the investments it might make) during recent years have led to increased governmental as well as self-regulatory scrutiny of investment funds and the financial industry in general. Many non-U.S. jurisdictions, including the EU, have implemented more extensive regulations with respect to marketing to investors in such jurisdictions, which may affect the Company’s ability to accept commitments from investors in such jurisdictions.

No Right to Participate in Management of the Company: Shareholders will have no right to participate in the management or day-to-day operations of the Company, including investment and disposition decisions. Investors will be dependent on the Adviser for the management of the Company as well as for high-quality deal flow.

Syndications/Joint Ventures: The Company may acquire interests in certain issuers in cooperation with others through syndications, joint ventures, or other structures. Such investments may involve risks not present in investments where a third-party is not involved, including the possibility that a co-venturer or partner of the Company may at any time have other business interests and investments other than the joint venture with the Company, or may have economic or business goals different from those of the Company. In addition, the Company may be liable for actions of its co-venturers or partners. The Company’s ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the syndication or joint venture arrangement. Any such arrangements may involve restrictions on the resale of the Company’s interest in the issuer and/or the Company’s acquisition of additional interests in the issuer.

Risks upon Disposition of Portfolio Investments: In connection with the disposition of a portfolio investment in an issuer, the Company may be required to make representations and warranties about the business and financial affairs of such issuer typical of those made in connection with the sale of any business or may be responsible for the contents of disclosure documents under applicable securities laws. The Company may also be required to indemnify the purchasers of such portfolio investment or underwriters to the extent that any such representations and warranties or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements may result in contingent liabilities, which might ultimately have to be funded by Shareholders.

Litigation: The Company’s investment activities subject it to the risks of becoming involved in litigation or other disputes with third-parties. The expense of prosecuting or defending any such disputes or paying any amounts pursuant to settlements or judgments will be borne by the Company and will reduce amounts available for distribution to Shareholders. The Adviser, its affiliates and others will be indemnified by the Company in connection with such disputes, subject to certain limitations.

Follow-On Investments: The Company may be called upon to provide follow up funding for its portfolio investments or have the opportunity to increase its investment therein. There can be no assurance that the Company will wish to make follow-on investments or that the Company will have sufficient funds to do so. Any decision by the Company not to make follow on investments or its inability to make them may have a substantial negative impact on an issuer in need of such an investment, may diminish the Company’s ability to influence such issuer’s future development or may have a substantial negative impact on such issuer.

Effect of Fees and Expenses on Returns: The Company will bear all expenses related to its operations and will pay the Management Fee, the Incentive Fee, Expense Payments and any fees payable by the Company to third parties. The amount of such expenses and fees is expected to be substantial and will reduce the actual returns to Shareholders. The expenses and fees will be paid regardless of whether the Company produces positive investment returns. If the Company does not produce positive investment returns, expenses and fees will reduce the amount of the investment recovered by the Shareholders to an amount less than the amount invested in the Company by Shareholders.

Public Disclosure Obligations: The Company may be required to disclose confidential information relating to its portfolio investments and its financial results to third parties that may request such information if and to the extent required by U.S. or non-U.S. federal, state or local law or regulation applicable to the Company or to any of the investors, including those investors that are public agencies or governmental bodies. Such disclosure obligations may adversely affect the Company and its investments, in part because such disclosed information may be obtained by competitors of the Company and/or the Company’s investments, as well as certain investors, particularly the investors who are not otherwise subject to public disclosure of information relating to the private holdings of funds in which such investors invest.

Reliance on Reporting from Portfolio Companies: The Adviser’s ability to deliver accurate and timely reports, including delivery of K-1s or equivalent schedules, depends on the accuracy and timeliness of the reports received from the managers of the underlying investments. There can be no assurance that the Adviser will be able to provide tax reporting information on a timely basis because the Company’s ability to provide such information will depend upon receipt of reporting from the underlying investments. Shareholders should therefore be prepared to obtain extensions of the filing dates for their applicable income tax returns.

OID and PIK Instruments: The Company’s investments may include OID and PIK instruments. To the extent OID and PIK constitute a portion of the Company’s income, the Company will be exposed to risks associated with such income being required to be included in income for financial reporting purposes in accordance with U.S. GAAP and taxable income prior to receipt of cash, including the following:

•	OID instruments may have unreliable valuations because the accruals require judgments about collectability of deferred payments and the value of any associated collateral;

•

OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower;

•

For U.S. GAAP purposes, cash distributions to Shareholders that include a component of OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of OID income may come from the cash invested by the Shareholders, the 1940 Act does not require that Shareholders be given notice of this fact;

•

The presence of OID and PIK creates the risk of non-refundable cash payments to the Adviser in the form of Incentive Fees on income based on non-cash OID and PIK accruals that may never be realized; and

•

In the case of PIK, “toggle” debt, which gives the issuer the option to defer an interest payment in exchange for an increased interest rate in the future, the PIK election has the simultaneous effect of increasing the investment income, thus increasing the potential for realizing Incentive Fees.

Company May Not Realize Expected Returns: The Company may not realize expected returns on the Company’s investment in a portfolio company due to changes in the portfolio company’s financial position or due to an acquisition of the portfolio company. If a portfolio company repays the Company’s loans prior to their maturity, the Company may not receive the Company’s expected returns on the Company’s invested capital. Many of the Company’s investments are structured to provide a disincentive for the borrower to pre-pay or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.

Middle-market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on the Company’s commitment, the Company would not realize the Company’s expected return. Similarly, in many cases companies will seek to restructure or repay their debt investments or buy the Company’s other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of the Company’s investment.

Strategic Investments: The Company may pursue growth through acquisitions or strategic investments in new businesses. Completion and timing of any such acquisitions or strategic investments may be subject to a number of contingencies, including the uncertainty in reaching a commercial agreement with the Company’s counterparty, the Company’s ability to obtain required approvals from the Board of Trustees, Shareholders and/or regulators, as well as any required financing (or the risk that these will be obtained subject to terms and conditions that are not anticipated). The announcement or consummation of any transaction also may adversely impact the Company’s business relationships or engender competitive responses.

Acquisitions could involve numerous additional risks, such as unanticipated litigation, unexpected costs, liabilities, charges or expenses resulting from a transaction, the inability to generate sufficient revenue to offset acquisition costs and any changes in general economic or industry specific conditions. There can be no assurance that the integration of an acquired business will be successful or that an acquired business will prove to be profitable or sustainable. The failure to integrate successfully or to manage the challenges presented by an integration process may adversely impact the Company’s financial results. In addition, the proposal and negotiation of acquisitions or strategic investments, whether or not completed, as well as the integration of those businesses into the Company’s existing portfolio, could result in substantial expenses and the diversion of the Adviser’s time, attention and resources from the Company’s day-to-day operations.

The Company’s ability to manage the Company’s growth through acquisitions or strategic investments will depend, in part, on the Company’s success in addressing these risks. Any failure to effectively implement the Company’s acquisition or strategic investment strategies could have a material adverse effect on the Company’s business, financial condition or results of operations.

Failure to Obtain Licenses: The Company may be required to obtain various state licenses to, among other things, originate commercial loans, and may be required to obtain similar licenses from other authorities, including outside of the United States, in the future in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. The Company cannot assure investors that the Company will maintain or obtain all of the licenses that the Company needs on a timely basis. The Company also is subject to various information and other requirements to maintain and obtain these licenses, and the Company cannot assure investors that the Company will satisfy those requirements. The Company’s failure to maintain or obtain licenses that the Company requires, now or in the future, might restrict investment options and have other adverse consequences.

Reserves: The Company will establish reserves for investments by the Company, operating expenses of the Company (including the Management Fee), liabilities and other matters. Inadequate or excessive reserves could impair the investment returns to Shareholders. If reserves are inadequate, the Company may be unable to take advantage of attractive investment opportunities or may not be able to pay its liabilities or expenses as they come due. If reserves for liabilities or expenses are excessive, the Company may decline attractive investment opportunities.

Limited Due Diligence: Pursuant to its investment strategy, the Company may acquire stakes in portfolio companies and acquire securities of issuers without direct discussions with the management of such portfolio companies or issuers. Therefore, the due diligence information on which the Company relies may be difficult to obtain, limited in scope or inaccurate. Further, the Company may invest in portfolio companies and issuers operating in countries where market and financial information is limited. Formal business plans, financial projections and market analyses may not be available. Public information on such potential portfolio companies may be difficult to obtain or verify. As a result of the foregoing, there can be no assurance that the Company will be able to detect or prevent potential or existing problems, such as irregular accounting, employee misconduct or other fraudulent practices, during the due diligence phase or during its efforts to monitor the portfolio investment on an ongoing basis. In the event of fraud by any portfolio company or any of its affiliates, the Company may suffer a partial or total loss of capital invested in that portfolio company.

Expedited Due Diligence: Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of certain investment opportunities. While the Company generally will not seek to make an investment until the Adviser has conducted sufficient due diligence to make a determination as to the acceptability of the credit quality of the investment and the underlying issuer, in such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser may rely upon independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants and the Company may incur liability as a result of such consultants’ actions, many of whom the Company will have limited recourse against in the event of any such inaccuracies.

Decline in Prices: For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which the Company will invest may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be “undervalued” or “discounted” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale, if applicable. It may not be possible to predict, or to hedge against, such “spread widening” risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the assets underlying debt instruments in which the Company will invest.

Credit Support: The Company may be required to make contingent funding capital commitments to issuers (or any subsidiaries thereof) and provide credit support for such obligations. Such credit support may take the form of a guarantee, a letter of credit or other forms of promise to provide funding. Such credit support may result in fees, expenses and interest costs to the Company, which could adversely affect the results of the Company.

Holding Vehicles and Special Purpose Vehicles: From time to time, the Adviser or its affiliates expect to establish one or more holding vehicles or special purpose vehicles beneath the Company to hold directly or indirectly one or more portfolio investments. Proceeds received by such holding vehicle or special purpose vehicle from one portfolio investment which it holds may be applied to satisfy obligations in respect of one or more other portfolio investments held by such holding vehicle. Proceeds are also permitted to be used to pay (directly or indirectly via the Company) the Company’s obligations under any credit facilities (including the payment of principal, interest, fees and expenses related thereto), and thereafter such holding vehicle is permitted to re-borrow (directly or indirectly via the Company) to satisfy obligations in respect of the portfolio investment that generated such proceeds or one or more other portfolio investments.

Currency Exposure and Cash Management: The Company will be denominated in U.S. dollars, will make investments that are denominated in U.S. dollars and may make investments denominated in other currencies. Accordingly, the investment performance of the Company may be affected by currency exchange rate movements. In addition, liquidity may be affected by currency exchange rate movements to the extent such movement results in the Company committing more or less capital to underlying investments than investments from Shareholders. The Company is expected to incur costs in converting capital from one currency to another. Although the Company may enter into hedging transactions designed to reduce such currency risks, including utilizing the subscription-based credit facility, there can be no assurance that the Company will be able to do so successfully or cost-effectively, and the Company reserves the right to decide not to hedge against such risks. Finally, non-U.S. Shareholders will bear the risk of any currency fluctuations between each such Shareholder’s investment denominated in U.S. dollars and such Shareholder’s domestic currency. In addition, a Shareholder’s investment returns may be adversely affected by such currency exchange fluctuations.

Change of Law: In addition to the risks regarding regulatory approvals, government counterparties or agencies may have the discretion to change or increase regulation with respect to the operations of underlying portfolio companies of the Company, or implement laws or regulations affecting an investment’s operations, separate from any contractual rights it may have, or be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on investments. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by investments or gains recognized by the Company or its underlying investments which could impact the ultimate returns of the Company.

Certain Risks Associated with Fundraising: There is no assurance that the Company’s capital fundraising efforts will be within the Company’s targeted range. If the aggregate investments are less than the target investments, the Company may make fewer investments than otherwise expected. In such a case, the Company’s portfolio may be inconsistent with original targets and more concentrated than originally planned, potentially resulting in a portfolio that is less diversified by one or more of time, geography, strategy, manager and/or subclass.

Certain Risks for ERISA and Other Plan Investors: Employee benefit plans and accounts, including those subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code (collectively, “plans”), may invest in the Company. Each plan should consider that neither the Company nor the Adviser is acting, or will act, as a fiduciary to any plan with respect to its decision to acquire or hold Shares. Fiduciaries of plans considering investing in the Company should make their own determinations, in consultation with their advisors, as to the prudence of an investment in the Company in light of the investments that the Company intends to make pursuant to its strategy and the limitations on the marketability of Shares. By making an investment in the Company, the authorizing plan fiduciaries acknowledge and agree that the investment policies and procedures described herein and the Organizational Documents and the Subscription Agreement will govern (even if they conflict with any investment policy or governing instrument applicable to the plan). In considering an investment in the Company, the fiduciaries of a plan should carefully review the plan documents and other facts and circumstances applicable to that plan to make certain that they have the authority to make an investment in the Company under the appropriate plan investment policies and governing instruments. In determining whether to invest in the Company, the fiduciaries of a plan should consider, as applicable, provisions in ERISA or other similar law regarding delegation of control over or responsibility for “plan assets,” and the prohibited transaction provisions of ERISA, the Code or other applicable similar law, which prohibit plans from engaging in specified transactions involving “plan assets.” Violation of the requirements could result in liability for breach of fiduciary duty, disqualification from future fiduciary service, excise taxes and other adverse consequences to the plan fiduciaries.

Unfunded Pension Liabilities of Portfolio Companies: In at least one circuit, a court found that, in certain circumstances, an investment fund could be treated as a “trade or business” for purposes of determining pension liability under ERISA. Therefore, where an investment fund owns 80% or more (or, possibly, under certain circumstances, less than 80%) of a portfolio company, such fund (and any other 80%-owned portfolio companies of such investment fund) might be found liable for certain pension liabilities of such a portfolio company to the extent the portfolio company is unable to satisfy such liabilities. The Company may, from time to time, own an 80% or greater interest in a portfolio company that has unfunded pension fund liabilities. If the Company (or other 80%-owned portfolio companies of the Company) were deemed to be liable for such pension liabilities, this could have a material adverse effect on the operations of the Company and the companies in which the Company will invest. This discussion is based on current court decisions, statutes and regulations regarding control group liability under ERISA as in effect as of the date of this Registration Statement, which may change in the future as the case law and guidance develops.

Non-U.S. Investments: The Company may invest up to 30% of its portfolio in non-qualifying assets, including companies domiciled in Europe and other countries outside of the United States. Investing in non-U.S. securities may involve substantially greater risks than investing in U.S. securities, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which the Company’s non-U.S. investments are denominated, and costs associated with conversion of investment principal and income from one currency to another; (ii) differences between the U.S. and non-U.S. securities markets, including potential price volatility in and relative illiquidity of some non-U.S. securities markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements, and differences in government supervision and regulation; (iv) certain economic and political risks, including potential exchange control regulations, potential restrictions on foreign investments and repatriation of capital and the risks associated with political, economic or social instability, diplomatic developments, and the possibility of expropriation or confiscatory taxation; and (v) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities. While the Adviser will take these factors into consideration in making investment decisions for the Company and intends to manage the Company in a manner to mitigate exposure to the foregoing risks, there can be no assurance that the Adviser will be able to evaluate the risks accurately or that adverse developments with respect to such risks will not adversely affect the value or realization of investments that are held in certain countries.

Difficulty of Bringing Suit or Foreclosure: Because the effectiveness of the judicial systems in certain countries in which the Company may invest varies, the Company (or any issuer) may have difficulty in foreclosing or successfully pursuing claims in the courts of such countries, as compared to other countries. Further, to the extent that the Company or an issuer may obtain a judgment but is required to seek its enforcement in the courts of one of these countries in which the Company invests, there can be no assurance that such courts will enforce such judgment. The laws of other countries lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization and creditors’ rights.

European Union Uncertainty: The UK ceased to be a member of the EU on January 31, 2020 (“Brexit”) and left the EU Customs Union and Single Market on December 31, 2020. On January 1, 2021, EU laws ceased to apply in the UK and the free trade agreement agreed between the UK and EU came into force. Many EU laws were assimilated into UK law, and these assimilated laws continue to apply until such time that they are repealed, replaced or amended. The UK government has enacted legislation that will repeal, replace or otherwise make substantial amendments to EU laws that currently apply in the UK. The UK and the EU put in place a memorandum of understanding to establish a framework for regulatory cooperation on financial services on June 27, 2023. However, there is still uncertainty concerning many aspects of the UK’s legal and economic relationship with the EU, including in relation to the provision of cross-border services. The potential effects on UK businesses of leaving the single market and customs union are currently unclear and may remain so for a considerable period. It is not possible to ascertain the precise impact that Brexit may have but any such impact may have an adverse effect on the UK, the EU and wider global economy and also on the ability of the Company and its underlying investments to execute their respective strategies and to achieve attractive returns. The future application of EU-based legislation to the private fund industry in the UK and the EU will ultimately depend on how the UK renegotiates the regulation of the provision of financial services within and to persons in the EU. There can be no assurance that any renegotiated terms or regulations will not have an adverse impact on the Company and its investments, including the ability of the Company to achieve its investment objectives. Brexit may result in significant market dislocation, heightened counterparty risk, an adverse effect on the management of market risk and, in particular, asset and liability management due in part to redenomination of financial assets and liabilities, an adverse effect on the ability of Adams Street and its affiliates to manage, operate and invest the Company and increased legal, regulatory or compliance burden for Adams Street, its affiliates and/or the Company, each of which may have a negative impact on the operations, financial condition, returns or prospects of the Company.

Environmental, Social and Corporate Governance (“ESG”) Considerations: When making investment decisions, the Adviser generally assesses, as relevant, the ESG-related factors which could cause an actual or potential material negative impact and that are relevant to the companies in which the Company will invest. Further, the Adviser generally conducts post-investment monitoring on all directly or indirectly held portfolio companies. However, the Company’s investment strategy is not specifically intended to promote specific sustainable investment objectives or ESG characteristics. The Adviser’s ESG assessments are subject to the availability of information, and there can be no guarantee that the Adviser will have access to sufficient information to make fully informed decisions. Further, to the extent that the Company makes investments that could be considered to have positive ESG characteristics, such characteristics are considered supplemental to the Company’s investment objective. There can be no guarantee that the Company’s investments will have a positive impact, or avoid a negative impact, on ESG-related factors.

Transfer and Reuse of Assets: No restrictions have been imposed by the Company on the transfer and reuse or rehypothecation arrangements that the Company may employ as a means of reducing the cost of any financing provided by a counterparty to the Company.

High Risk Asset Class: Private markets investments, whether made directly into portfolio companies or indirectly via investment funds or CLOs, are high-risk and subject to partial or total losses.

Reliance Upon Due Diligence Information from Portfolio Companies: The Adviser will conduct due diligence on investment opportunities. The Adviser expects to use outside consultants, legal advisers and accountants to varying degrees depending on the type of investment. Nevertheless, when conducting due diligence, the Adviser will be required to rely on resources available, including information provided by such potential investment (often on a non-reliance basis) and, where such potential investment is relatively young, some due diligence may be subjective. Therefore, there can be no assurance that the due diligence investigations undertaken by the Adviser will reveal or highlight all relevant facts that may be necessary or helpful in evaluating a particular investment opportunity and there can be no assurance that such due diligence will result in an investment being successful.

Market Conditions and Governmental Actions: World financial markets can experience extraordinary market conditions, including, among other things, bank failures, extreme losses and volatility in securities markets and the failure of credit markets to function. In reaction to events such as these, regulators and monetary authorities in the United States and several other countries may undertake significant unprecedented regulatory and monetary actions, and regulators in the United States and abroad may continue to consider and implement measures to maintain the stability and the safety of U.S. and global financial markets. However, U.S. and global financial markets remain volatile. The Company may be adversely affected by the foregoing events, or by similar or other events in the future. In the longer term, there may be significant new regulatory actions and other events that could limit the Company’s activities and portfolio investment opportunities or change the functioning of the capital markets, and there is the possibility of a severe worldwide economic downturn. Consequently, the Company may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns or effectively managing risks.

Risks Related to Business Development Companies

Changes in Law: The Company and the Company’s portfolio companies will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing the Company’s permitted investments may require a change to the Company’s investment strategy. Such changes could differ materially from the Company’s strategies and plans as set forth in this Registration Statement and may shift the Company’s investment focus from the areas of expertise of the Adviser. Thus, any such changes, if they occur, could have a material adverse effect on the Company’s results of operations and the value of an investment in the Company.

Diversification: The Company intends to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that the Company will not be limited by the 1940 Act with respect to the proportion of the Company’s assets that the Company may invest in a single issuer. Beyond the asset diversification requirements associated with the Company’s qualification as a RIC for U.S. federal income tax purposes, the Company does not have fixed guidelines for diversification. While the Company will not be targeting any specific industries, the Company’s investments may be focused on relatively few industries. To the extent that the Company holds large positions in a small number of issuers, or within a particular industry, the Company’s NAV may be subject to greater fluctuation. The Company may also be more susceptible to any single economic or regulatory occurrence or a downturn in a particular industry.

Risks Relating to Qualifying Assets: As a BDC, the 1940 Act will prohibit the Company from acquiring any assets other than certain Qualifying Assets unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are Qualifying Assets. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, the Company will be required to satisfy certain source-of-income, diversification and distribution requirements. Therefore, the Company may be precluded from investing in what the Company believes are attractive investments if such investments are not Qualifying Assets, or if necessary to maintain its status as a RIC. Conversely, if the Company fails to invest a sufficient portion of the Company’s assets in Qualifying Assets, the Company could lose the Company’s status as a BDC, which would have a material adverse effect on the Company’s business, financial condition and results of operations. Similarly, these rules could prevent the Company from making additional investments in existing portfolio companies, which could result in the dilution of the Company’s position, or could require the Company to dispose of investments at an inopportune time to comply with the 1940 Act. If the Company were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the then-current value of such investments.

Failure to Maintain BDC Status: If the Company does not remain a BDC, the Company might be regulated as a closed-end investment company under the 1940 Act, which would subject the Company to substantially more regulatory restrictions and correspondingly decrease the Company’s operating flexibility. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against the Company and/or expose the Company to claims of private litigants. In addition, any such failure could cause an event of default under the Company’s future outstanding indebtedness, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

Regulations Regarding Operation as a BDC and RIC: As a result of the Annual Distribution Requirement (as defined below) to qualify for tax treatment as a RIC, the Company may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. The Company may issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of the Company’s total assets (less total liabilities other than indebtedness represented by senior securities) to the Company’s total indebtedness represented by senior securities plus preferred shares, if any, equals at least 150% after such incurrence or issuance. If the Company issues senior securities, the Company will be exposed to risks associated with leverage, including an increased risk of loss. The Company’s ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit the Company’s investment opportunities and reduce the Company’s ability in comparison to other companies to profit from favorable spreads between the rates at which the Company can borrow and the rates at which the Company can lend. Therefore, the Company intends to seek to continuously issue equity securities, which may lead to Shareholder dilution.

For U.S. federal income tax purposes, the Company is required to recognize taxable income (such as deferred interest that is accrued as OID) in some circumstances in which the Company does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the Company’s status as a RIC. Under such circumstances, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Company is required to pay an Incentive Fee with respect to such accrued income. As a result, the Company may have to sell some of the Company’s investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, the Company may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

The Company may borrow to fund investments. If the value of the Company’s assets declines, the Company may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit the Company from paying distributions and could prevent the Company from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If the Company cannot satisfy the asset coverage test, the Company may be required to sell a portion of the Company’s investments and, depending on the nature of the Company’s debt financing, repay a portion of the Company’s indebtedness at a time when such sales may be disadvantageous.

In addition, the Company anticipates that as market conditions permit, the Company may securitize the Company’s loans to generate cash for funding new investments. To securitize loans, the Company may create a subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. The Company would retain all or a portion of the equity in the securitized pool of loans. The Company’s retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses. The term “subsidiary” includes entities that engage in investment activities in securities or other assets that are primarily controlled by the Company. Further, the Company will treat a subsidiary’s assets as assets of the Company for purposes of determining compliance with various provisions of the 1940 Act applicable to the Company, including those relating to investment policies (Section 8), capital structure and leverage (Sections 18 and 61) and affiliated transactions and custody (Sections 17 and 57). The Company would generally expect to consolidate any such subsidiary for purposes of the Company’s financial statements and compliance with the 1940 Act. In addition, the Board of Trustees will comply with the provisions of Section 15 of the 1940 Act with respect to a subsidiary’s investment advisory contract, if applicable.

Under the 1940 Act, the Company generally will be prohibited from issuing or selling Shares at a price per Share, after deducting selling commissions and dealer manager fees, that is below the Company’s NAV per

Share, which may be a disadvantage as compared with other public companies. The Company may, however, sell Shares, or warrants, options or rights to acquire the Shares, at a price below the current NAV per Share if the Board of Trustees, including the Company’s Independent Trustees, determine that such sale is in the Company’s best interests and the best interests of the Shareholders, and the Shareholders, as well as those Shareholders that are not affiliated with the Company, approve such sale. In any such case, the price at which the Company’s securities are to be issued and sold may not be less than a price that, in the determination of the Board of Trustees, closely approximates the fair value of such securities.

Asset Coverage Requirements: The Company is permitted to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. The Company expects to obtain the approval of its initial Shareholder of a proposal to reduce the asset coverage ratio to 150%; therefore, the Company expects that the asset coverage ratio applicable to the Company’s senior securities will be 150%.

Leverage magnifies the potential for loss on investments in the Company’s indebtedness and on invested equity capital. As the Company may use leverage to partially finance the Company’s investments, Shareholders will experience increased risks of investing in the Company’s securities. If the value of the Company’s assets increases, then leveraging would cause the NAV attributable to Shares to increase more sharply than it would have had the Company not leveraged the Company’s business. Similarly, any increase in the Company’s income in excess of interest payable on the borrowed funds would cause the Company’s net investment income to increase more than it would without the leverage, while any decrease in the Company’s income would cause net investment income to decline more sharply than it would have had the Company not borrowed. Such a decline could negatively affect the Company’s ability to make distributions or pay dividends on the Shares or to make scheduled debt payments or other payments related to the Company’s securities. Leverage is generally considered a speculative investment technique. See “— Risks Related to the Company’s Business and Structure — Ability to Borrow.”

Risks Related to the Company’s Shares

High Degree of Risk: The investments the Company makes in accordance with the Company’s investment objective may result in a higher amount of risk than alternative investment options, including volatility or loss of principal. The Company’s investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in the Shares may not be suitable for someone with lower risk tolerance.

Sales of Shares: Shareholders will not have preemptive rights to purchase any Shares the Company issues in the future. The Declaration of Trust authorizes the Company to issue an indefinite number of Shares. To the extent the Company issues additional Shares at or below NAV, a Shareholder’s percentage ownership interest in the Company may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Company’s investments, Shareholders may also experience dilution in the book value and fair value of their Shares.

Following the BDC Election, pursuant to the 1940 Act, the Company will generally be prohibited from issuing or selling its Shares at a price below NAV per Share, which may be a disadvantage as compared with certain public companies. The Company may, however, sell Shares, or warrants, options, or rights to acquire Shares, at a price below the current NAV of the Shares if the Board, including a majority of the Independent Trustees, determines that such sale is in the Company’s best interests and the best interests of its Shareholders, and the Shareholders, including a majority of those Shareholders that are not affiliated with the Company, approve such sale. In any such case, the price at which the Company’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities (less any distributing commission or discount). If the Company raises additional funds by issuing

Shares or securities convertible into, or exchangeable for, Shares, then the percentage ownership of the Shareholders at that time will decrease and Shareholders will experience dilution. Depending on the terms and pricing of such offerings and the value of the Company’s investments, Shareholders may also experience dilution in the NAV and fair value of their Shares.

Limited Liquidity: The Shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. The Shares will not be registered under the 1933 Act, nor will they be readily transferable, if at all. Pursuant to the terms of the Subscription Agreement, Shareholders generally may not directly, indirectly or synthetically sell, assign, transfer, pledge or otherwise encumber or dispose of their Shares (a “Transfer”) without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders will not be entitled to redeem their Shares. Shareholders must be prepared to bear the economic risk of an investment in the Company for an extended period of time. While the Company may consider a liquidity event at any time in the future, the Company currently does not intend to list its Shares on a national securities exchange or undertake another liquidity event, and the Company is not obligated by the Declaration of Trust or otherwise to effect a liquidity event at any time.

The Company anticipates that liquidity for a Shareholder’s Shares will be limited to participation in a Share repurchase program, which the Company intends to commence no later than the second full calendar quarter after the BDC Election. The Board of Trustees may not approve Share repurchases, and any approval is in the Board’s discretion. In addition, under the share repurchase program, if implemented, the Company will have discretion to not repurchase Shares, to suspend or amend the program, and to cease repurchases. Shareholders may not be able to sell their Shares at all in the event the Board of Trustees amends, suspends or terminates the Share repurchase program absent a liquidity event, and the Company currently does not intend to undertake a liquidity event, and is not obligated by the Declaration of Trust or otherwise to effect a liquidity event at any time. The Company will notify Shareholders of such developments: (i) in its quarterly reports or (ii) by means of a separate mailing, accompanied by disclosure in a current or periodic report under the 1934 Act.

The Share repurchase program may not be for a sufficient number of Shares to meet a Shareholder’s request for Share repurchases and the Company has no obligation to maintain such program. In addition, in any repurchase offer, if the amount requested to be repurchased in any repurchase offer exceeds the repurchase offer amount (which the Company intends to limit to no more than 5% of Shares outstanding as of the close of the previous calendar quarter), repurchases of Shares would generally be made on a pro rata basis (based on the number of such Shares put to the Company for repurchases), not on a first-come, first-served basis. Further, the Company will have no obligation to repurchase Shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law or result in non-compliance with applicable covenants and restrictions under the Company’s financing arrangements and other regulatory restrictions. These limits may prevent the Company from accommodating all repurchase requests made in any quarter.

In addition, if the Company offers, and a Shareholder chooses to participate in, a Share repurchase program, such Shareholder will be required to provide the Company with notice of intent to participate prior to knowing what the NAV per Share will be on the repurchase date. Although the Company expects to offer a Shareholder the ability to withdraw a repurchase request prior to the repurchase date, to the extent a Shareholder seeks to sell Shares to the Company as part of a Share repurchase program, the Shareholder will be required to do so without knowledge of what the repurchase price of the Shares will be on the repurchase date. Any such repurchases will be at a purchase price equal to the NAV per Share as of the last calendar day of the applicable month. As a result, the price at which the Company repurchases Shares may be greater or less than the price at which a Shareholder purchased Shares in this offering. As a result, the Share repurchase program should not be relied upon as a method to sell Shares promptly or at a desired price.

Distributions: Subject to the Board of Trustees’ discretion and applicable legal restrictions, the Board of Trustees intends to authorize, and the Company intends to declare, cash distributions on a monthly basis and pay such distributions on a monthly basis. The Company expects to pay distributions out of assets legally available for distribution. However, the Company cannot assure Shareholders that the Company will achieve investment results that will allow the Company to make a consistent level of cash distributions or year-to-year increases in cash distributions. The Company’s ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to the Company as a BDC may limit the Company’s ability to pay distributions. Distributions from offering proceeds also could reduce the amount of capital the Company ultimately invests in debt or equity securities of portfolio companies. All distributions will be paid at the discretion of the Board of Trustees and will depend on the Company’s earnings, the Company’s financial condition, maintenance of the Company’s RIC status, compliance with applicable BDC regulations and Delaware law and such other factors as the Board of Trustees may deem relevant from time to time. There can be no assurance that the Company will pay distributions to the Shareholders in the future.

Amendment of Declaration of Trust without Shareholder Approval: The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board of Trustees (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under the 1940 Act. So long as an amendment to our Declaration of Trust does not materially alter or change the powers, preferences, or special rights of our Shares so as to affect them adversely, the Board of Trustees may, without Shareholder vote, subject to applicable federal and state law and certain exceptions, amend or otherwise supplement our Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board of Trustees upon notice of our first annual meeting of Shareholders, to require super-majority approval of transactions with significant Shareholders or other provisions that may be characterized as anti-takeover in nature.

Anti-Takeover Provisions: The Declaration of Trust, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire the Company, which attempts could have the effect of increasing the expenses of the Company and interfering with the normal operation of the Company. The Company is not required to hold annual meetings for the election of the Trustees, Trustees may be removed from office only with cause and Shares are not transferable without the consent of the Adviser. In addition, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including shares of preferred shares. The Board will also have the exclusive power to alter, amend or repeal the By-Laws. These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of Shares the opportunity to realize a premium over the value of Shares.

Fluctuations in NAV: The NAV of the Shares may be significantly affected by numerous factors, some of which are beyond the Company’s control and may not be directly related to the Company’s operating performance. These factors include:

•

changes in the value of the Company’s portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC tax treatment or BDC status;

•	distributions that exceed the Company’s net investment income and net income as reported according to U.S. GAAP;

•	changes in earnings or variations in operating results;

•	changes in accounting guidelines governing valuation of the Company’s investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of the Adviser or certain of its key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Distribution Reinvestment Plan: All dividends declared in cash payable to Shareholders will generally be automatically reinvested in Shares, unless otherwise elected by the Shareholder. As a result, Shareholders that do not elect to reinvest their dividends will experience dilution over time.

Preferred Shares or Convertible Debt Securities: The Company cannot assure Shareholders that the issuance of preferred shares and/or convertible debt securities would result in a higher yield or return to Shareholders. The issuance of preferred shares, debt securities or convertible debt would likely cause the NAV of the Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to approach the net rate of return on the Company’s investment portfolio, the benefit of such leverage to the holders of the Shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to exceed the net rate of return on the Company’s portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if the Company had not issued the preferred shares or convertible debt securities. Any decline in the NAV of the Company’s investment would be borne entirely by the holders of the Shares. Therefore, if the market value of the Company’s portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of the Shares than if the Company were not leveraged through the issuance of preferred shares or debt securities. This decline in NAV would also tend to cause a greater decline in the market price, if any, for the Company’s Shares.

There is also a risk that, in the event of a sharp decline in the value of the Company’s net assets, the Company would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares or convertible debt, or the Company’s current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities. In order to counteract such an event, the Company might need to liquidate investments in order to fund the redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, the Company would pay (and the holders of the Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, convertible debt, or any combination of these securities. Holders of preferred shares or convertible debt may have different interests than holders of Shares and may at times have disproportionate influence over the Company’s affairs.

Preferred Offering: The Company is currently conducting the Preferred Offering, which is expected to close in April 2026. Series A Preferred Shares issued by the Company pursuant to the Preferred Offering will rank senior to all classes or series of Shares and will rank on parity with any other class or series of preferred shares created in the future, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Company. As required by the 1940 Act, the holders of Series A Preferred Shares issued pursuant to the Preferred Offering will be entitled as a class to elect two (2) members of the Board of Trustees at all times and to elect a majority of the members of the Board of Trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declaration and payment of distributions or dividends, as applicable, to the holders of the Company’s Shares and Series A Preferred Shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Company’s ability to maintain the Company’s tax treatment as a RIC for U.S. federal income tax purposes. The Series A Preferred Shares will carry a dividend rate of 12.0% per annum of the liquidation preference ($3,000.00) and, therefore, the Company’s ability to pay dividends on Shares may be impaired by the Company’s obligations to the holders of the Series A Preferred Shares.

Additional Preferred Shares with Rights and Preferences Adverse to Shareholders: Under the terms of the Company’s Declaration of Trust, the Board of Trustees is authorized to issue shares of preferred shares in one or more classes or series without Shareholder approval, which could potentially adversely affect the interests of existing Shareholders. For example, the 1940 Act requires that holders of preferred shares must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of distributions or dividends, as applicable, to the holders of Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, if any, might impair the Company’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes.

Conflicting Interest of Shareholders: Shareholders will likely have conflicting investment, tax, and other interests with respect to their investments in the Company, including conflicts relating to the structuring of loans and investment acquisitions and dispositions. As a consequence, conflicts will from time to time arise in connection with decisions made by the Adviser regarding an investment that may be more beneficial to one Shareholder than another, especially with respect to tax matters. The results of the Company’s investment activities will affect individual Shareholders differently, depending on their different situations. In structuring and completing investments, the Adviser generally will consider the investment and tax objectives of the Company and its Shareholders as a whole, not the investment, tax, or other objectives of any Shareholder individually. Thus, there can be no assurance that the structure of the Company or any of its investments will be tax efficient for any particular Shareholder or that any particular tax result will be achieved. In particular, the risk of Shareholders being subject to tax inefficiencies, including taxation under controlled foreign corporation rules in their jurisdiction, withholding tax or other taxation that may arise if certain requirements are not met, or tax timing disadvantages as a result of their participation in the Company may occur and will depend on the individual tax circumstances of each Shareholder.

Choice of Law/Forum Selection: The Declaration of Trust provides that, to the fullest extent permitted by law, the sole and exclusive forum for any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Act or the Declaration of Trust (including any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the Board, or of officers or the Board to the Company, to the Shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the Shareholders, (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Act, (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act or the Declaration of Trust relating in any way to the Company or (F) the U.S. federal securities laws, including the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

The Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions or proceedings. Any person purchasing or otherwise acquiring any of the Shares shall be deemed to have notice of and to have consented to these provisions of the Declaration of Trust. These provisions may limit a Shareholder’s ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Company or the Company’s Trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdiction or in other manners, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither the Company nor any of its investors are permitted to waive compliance with any provision of the U.S. federal securities laws or state securities laws and the rules and regulations promulgated thereunder.

Certain Conflicts of Interest

The Ability of the Adviser to Manage and Support the Company’s Investment Process: The Company does not have any employees. Additionally, the Company has no internal management capacity other than the Company’s appointed executive officers and will be dependent upon the investment expertise, skill and network of business contacts of the Adviser and Adams Street to achieve the Company’s investment objective. The Adviser evaluates, negotiates, structures, executes, monitors and services the Company’s investments. The Company’s success will depend to a significant extent on the continued service and coordination of the Adviser, including its and its affiliates’ key professionals. See “Dependence on Key Personnel.” The Adviser also will depend upon investment professionals to obtain access to deal flow generated by Adams Street.

The Company’s ability to achieve the Company’s investment objective also will depend on the ability of the Adviser to identify, analyze, invest in, finance, and monitor companies that meet the Company’s investment criteria. Adams Street establishes internal investment portfolio construction criteria, targets, limits and guidelines (“Investment Guidelines”) for each of its mandates, certain of which are proprietary and not disclosed herein. Such Investment Guidelines are subject to change at Adams Street’s discretion, based on Adams Street’s view of the market, investment opportunities and expected future changes. Such Investment Guidelines are permitted to limit the timing, amount or type of investments made by the Company and there can be no guarantee that such Investment Guidelines will result in better performance than a portfolio not subject to such Investment Guidelines.

The Adviser’s capabilities in structuring the investment process and providing competent, attentive and efficient services to the Company will depend on the involvement of investment professionals of adequate number and sophistication to match the corresponding flow of transactions. To achieve the Company’s investment objective, the Adviser may need to retain, hire, train, supervise, and manage new investment professionals to participate in the Company’s investment selection and monitoring process. The Adviser may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on the Company’s business, financial condition and results of operations. The Adviser also may be called upon to provide managerial assistance to the Company’s portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment.

In addition, the Adviser depends on its relationships with corporations, financial institutions and investment firms, and the Company will rely to a significant extent upon these relationships to provide the Company with potential investment opportunities. Adams Street has long-term relationships with a significant number of private markets sponsors, issuers and their respective senior management. Adams Street also has relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships may influence whether Adams Street undertakes a particular portfolio investment on behalf of the Company and, if so, the form and level of such portfolio investment. Similarly, Adams Street may take the existence and development of such relationships into consideration in its management of the Company and its portfolio investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of particular portfolio investments that Adams Street will not employ, or actions Adams Street will not take, on behalf of the Company in light of these relationships. If the Adviser fails to maintain its existing relationships or develop new relationships or sources of investment opportunities, the Company may not be able to grow the Company’s investment portfolio. In addition, individuals with whom the Adviser has relationships are not obligated to provide the Company with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Company.

Work on Other Projects; Allocation of Personnel: Investment professionals and employees of Adams Street or its affiliates will devote such time as they deem necessary to conduct in an appropriate manner their business affairs and properly carry out the Company’s strategy. However, other investment activities and ASP Entities are likely to require such investment professionals and employees to devote substantial amounts of their time to matters unrelated to the Company. Employees of affiliates of the Adviser may also serve as Trustees, or otherwise be associated with, companies that are competitors of businesses in which the Company will invest. These businesses may also be counterparties or participants in agreements, transactions, or other arrangements with businesses in which other affiliated investment vehicles have made investments that may involve fees and/or servicing payments to the Adviser or its affiliates.

In addition, Adams Street may also, from time to time, employ employees of its affiliates with pre-existing ownership interests in businesses owned by us; conversely, former employees of Adams Street may, from time to time, serve in significant management roles at businesses or service providers recommended by the Adviser. In such capacity, this may give rise to conflicts to the extent that an employee’s fiduciary duties to such business may conflict with the Company’s interests, but, because Adams Street will generally have made a significant investment in such business, it is expected that such interests will generally be aligned.

Allocation of Investment Opportunities: The Adviser and its affiliates will, from time to time, manage assets for funds and accounts other than the Company—including the ASP Entities. While the Adviser and its affiliates will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by the Adviser and its affiliates in managing its other ASP Entities could conflict with the transactions and strategies employed by the Adviser in managing the Company and may affect the prices and availability of investments. The Adviser and its affiliates may, from time to time, give advice and make investment recommendations to other ASP Entities that differ from advice given to, or investment recommendations made to, the Company, even though their investment objective may be the same or similar to the Company’s. Other ASP Entities, whether now existing or created in the future, could compete with the Company for the purchase and sale of investments.

With respect to the allocation of investment opportunities among the Company and other ASP Entities, the Adviser’s ability to recommend such opportunities to the Company may be restricted by applicable laws or regulatory requirements (including the 1940 Act), and the Adviser will allocate investment opportunities and realization opportunities between the Company and other ASP Entities in a manner that is consistent with the Allocation Policy, which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a fair and equitable basis. The outcome of any allocation determination by the Adviser and its affiliates may result in the allocation of all or none of an investment opportunity to the Company. The allocation of investment opportunities among the Company and other ASP Entities in the manner discussed above may not result in proportional allocations, and such allocations may be more or less advantageous to some relative to others. See “Item 7. Certain Relationships and Related Transactions and Trustee Independence — Policies and Procedures for Managing Conflicts.”

To the extent the Company and such other ASP Entities invest in the same portfolio investments, actions taken by the Adviser or its affiliates on behalf of such other ASP Entities may be adverse to the Company and the Company’s investments, which could harm the Company’s performance. For example, the Company may invest in the same credit obligations, although, to the extent permitted under the 1940 Act, the Company’s investments may include different obligations or levels of the capital structure of the same issuer. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held. Conflicts may also arise because portfolio decisions regarding the Company’s portfolio may benefit such ASP Entities. On the other hand, such ASP Entities may pursue or enforce rights with respect to one of the Company’s portfolio companies, and those activities may have an adverse effect on the Company. As a result, prices, availability, liquidity and terms of the Company’s investments may be negatively impacted by the activities of such ASP Entities, and transactions for the Company may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser’s or its affiliates’ employee benefit plans. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over the Company. The Board will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.

Investments Alongside Affiliates: The Company will be prohibited under the 1940 Act from participating in certain transactions with certain of the Company’s affiliates without the prior approval of a majority of the Company’s Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities will be the Company’s affiliate for purposes of the 1940 Act, and the Company will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of the Board of Trustees and, in some cases, the SEC. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, including other ASP Entities, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves a joint investment), without prior approval of the Board of Trustees and, in some cases, the SEC. If a person acquires more than 25% of the Company’s voting securities, the Company will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Company’s ability to transact business with the Company’s officers or Trustees or their affiliates or anyone who is under common control with the Company. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment adviser. As a result of these restrictions, the Company may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by either of the Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment or disposition opportunities that would otherwise be available to the Company.

The Company and certain of its affiliates, have received exemptive relief from the SEC that the Company intends to rely on to permit the Company to co-invest with other ASP Entities in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, the Company generally expects to be permitted to co-invest with certain of its affiliates pursuant to the conditions of the exemptive order, including that the participants in such co-investment transaction acquire or dispose of the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and with substantially the same other terms. In certain cases where an existing or future investment fund or account managed by Adams Street or any of its affiliates has a pre-existing investment in an issuer in which we and such other investment funds or accounts will co-invest, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board of Trustees will be required to take steps set forth in Section 57(f) of the 1940 Act, including approving the transaction on the basis that, in relevant part (i) the terms of the transaction, including the consideration to be paid or received, are reasonable and fair to the Shareholders and do not involve overreaching of the Company or Shareholders on the part of any person concerned; (ii) the proposed transaction is consistent with the interests of the Shareholders and the Company’s policy as recited in filings made by the Company with the SEC and its reports to Shareholders; and (iii) the Board of Trustees records in its minutes and preserves in its records a description of the transaction, its findings, the information or materials upon which its findings were based, and the basis for its findings.

In addition to co-investing pursuant to the exemptive relief, the Company may invest alongside affiliates or their affiliates in certain circumstances where doing so is consistent with applicable law and current regulatory guidance. For example, the Company may invest alongside such investors consistent with guidance promulgated by the SEC staff permitting the Company and an affiliated person to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Company negotiates no terms other than price. The Company may, in certain cases, also make investments in securities owned by affiliates that the Company acquires from non-affiliates. In such circumstances, the Company’s ability to participate in any restructuring of such investment or other transaction involving the issuer of such investment may be limited, and as a result, the Company may realize a loss on such investments that might have been prevented or reduced had the Company not been restricted in participating in such restructuring or other transaction.

In situations when co-investment with other ASP Entities is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of any exemptive relief granted to the Company by the SEC, the Adviser will need to decide which ASP Entity or ASP Entities will proceed with the investment. Generally, the Company will not be entitled to make a co-investment in these circumstances and, to the extent that another ASP Entity elects to proceed with the investment, the Company will not be permitted to participate. Moreover, except in certain circumstances, the Company will not invest in any issuer in which another ASP Entity holds a controlling interest.

Incentive Fee Structure: The Incentive Fee payable by the Company to the Adviser may create an incentive for the Adviser to make investments on the Company’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. These compensation arrangements could affect the Adviser’s or its affiliates’ judgment with respect to investments made by the Company, which allow the Adviser to earn increased Management Fees and Incentive Fees. The way in which the Incentive Fee is determined may encourage the Adviser to use leverage to increase the leveraged return on the Company’s investment portfolio.

The “catch-up” portion of the Incentive Fee may encourage the Adviser to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and dividend amounts.

The Company may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent the Company so invests, bear the Company’s ratable share of any such investment company’s expenses, including management and performance fees. The Company also remains obligated to pay Management Fees and Incentive Fees to the Adviser with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each Shareholder bears its share of the Management Fees and Incentive Fees of the Adviser and indirectly bears the management and performance fees and other expenses of any investment companies in which the Company invests.

Obligation to Pay Incentive Fee: The Investment Income Incentive Fee payable by the Company to the Adviser is calculated based on the Company’s Pre-Incentive Fee Net Investment Income regardless of any capital losses. In such case, the Company may be required to pay the Adviser an Investment Income Incentive Fee for a fiscal quarter even if there is a decline in the value of the Company’s portfolio or if the Company incurs a net loss for that quarter.

The portion of the Incentive Fee payable by the Company that relates to Pre-Incentive Fee Net Investment Income (i.e., the Investment Income Incentive Fee) may be computed and paid on PIK income. PIK income will be included in the Pre-Incentive Fee Net Investment Income used to calculate the Investment Income Incentive Fee to the Adviser even though the Company does not receive the income in the form of cash. If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the Investment Income Incentive Fee will become uncollectible. The Adviser will not be obligated to reimburse the Company for any part of the Investment Income Incentive Fee it received that was based on accrued interest income that the Company never received as a result of a subsequent default.

The quarterly Investment Income Incentive Fee is recognized and paid without regard to: (i) the trend of Pre-Incentive Fee Net Investment Income as a percent of adjusted capital over multiple quarters in arrears which may in fact be consistently less than the quarterly Hurdle, or (ii) the net income or net loss in the current calendar quarter, the current year or any combination of prior periods. It is therefore possible for the Adviser to receive an Investment Income Incentive Fee even where the overall performance of the Company (and/or the overall performance of one or more Shareholders’ investments therein) has been negative.

For federal income tax purposes, the Company may be required to recognize taxable income in some circumstances in which the Company does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the Company’s tax treatment as a RIC and/or minimize corporate-level U.S. federal income or excise tax. Under such circumstances, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Company is required to pay the Investment Income Incentive Fee with respect to such accrued income. As a result, the Company may have to sell some of the Company’s investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, the Company may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Conflicts Regarding Service Providers: Conflicts of interest may exist with respect to the Adviser’s selection of brokers, dealers, transaction agents, counterparties and financing sources for the execution of the Company’s transactions. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, investment or commercial banking firms and certain other advisors and agents), to the Company or its direct or indirect portfolio companies also are expected to provide goods or services to or have business, personal, political, financial or other relationships with the Adviser and its affiliates. Such advisors and service providers may be Shareholders, affiliates of the Adviser, sources of investment opportunities or co-investors or counterparties therewith, to the extent permitted by law. Subject to the oversight of the Board, these relationships have the potential to influence the Adviser in deciding whether to select or recommend such a service provider to perform services for the Company or a portfolio company (the cost of which will generally be borne directly or indirectly by the Company or such portfolio company, as applicable).

In connection with engaging service providers, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular service provider, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Service providers and financing sources may provide other services that are beneficial to the Adviser and their affiliates, but that are not necessarily beneficial to the Company, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Adviser’s selection of service providers and financing sources.

In addition, the Adviser or an affiliate thereof may exercise its discretion to recommend to a business in which the Company has made an investment that the business contract for services with (i) the Adviser or a related person of the Adviser (which may include a business in which the Company has made an investment); (ii) an entity with which the Adviser or its affiliates and their employees has a relationship or from which the Adviser or its affiliates otherwise derives financial or other benefit, including relationships with joint venturers or co-venturers, or relationships where personnel of the Adviser or its affiliates are seconded, or from which the

Adviser or its affiliates receives secondees; or (iii) certain investors (including Shareholders) or their affiliates. Such relationships may influence decisions that the Adviser makes with respect to the Company.

Although the Adviser and its affiliates select service providers that it believes are aligned with the Company’s operational strategies and will enhance portfolio company performance and, relatedly, the Company’s returns, the Adviser has a potential incentive to make recommendations because of its or its affiliates’ financial or other business interests. In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to the Adviser or its affiliates as compared to services provided to the Company and its portfolio companies, which may result in more favorable rates or arrangements than those payable by the Company or its portfolio companies. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Restrictions Associated with Material Non-Public Information: The Company, directly or through the Adviser or its affiliates, may obtain confidential information about the companies in which the Company invests or may invest or be deemed to have such confidential information. The Adviser or its affiliates, including their investment personnel, may come into possession of material, non-public information through their members, officers, directors, employees, principals or affiliates. The possession of such information may, to the Company’s detriment, limit the ability of the Company, the Adviser and Adams Street to initiate certain transactions or otherwise participate in an investment opportunity. In certain circumstances, employees of Adams Street may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Company’s ability to trade in the securities of such portfolio companies. For example, if personnel of the Adviser or an affiliate were to come into possession of material non-public information with respect to the Company’s investments, such personnel will be restricted by the Adviser’s and its affiliates’ information-sharing policies and procedures or by law or contract from sharing such information with the Company’s management team, even where the disclosure of such information would be in the Company’s best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the Adviser’s ability to enter into or exit from potentially profitable investments for the Company, which could have an adverse effect on the Company’s results of operations. Accordingly, there can be no assurance that the Company will be able to fully leverage the resources and industry expertise of the Adviser and its affiliates in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser or its affiliates will be precluded from providing services to the Company because of certain confidential information available to those individuals or to other parts of the Adviser or its affiliates.

Investments That May Give Rise to Conflicts: The Company does not expect to invest in, or hold securities of, companies that are controlled by an affiliate and/or an affiliate’s other clients. However, the Adviser or an affiliate’s other clients may invest in, and gain control over, one of the Company’s portfolio companies. If the Adviser or an affiliate’s other client, or clients, gains control over one of the Company’s portfolio companies, it may create conflicts of interest and may subject the Company to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions the Adviser may be unable to implement the Company’s investment strategies as effectively as it could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser may choose to exit such investments prematurely and, as a result, the Company may forgo any positive returns associated with such investments. In addition, to the extent that an affiliate’s other client holds a different class of securities than the Company as a result of such transactions, the Company’s interests may not be aligned.

Recommendations of the Adviser: The Adviser and its affiliates may, from time to time, give advice and recommend securities to other ASP Entities which may differ from advice given to, or securities recommended or bought for, the Company even though such other ASP Entities’ investment objectives may be similar to the Company’s, which could have an adverse effect on the Company’s business, financial condition and results of operations.

Indemnification of the Adviser: The Adviser does not assume any responsibility to the Company other than to render the services described in the Investment Advisory Agreement, and will not be responsible for any action of the Board of Trustees in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Indemnified Parties will not be liable to the Company for their acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith or gross negligence in the performance of their duties. The Company has also agreed to indemnify, defend and protect the Indemnified Parties with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties. However, in accordance with Sections 17(i) and 17(h) of the 1940 Act, neither the Adviser nor any of its affiliates, directors, officers, members, employees, agents, or representatives may be protected against any liability to the Company or the Company’s investors to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties involved in the conduct of its office. These protections may lead the Adviser to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.

Employee Investments: Employees of Adams Street, including members of the Private Credit Team, are permitted to invest, and at times will invest significantly, in ASP Entities, including the Company. Such investments can operate to align the interests of Adams Street and its employees with the interests of the ASP Entities and their investors, but will also give rise to conflicts of interest as such employees can have an incentive to favor the ASP Entities in which they participate or from which they are otherwise entitled to share in returns or fees or carried interest. Further, from time to time, employees of Adams Street, or members of their families, could have an interest in a particular transaction, or in securities or other financial instruments of the same kind or class, or a different kind or class, of the same obligor or issuer, that Adams Street directs for an ASP Entity, including the Company.

Pay-to-Play Laws, Regulations and Policies: A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the investment adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Adviser or its affiliates or any service provider acting on its behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Adviser, and thus, the Company.

Potential Merger: The Adviser may in the future recommend to the Board of Trustees that the Company merge with or acquire all or substantially all of the assets of one or more funds, including another BDC and/or another ASP Entity. The Company does not expect that the Adviser would recommend any such merger or asset purchase unless it determines that it would be in the best interest of the Company and the Shareholders, with such determination dependent on factors it deems relevant, which may include the Company’s historical and projected financial performance and any proposed merger partner, portfolio composition, potential synergies from the merger or asset sale, available alternative options and market conditions. In addition, no such merger or asset purchase would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors or trustees, as the case may be, and equity holders of both funds. If the Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Adviser by the Company and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Adviser as a result of managing a single, larger fund instead of two separate funds.

Certain Other Conflicts of Interest: Investment professionals (or their affiliates) of certain third-party private market funds may invest for their own accounts in the Company and it is possible that the Company may make an investment in a fund sponsored by such investment professional’s firm.

It is possible that, in the future, Adams Street may develop new businesses providing investment banking, advisory, broker/dealer, and other services to corporations, financial sponsors, management, or other persons. Such services may relate to transactions that could give rise to investment opportunities that are suitable for the Company; however, the nature of the engagement may preclude the Company from participating in such investment opportunities.

In the event that Adams Street provides services to third parties, it may not take into consideration the interests of the Company or the Company’s underlying investments. The expansion of Adams Street’s services in this manner would present additional conflicts of interest.

Policies and procedures implemented by Adams Street from time to time intended to mitigate conflicts of interest or to address certain regulatory requirements or contractual restrictions may reduce the synergies across Adams Street’s areas of operations or expertise which the Company expects to draw upon to pursue investment opportunities. Because Adams Street manages other ASP Entities, Adams Street may be subject to regulatory and contractual restrictions that it might not otherwise be subject to if it were only managing the Company.

Federal Income Tax Risks

Corporate Tax: To qualify for and maintain RIC tax treatment under the Code, the Company must meet the following annual distribution, income source and asset diversification requirements. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations.”

The Annual Distribution Requirement (as defined below) for a RIC will be satisfied if the Company distributes to the Company’s Shareholders on an annual basis at least 90% of the Company’s “investment company taxable income,” which is generally the Company’s net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by disbursing distributions relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M. The Company would be taxed, at regular corporate rates, on retained income and/or gains, including any short-term capital gains or long-term capital gains. Because the Company may use debt financing, the Company is subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Company from making distributions necessary to satisfy the distribution requirements. If the Company is unable to obtain cash from other sources, or chooses to, or is required to, retain a portion of the Company’s taxable income or gains, the Company could (i) be required to pay income and/or excise taxes or (ii) fail to qualify for RIC tax treatment, and thus become subject to corporate-level income tax on all the Company’s taxable income (including gains) regardless of whether or not such income and gains are distributed to Shareholders.

The income source requirement will be satisfied if the Company obtains at least 90% of the Company’s annual income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or securities, net income derived from an interest in a “qualified publicly traded partnership,” or other income derived from the business of investing in stock or securities.

The asset diversification requirement will be satisfied if the Company meets certain asset diversification requirements at the end of each quarter of the Company’s taxable year. Specifically, at least 50% of the value of the Company’s assets must consist of cash, cash-equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities if such securities of any one issuer do not represent more than 5% of the value of the Company’s assets or more than 10% of the outstanding voting securities of the issuer;

and no more than 25% of the value of the Company’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in the Company having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of the Company’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Company fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Company’s net assets, the amount of income available for distribution, and the amount of the Company’s distributions.

The Company may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Company may invest in certain non-U.S. debt and equity investments which could be subject to non-U.S. taxes (such as income tax, withholding tax, and value added taxes).

Difficulty Paying Distributions: For U.S. federal income tax purposes, the Company may be required to recognize taxable income in circumstances in which the Company does not receive a corresponding payment in cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK, secondary market purchases of debt securities at a discount to par, interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Company must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that the Company has not yet received in cash, such as unrealized appreciation for foreign currency forward contracts and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, the Company may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury regulations as PFICs and/or “controlled foreign corporations.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate-level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Company to recognize income where the Company does not receive a corresponding payment in cash.

Unrealized appreciation on derivatives, such as foreign currency forward contracts, may be included in taxable income while the receipt of cash may occur in a subsequent period when the related contract expires. Any unrealized depreciation on investments that the foreign currency forward contracts are designed to hedge is not currently deductible for tax purposes. This timing rule can result in increased taxable income whereby the Company may not have sufficient cash to pay distributions, or the Company may opt to retain such taxable income and pay a 4% excise tax. In such cases the Company could still rely upon the “spillback provisions” to maintain RIC tax treatment.

The Company anticipates that a portion of the Company’s income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, the Company may elect to amortize market discounts with respect to debt securities acquired in the secondary market and include such amounts in the Company’s taxable income in the current year, instead of upon disposition, as an election not to do so would limit the Company’s ability to deduct interest expenses for tax purposes. Because any OID or other amounts accrued will be included in the Company’s investment company taxable income for the year of the accrual, the Company may be required to make a distribution to the Company’s Shareholders in order to satisfy the Annual Distribution Requirement, even if the Company will not have received any corresponding cash amount. As a result, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain

RIC tax treatment under the Code. The Company may have to sell some of the Company’s investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, make a partial share distribution, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, and chooses not to make a qualifying share distribution, the Company may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Distributions of Fee Income: For any period that the Company does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Shareholders will be taxed as though they received a distribution of some of the Company’s expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Company anticipates that the Company will qualify as a “publicly offered regulated investment company,” beginning with the tax year ending December 31, 2026. However, there can be no assurance that the Company will qualify as a “publicly offered regulated investment company” for any taxable year. If the Company is not a “publicly offered regulated investment company” for any year, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend from the Company in the amount of such U.S. Shareholder’s allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain of the Company’s other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. Individuals are not allowed to take miscellaneous itemized deductions, and such deductions are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.

Adverse Tax Consequences to Shareholders: In order to satisfy the Annual Distribution Requirement applicable to RICs, if the Company is a “publicly offered regulated investment company” the Company has the ability to declare a large portion of a dividend in Shares instead of in cash. As long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes. As a result, a Shareholder would be taxed on 100% of the fair market value of the Shares received as part of the dividend on the date a Shareholder received it in the same manner as a cash dividend, even though most of the dividend was paid in Shares.

Withholding and Other Taxes: The Company intends to structure the Company’s investments in a manner that is intended to achieve the investment structure’s investment objectives and, notwithstanding anything contained herein to the contrary, there can be no assurance that the structure of any investment will be tax efficient for any particular investor or that any particular tax result will be achieved. The returns in respect of the investment structure’s investments may be reduced by withholding or other taxes imposed by jurisdictions in which the investment structure’s investments are organized and operated. In addition, tax reporting requirements may be imposed on investors under the laws of the jurisdictions in which investors are liable to taxation or in which the Company makes investments. Prospective investors should consult their own professional tax advisers with respect to the tax consequences to them of an investment in the Company under the laws of the jurisdictions in which they are liable to taxation.

Tax Reform Legislation: Legislative or other actions relating to taxes could have a negative effect on the Company. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. The Company cannot predict with certainty how any changes in the tax laws might affect the Company, the Company’s Shareholders, or portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the Company’s ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to the Company and the Company’s Shareholders of such qualification or could have other adverse consequences. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Company.

Tax Information Exchange Regimes; FATCA Withholding Tax on Certain Non-U.S. Entities: The United States, pursuant to the “Foreign Account Tax Compliance Act” or “FATCA,” has entered into numerous intergovernmental agreements with various jurisdictions concerning the exchange of information as a means to combat tax evasion. In addition, the OECD has published a global Common Reporting Standard for the exchange of information pursuant to which many countries have now signed multilateral agreements. One or more of these information exchange regimes are likely to apply to the Company and may require the Company to collect and share with applicable taxing authorities information concerning Shareholders (including identifying information and amounts of certain income allocable or distributable to them). A Shareholder’s failure to provide required information may result in expulsion from the investment structure or other potential remedies. In addition, FATCA generally imposes a withholding tax of 30% on a non-U.S. entity’s share of most payments attributable to investments in the United States, including dividends and interest, unless an exception applies. The investment structure may be required to withhold such taxes from certain non-U.S. Shareholders, unless an exception applies.

Additional Regulatory Risks

Privacy Laws: The Company and the Company’s portfolio companies, as well as the Adviser and Adams Street, may be subject to laws and regulations related to privacy, data protection and information security in the jurisdictions in which we/they do business, including such laws and regulations as enacted, implemented and amended in the United States, the EU (and its member states), and the UK (regardless of where the Adviser, Adams Street, the Company and the Company’s portfolio companies, and their/the Company’s affiliates have establishments) from time to time, including the General Data Protection Regulation (EU 2016/679) (the “GDPR”) and the California Consumer Privacy Act of 2018 (as amended, the “CCPA”) (collectively, the “Privacy Laws”).

Compliance with the applicable Privacy Laws may require adhering to stringent legal and operational obligations and therefore the dedication of substantial time and financial resources by the Adviser, Adams Street, the Company and the Company’s portfolio companies, and/ or each of their affiliates, which may increase over time (in particular in relation to any transfers of relevant personal data to third-parties located in certain jurisdictions).

Further, failure to comply with the Privacy Laws may lead to the Adviser, Adams Street, the Company and the Company’s portfolio companies, and/or the Company’s affiliates incurring fines and/or suffering other enforcement action or reputational damage. For example, failure to comply with the GDPR, depending on the nature and severity of the breach (and with a requirement on regulators to ensure any enforcement action taken is proportionate), could (in the worst case) attract regulatory penalties up to the greater of: (i) €20 million / £17.5 million (as applicable); and (ii) 4% of an entire group’s total annual worldwide turnover, as well as the possibility of other enforcement actions (such as suspension of processing activities and audits), liabilities from third-party claims.

The Company’s United States operations in particular will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, where such laws focus on privacy as an individual right in general. For example, California has passed the CCPA, which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers, and either meet certain thresholds with respect to revenue or buying and/or selling consumers’ personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft or disclosure of a consumer’s personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The California Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. Further, California passed the California Privacy Rights Act of 2020 (the

“CPRA”) to amend and extend the protections of the CCPA, effective as of January 1, 2023. The CPRA established a new state agency focused on the enforcement of its privacy laws, which will likely lead to greater levels of enforcement and greater costs related to compliance with the CCPA (and CPRA).

Other states in the United States, have either passed, proposed or are considering similar laws and regulations to the GDPR and the CCPA (such as the Nevada Privacy of Information Collected on the Internet from Consumers Act, which became effective on October 1, 2021, and the Virginia Consumer Data Protection Act passed on March 2, 2021, the Colorado Privacy Act passed on July 8, 2021, the Utah Consumer Privacy Act passed on March 24, 2022, and the Connecticut Data Privacy Act passed on May 10, 2022, all of which became effective in 2023), which could impose similarly significant costs, potential liabilities and operational and legal obligations. Such laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability on regulated entities.

OFAC, FCPA and UK Anti-Bribery Act Considerations: Economic sanctions laws in the United States and other jurisdictions may prohibit Adams Street, the Adviser, their respective professionals and the entities themselves from transacting with or in certain countries and with certain individuals and companies. In the United States, OFAC administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may restrict the Company’s investment activities.

Compliance with the AIFMD: The EU Alternative Investment Fund Managers Directive (2011/61/EU) (“AIFMD”) regulates the activities of certain private fund managers undertaking fund management activities or marketing fund interests to investors in the EEA and the UK, respectively.

To the extent the Company is actively marketed to investors domiciled or having their registered office in the EEA or the UK: (i) the Company and the Adviser will be subject to certain reporting, disclosure and other compliance obligations under the AIFMD, which will result in the Company incurring additional costs and expenses; (ii) the Company and the Adviser may become subject to additional regulatory or compliance obligations arising under national law in certain EEA jurisdictions or the UK, which would result in the Company incurring additional costs and expenses or may otherwise affect the management and operation of the Company; (iii) the Adviser will be required to make detailed information relating to the Company and its investments available to regulators and third parties; and (iv) the AIFMD will also restrict certain activities of the Company in relation to EEA or UK portfolio companies, including, in some circumstances, the Company’s ability to recapitalize, refinance or potentially restructure a portfolio company within the first two years of ownership, which may in turn affect operations of the Company generally. In addition, it is possible that some jurisdictions will elect to restrict or prohibit the marketing of non-EEA funds to investors based in those jurisdictions, which may make it more difficult for the Company to raise its targeted amount of capital.

The EU is implementing a directive to amend AIFMD (“AIFMD II”). AIFMD II will impose obligations including: (i) minimum substance considerations that EU regulators will need to take into account during the alternative investment fund manager (“AIFM”) authorization process; (ii) enhanced requirements around delegation, including additional reporting requirements in relation to delegation arrangements; (iii) new requirements applying to AIFMs managing funds that originate loans; (iv) increased investor pre-contractual disclosure requirements, notably around fees and charges; and (v) a prohibition on non-EU AIFMs and alternative investment funds established in jurisdictions identified as “high risk” countries under the European

Anti-Money Laundering Directive (as amended) or the revised EU list of non-cooperative tax jurisdictions. The final text of AIFMD II was published in the Official Journal of the European Union in March 2024, with AIFMD II due to be implemented by EU member states from 2026. It is possible that AIFMD II may require additional costs, expenses and/or resources, as well as restricting or prohibiting certain activities, including in relation to loan-originating funds and managers or funds established in jurisdictions outside the EU identified as having anti-money laundering and/or tax failings.

The Adviser is a non-EEA AIFM. Non-EEA AIFMs are expected to be subject to reporting and disclosure requirements under AIFMD II as well as the prohibition in respect of “high risk” jurisdictions for anti-money laundering and tax purposes. The application of other AIFMD II requirements may depend on how far individual member states elect to apply AIFMD II to non-EEA AIFMs. This may affect the Company’s implementation of its strategy, and/or lead to increased legal and compliance costs, in one or more EEA member states.

From 2026, AIFMD II will introduce rules in respect of loan-originating funds, including in relation to (a) leverage limits, (b) liquidity requirements for open-ended loan-originating funds, (c) a limit on exposure to a single financial institution, (d) a prohibition on lending to certain entities and/or individuals that may give rise to conflicts of interest, (e) a ban on ‘originate-to-distribute’ strategies, (f) a risk retention requirement, (g) mandatory disclosures and reporting, and (h) policies and procedures for loan origination.

It is not yet confirmed whether or not the AIFMD II requirements in respect of loan-originating funds will apply to non-EEA AIFMs. The Company may or may not, therefore, be required to comply with the AIFMD II restrictions on loan-originating funds. If the Company is required to comply with the AIFMD II restrictions, this could affect the Company’s investment portfolio, require the implementation of policies and procedures for loan origination, and lead to an increase in the resources and costs necessary for compliance.

Furthermore, credit funds have been the subject of increasing regulatory focus at the international and regional levels. To the extent that the Company is engaged in lending activity, it may be subject to restrictions on its activities and be obliged to comply with regulatory reporting and disclosure requirements in accordance with AIFMD II and/or other future regulatory initiatives. This may impact the activities and/or returns of the Company, lead to additional costs and expenses, and/or require the commitment of additional resources.

The International Organisation of Securities Commissions and the Financial Stability Board have called on regulators to consider issues arising from the rapid growth in private finance, including in relation to systemic risk, transparency, leverage, liquidity, and conflicts of interest. It is likely that regulators will continue to focus on the credit funds sector and may introduce further regulatory requirements in the future.

Sustainable Finance Disclosure Regulation (Regulation (EU) 2019/2088) and EU Taxonomy (Regulation (EU) 2020/852): The European Commission has introduced Regulation (EU) 2019/2088 relating to transparency and disclosure obligations for investors, funds and asset managers in relation to ESG factors (the “SFDR”). In addition, the European Commission has also released Regulation (EU) 2020/852 (the “EU Taxonomy”) to establish the criteria for determining whether an economic activity qualifies as environmentally sustainable for the purposes of establishing the degree to which an investment is environmentally sustainable. The SFDR, along with other sustainability and ESG requirements that may, in the future, be imposed by other jurisdictions in which Adams Street does business and/or in which the Company is marketed, may result in additional compliance costs, disclosure obligations or other implications or restrictions on the investment structure or for Adams Street.

Disclosure and due diligence requirements concerning ESG factors under the SFDR and the EU Taxonomy (the “ESG Disclosure Rules”) have applied since March 2021 to various investment firms, AIFMs (including non-EEA AIFMs which have marketed their fund(s) in the EEA under the directive’s national private placement regime pursuant to Article 42 of the directive), providers of certain insurance-based investment products and financial advisers (together, “Affected Firms”). Amongst other things, such disclosures require an Affected Firm that is subject to the ESG Disclosure Rules to make prescribed pre-contractual disclosures relating to the sustainability of investments which will include the manner in which sustainability risks are integrated into their investment decisions as well as in their periodic reports; and on each firm’s website. Should the Adviser make marketing notifications pursuant to Article 42 of the AIFMD in the EEA then the ESG Disclosure Rules will apply to it and the Company. Compliance with the requirements of the ESG Disclosure Rules may be costly. Any regulatory changes arising from implementation of the ESG Disclosure Rules may increase the expense of the Company related to compliance therewith. The Company will be responsible for all fees, costs, expenses and liabilities incurred in connection with the Company and the Adviser’s compliance with the ESG Disclosure Rules; such fees, costs and expenses could impact the Company’s returns.

Regulations Related to Securitization: To the extent the Company is actively marketed to investors domiciled or having their registered office in the EEA or the UK, the EU Securitisation Regulation, including as implemented and retained by the UK following its departure from the EU and amended from time to time, may prohibit the Company from acquiring securitization positions which do not comply with the EU’s risk retention criteria, where the securities / instruments of such securitizations were issued on or after 1 January 2019. The EU’s or UK’s risk retention criteria for securitizations may not be aligned with the criteria for securitizations under the laws of other jurisdictions, where such laws exist, including under U.S. law. This could result in the Company being prohibited from acquiring positions in certain securitizations or similar structures, whether originated in the EU or UK or otherwise, notwithstanding that such transactions would otherwise be permitted in accordance with the Company’s investment strategy / restrictions.

1934 Act Filing Requirements: Because the Shares will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of the Shares will have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, Shareholders who choose to reinvest their distributions may see their percentage stake increased to more than 5%, thus triggering this filing requirement. Each Shareholder will be responsible for determining their filing obligations and preparing the filings. In addition, Shareholders who hold more than 10% of a class of the Company’s equity securities may be subject to Section 16(b) of the 1934 Act, which recaptures, for the benefit of the Company, profits from the purchase and sale, or sale and purchase, of registered stock within a six-month period.

No Regulatory Review: Since this offering is a private offering and is not registered under the 1933 Act or under applicable state securities or “blue sky” laws, this Registration Statement has not been reviewed by the SEC or by the equivalent agency of any state or governmental entity. Review by any such agency might result in additional disclosures or substantially different disclosures from those actually included in this Registration Statement.

THE FOREGOING IS A SUMMARY OF CERTAIN SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE COMPANY. THIS SUMMARY OF RISKS SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO ABOVE ARE THE ONLY RISKS INVOLVED WITH THIS INVESTMENT, NOR SHOULD THE REFERENCES TO THE RISKS BE DEEMED A REPRESENTATION THAT THE MAGNITUDE OF SUCH RISKS IS NECESSARILY EQUAL. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISERS FOR ADVICE IN RELATION TO THIS OFFERING.

ITEM 2.	FINANCIAL INFORMATION

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

The Company was formed on March 29, 2019, as a Delaware limited liability company named Adams Street Private Credit BDC, LLC. On January 15, 2025, the Company converted to a Delaware limited partnership and was renamed Adams Street Credit Solutions Fund, LP. On August 5, 2025, the Company converted to a Delaware statutory trust and was renamed Adams Street Credit Solutions Fund. The Company intends to elect to be treated as a BDC under the 1940 Act and intends to elect to be treated as a RIC for federal income tax purposes, as soon as reasonably practicable. As such, the Company will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Company’s assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the sum of the Company’s investment company taxable income and net tax-exempt income.

The Adviser is a newly formed entity that has entered into a Resource Sharing Agreement with Adams Street, pursuant to which Adams Street will provide the Adviser with experienced investment professionals and access to the resources of Adams Street so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement.

The Company is currently in the development stage and has not commenced investment operations. To date, the Company’s efforts have been limited to organizational and initial operating activities, the cost of which has been borne by the Adviser, but may be subject to recoupment. In the event there is no first Drawdown date or a date on which the Company has drawn amounts on any subscription facility, all initial organizational and operating costs will be borne by the Adviser. As the Initial Closing has not occurred yet, nor has the Company drawn amounts on any subscription facility, no such costs have been recorded by the Company.

Emerging Growth Company Status

The Company will be and will seek to remain an “emerging growth company” as defined in the JOBS Act until the earliest of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering, if any, of Shares of the Company, (ii) in which the Company has total annual gross revenue of at least $1.235 billion or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of its Shares held by non-affiliates exceeds $700 million as of the date of the Company’s most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1 billion in non-convertible debt securities during the preceding three-year period. For so long as the Company remains an “emerging growth company”, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company intends to take advantage of such extended transition periods.

Revenues

The Company plans to generate revenue primarily from interest income on debt investments that the Company holds. In addition, the Company may generate income from dividends on direct equity investments or equity interests (e.g., options, warrants or conversion rights) obtained in connection with originating loans, capital gains on sales of investments and various loan origination and other fees. In addition, the Company may generate revenue in the form of commitment, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance to the Company’s portfolio companies, and consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan. See “Item 2. Financial Information—Critical Accounting Policies—Interest and Dividend Income Recognition.”

Expenses

Services necessary for the Company’s business will be provided through the Administration Agreement and the Investment Advisory Agreement. See “Item 1. Business — Payment of the Company’s Expenses under the Investment Advisory and Administration Agreements” for a description of the Company’s costs, expenses and liabilities. The Company does not currently have any employees nor does it expect to have any employees.

Expense Support Agreement

The Company has entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser may elect to pay certain of the Company’s expenses, including those expenses incurred prior to the first Drawdown date or the date on which the Company has drawn amounts on any subscription facility, on the Company’s behalf. The Adviser has elected to pay certain of the Company’s expenses and may in the future elect to pay additional expenses on the Company’s behalf. The Adviser will be entitled to reimbursement of such expenses from the Company if Available Operating Funds exceed the cumulative distributions accrued to Shareholders, subject to the terms of the Expense Support Agreement. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement.”

Hedging

The Company may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks. These hedging activities, which will be subject to the applicable legal and regulatory compliance requirements, may include the use of futures, options and forward contracts. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company’s business or results of operations. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy that the Company employs will be successful.

The Company intends to qualify as a “limited derivatives user” in accordance with SEC Rule 18f-4 under the 1940 Act, which will require the Company to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

The Company intends to generate cash primarily from the net proceeds of the Private Offering, from cash flows from interest and fees earned from the Company’s investments and from principal repayments and proceeds from sales of the Company’s investments and borrowings from banks or other lenders. The Company will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary and market terms; however, the Company cannot assure you that it will be able to do so. The Company’s primary use of cash will be investments in portfolio companies, payments of the Company’s expenses, debt service of any borrowings and payment of cash distributions to the Company’s Shareholders.

Credit Facilities and Other Borrowings

On August 6, 2024, WLP entered into, through the Financing SPV, the Wells Facility, providing for a senior secured revolving credit facility to the Financing SPV of $100 million. Proceeds from borrowings under the Wells Facility were used to facilitate the Company’s initial acquisitions of Middle Market Senior Loans and pay related expenses, and may be used to facilitate additional investments, pay additional related expenses and make certain permitted distributions to stockholders.

In addition, on June 30, 2025, the Company obtained the ASP Note providing a principal amount of up to $55 million. Proceeds from borrowings under the ASP Note were used to facilitate certain acquisitions of Middle Market Senior Loans. The Company intends to repay any amounts outstanding under the ASP Note in connection with the BDC Election. Following the BDC Election, the Company may determine to re-draw amounts under, or alternatively terminate, the ASP Note.

See ”Item 1A. Risk Factors — Credit Facilities and Other Borrowings.”

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. The Company has identified investment valuation and revenue recognition as the Company’s most critical accounting estimates. On an ongoing basis, the Company evaluates the Company’s estimates, including those related to the matters described below. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of the Company’s critical accounting policies follows.

Investments at Fair Value

The Company will follow, and the Valuation Policy is consistent with, the provisions of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820 requires the Company to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company has considered its principal market as the market in which the Company exits its portfolio investments with the greatest volume and level of activity. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820, these inputs are summarized in the three broad levels listed below:

•	Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company will evaluate the source of inputs, including any markets in which the Company’s investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser will subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, or an independent valuation firm, will review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Where there may not be a readily available market value for the investments in the Company’s portfolio, the fair value of the investments may be determined using unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Determinations in Connection with a Drawdown

In connection with a Drawdown, the Board of Trustees or a committee thereof will be required to make the determination that the Company is not selling Shares at a price below the then current NAV of the Shares, exclusive of any distributing commission or discount (which NAV shall be determined as of a time within 48 hours, excluding Sundays and holidays, next preceding the time of such determination), the Board of Trustees or an authorized committee thereof will consider the following factors, among others, in making such a determination:

•	the NAV of the Shares determined as of the last calendar day of the immediately preceding month;

•

the Company’s management’s assessment of whether any material change in the NAV per Share has occurred (including through the realization of gains on the sale of the Company’s portfolio securities during the period beginning on the date of the most recently disclosed NAV per Share and ending 48 hours (excluding Sundays and holidays)) prior to the date on which the amount of the Drawdown is due; and

•

the magnitude of the difference between (i) a value that the Board of Trustees or a committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of the Shares, which is based upon the NAV of the Shares disclosed in the most recent periodic report that the Company filed with the SEC, as adjusted to reflect the Company’s management’s assessment of any material change in the NAV of the Shares since the date of the most recently disclosed NAV of the Shares, and (ii) the NAV of the Shares as of the most recently completed calendar month.

These processes and procedures are part of the Company’s compliance policies and procedures. Records are made contemporaneously with all determinations described in this section and these records will be maintained with other records that the Company is required to maintain under the 1940 Act.

Notwithstanding the foregoing, no such determination will be required in connection with Drawdowns pursuant to which Shareholders will purchase Shares effective as of the first business day of a month, based on the NAV per Share as determined as of the last calendar day of the immediately preceding month.

Interest and Dividend Income Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts, amortization of premiums and PIK interest. Discounts from and premiums to par value on investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. Unless providing services in connection with an investment, such as syndication, structuring, administration or diligence, all or a portion of any loan fees received by us will be deferred and amortized over the investment’s life. To the extent loans contain PIK provisions, PIK interest, computed at the contractual rates, is accrued and recorded as interest income and added to the principal balance of the loan. PIK interest income added to the principal balance is generally collected upon repayment of the outstanding principal.

Loans are generally placed on non-accrual status when interest and/or principal payments become materially past due and there is reasonable doubt that principal or interest will be collected in full. Recognition of interest income of that loan will be ceased until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Company’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in the Company’s judgment, are likely to remain current. The Company may make exceptions to this policy if the loan has sufficient collateral value or is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected, and the amount of uncollectible interest can be reasonably estimated.

Dividend income on preferred equity is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

Investment Transactions

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any, which are generally treated as ordinary income) from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Income Taxes

The Company intends to elect to be treated and to qualify annually thereafter as a RIC under Subchapter M of the Code. To maintain the Company’s RIC tax election, the Company must, among other requirements, meet certain annual source-of-income and quarterly asset diversification requirements. The Company also must annually satisfy the Annual Distribution Requirement.

If the Company fails to satisfy the Excise Tax Avoidance Requirement, the Company will be subject to a 4% nondeductible U.S. federal excise tax on the amount by which the Company does not meet the Excise Tax

Avoidance Requirement. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year-end (or earlier if estimated taxes are paid).

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

The Company is subject to financial market risks, including changes in interest rates. Because the Company expects to borrow money to make investments, the Company’s net investment income will depend in part upon the difference between the rate at which the Company borrows funds and the rate at which the Company invests these funds as well as the Company’s level of leverage. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Company’s net investment income or net assets.

From time to time, the Company may make investments that are denominated in a foreign currency. These investments are translated into U.S. dollars at each balance sheet date, exposing the Company to movements in foreign exchange rates. The Company may hedge against interest rate and foreign currency fluctuations by using standard hedging instruments such as futures, options and forward contracts or a credit facility subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate the Company against adverse changes in interest rates and foreign currencies, such activities may also limit the Company’s ability to participate in benefits of lower interest rates or higher exchange rates with respect to the portion of the Company’s portfolio of investments, if any, with fixed interest rates or denominated in foreign currencies.

The Company plans to invest primarily in illiquid debt and equity securities of private companies. Most of the Company’s investments will not have a readily available market price, and the Company will value these investments at fair value as determined in good faith, in accordance with the valuation policy and procedures established by the Board of Trustees. There is no single standard for determining fair value in good faith, and the lack of available information about the Company’s investments could impact the ability to value the Company’s investments. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments the Company makes. See ”Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters — Determination of NAV — Valuation of Portfolio Securities.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions and Trustee Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES

The Company does not own any real estate or other physical properties materially important to the Company’s operations. The Company’s headquarters are located at One North Wacker Drive, Suite 2700, Chicago, IL 60606 and are provided by the Administrator in accordance with the terms of the Administration Agreement. The Company believes that the Company’s office facilities are suitable and adequate for the Company’s business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [●], 2026, certain ownership information with respect to the Company’s Shares for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of the Company’s outstanding Shares, each of the Company’s officers and Trustees and all of the Company’s officers and Trustees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power over such Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement. Percentage of beneficial ownership is based on [●] Shares outstanding as of [●], 2026.

Unless otherwise indicated in the footnotes to the following table, the address of the persons listed in the below table is c/o Adams Street Advisors, LLC, One North Wacker Drive, Suite 2700, Chicago, IL 60606.

Name and Address	Shares Owned		Percentage
5% Owners
[●]	[●	]	[●	]%
Independent Trustees
William Adams IV	—		—
Victoria J. Herget	—		—
Frank M. Porcelli	—		—
Interested Trustees
James F. Walker	—		—
Miguel F. Gonzalo	—		—
Executive Officers (who are not Interested Trustees)
William Sacher	—		—
Steve Landau	—		—
Shannon Carlin	—		—
Eric Mansell	—		—
Vikas Sharma	—		—
Lizzie Gomez	—		—
All officers and Trustees as a group (11 persons)	—		—

*	Represents less than 1.0%

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

The Company’s business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of the Company’s investment activities, the fair valuation of the Company’s investments, oversight of the Company’s financing arrangements and corporate governance activities. The Board of Trustees consists of five (5) members, three (3) of whom are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as “Independent Trustees.” The Board of Trustees elects the Company’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Biographical information regarding the Board of Trustees is set forth below. Each Trustee will hold office until his or her death, resignation, removal or disqualification.

Name, Address(1) and Year of Birth	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Trusteeships Held During Past 5 Years
Independent Trustees

William Adams IV (1955)	Trustee	Since inception	Retired	3	Director, Evanston Alternative Opportunities Fund (2020-2024)

Victoria J. Herget (1951)	Trustee	Since inception	Retired	3	Trustee, certain of the Invesco Exchange-Traded Funds (since 2019)

Frank M. Porcelli (1961)	Trustee	Since inception	Partner at Convergency Partners (since 2020)	3	Director, Smart Sand, Inc. (since 2021)

Interested Trustees

James F. Walker (1963)	Trustee	Since inception	Retired; Partner, Global Head of Wealth at Adams Street (2024-2026); Partner, Chief Operating Officer at Adams Street (2017-2024)	3

Miguel F. Gonzalo (1972)	Trustee	Since inception	Head of Investments Strategy and Risk Management at Adams Street (since 2014); Partner, Investor Relations at Adams Street (2001-2013)	3

(1)	The address of each Trustee is care of the Company at One North Wacker Drive, Suite 2700, Chicago, IL 60606.
(2)	The Fund Complex consists of the Company, Adams Street Private Equity Navigator Fund, LLC and Adams Street Venture & Growth Fund.

Executive Officers

Information regarding the executive officers of the Company that are not Trustees is as follows:

Name	Year of Birth	Position
William Sacher	1957	President

Steve Landau	1972	Chief Executive Officer

Shannon Carlin	1984	Vice President, Chief Financial Officer and Treasurer

Eric Mansell	1973	Vice President, Chief Legal Officer and Secretary

Vikas Sharma	1979	Chief Compliance Officer

Lizzie Gomez	1986	Vice President and Assistant Secretary

Each officer holds office at the pleasure of the Board of Trustees until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Trustees

The Company’s Trustees have been divided into two groups —Independent Trustees and interested Trustees. An interested Trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a Trustee who is not an “interested person.”

Independent Trustees

William Adams IV. Mr. Adams has over three decades of experience in the investment management industry. He previously served in senior leadership positions at Nuveen, the investment management division of Teachers Insurance and Annuity Association of America. Mr. Adams previously served on the boards of trustees of the Evanston Alternative Opportunities Fund and certain funds in the Nuveen Funds complex.

Victoria J. Herget. Ms. Herget has over three decades of experience in the investment management industry. She previously served in senior leadership positions at Zurich Scudder Investments, the U.S. asset management unit of Zurich Financial Services, and its predecessor firms. Ms. Herget currently serves on the board of trustees of certain funds in the Invesco Exchange-Traded Funds complex, and previously served on the boards of trustees/directors of certain funds in the Oppenheimer Funds and First American Funds complexes.

Frank M. Porcelli. Mr. Porcelli has over three decades of experience in the investment management industry. He currently is a managing partner at Convergency Partners, an advisory and consulting business focused on the asset management, wealth management and financial technology industries, and serves on the board of Smart Sand, Inc. Mr. Porcelli previously served in senior leadership positions at BlackRock, Putnam Investments and Goldman Sachs.

Interested Trustees

James F. Walker. Mr. Walker has over three decades of experience in the investment management industry. From 2024 to 2026, Mr. Walker led Adams Street’s wealth management business, with an emphasis on developing and scaling of products and services designed to service financial advisors and their clients. From 2017 to 2024, he served as Adams Street’s Chief Operating Officer, overseeing the firm’s finance, human resources, legal, information technology, and client reporting functions. Prior to joining Adams Street, he was the Chief Operating Officer for Credit Suisse’s Private Bank Americas where he had full P&L responsibility in addition to overseeing the finance, human resources, legal, compliance, and technology functions. Prior to Credit Suisse, Mr. Walker spent seven years at Morgan Stanley Global Wealth Management where he served on the management committee and held several roles including Director of Product Strategy, Director of the Consulting Group, and

Chief Operating Officer of Investment Products. Before Morgan Stanley, he spent nearly two decades at Merrill Lynch with his final role being Chief Administrative Officer for the Global Private Client business.

Miguel F. Gonzalo. Mr. Gonzalo sets investment strategy and leads Adams Street’s risk management function while collaborating with investors to formulate strategies that leverage Adams Street’s global investment capabilities. He works closely with investors in the management of their portfolios, including the development and ongoing monitoring of their private market programs. He is actively involved in the portfolio construction and monitoring of Adams Street’s various fund of funds programs and separate accounts. Prior to joining Adams Street, Mr. Gonzalo was Head of the Performance Analysis Group in the Asset Allocation/Currency Group of Brinson Partners where he oversaw the design and management of Brinson’s performance attribution and analytics systems. He is also a member of the CFA Society of Chicago and the CFA Institute.

Information About Executive Officers Who Are Not Trustees

William Sacher. Mr. Sacher leads the investment, portfolio construction, and fundraising efforts of the Private Credit Team, and manages key relationships with general partners in North America and Europe. Prior to joining Adams Street, he was head of the US Private Debt Group (at the time the Mezzanine Debt Group) at Oaktree Capital Management. In this role he developed the strategy, managed the team, and approved the investments. In conjunction with Oaktree’s in-house marketing team, Mr. Sacher led the fundraising effort for each of the three funds for which he was responsible. Prior to Oaktree, Mr. Sacher worked at J.P. Morgan, where he was the Co-Head of both the Leveraged Finance Origination Team and the High Yield Capital Markets Group. He previously worked at NationsBank as head of the high yield business where he was responsible for the High Yield Origination Team, the High Yield Capital Markets Group, Private Placements, and NationsBridge (the bank’s bridge loan unit). He commenced his career at Bear Stearns. Mr. Sacher received an MBA and BA from New York University.

Steve Landau. Mr. Landau is responsible for developing new products and strategies for Adams Street’s global clients. He works closely with the investment teams and investor relations to help the firm deploy investment capacity across new client segments, geographies, and distribution channels. Before joining Adams Street, Mr. Landau was the Head of Product Development at FS Investments, where he led the product development effort of a $20 billion alternative asset manager by sourcing, evaluating, designing, and launching new investment strategies and selecting subadvisors. Prior to FS Investments, Mr. Landau worked for six years at New York Life Investment Management, as Head of Product Development & Alternative Investment Business Development and as Head of the Investment Consulting Group. Early in his career, he held product development and trading roles at Morgan Stanley Investment Management, UBS Global Asset Management, and the Republic National Bank of New York. Mr. Landau received an MBA from the University of Pennsylvania (Wharton) and BS from Yeshiva University.

Shannon Carlin. Ms. Carlin oversees the investment accounting and financial reporting functions related to Adams Street’s private credit investments and funds. Her responsibilities include the review and maintenance of accounting records data, oversight of external auditors, administrators and other vendors, and management of the private credit investment valuation process. Prior to Adams Street, Ms. Carlin was a Director at Vista Equity Partners where she was responsible for accounting, financial reporting, and operational requirements for Vista Credit Partners’ registered credit products and private credit. Previously, Ms. Carlin has held several managerial roles at PricewaterhouseCoopers, most recently serving as Director in the Alternative Asset Management group. Ms. Carlin received a PGDA from the University of Cape Town and BS from the University of Stellenbosch.

Eric Mansell. Mr. Mansell is a Partner and Chief Legal Officer of Adams Street. He leads the firm’s Legal Team and oversees all legal aspects of the firm’s operations, including fundraising multiple commingled and customized products across both private equity and private credit strategies. He is also responsible for the legal aspects of the investment activities of the firm through direct, fund of funds, and private credit investments. Prior to joining Adams Street, Mr. Mansell was with Dentons LLP (formerly Sonnenschein Nath & Rosenthal LLP) as a member of the corporate practice group where he was responsible for various transactions involving public and privately held companies, acting as outsourced general counsel to public and privately held companies, and assisting with a range of securities transactions. Mr. Mansell received a JD from Loyola University School of Law and a BA from University of Washington.

Vikas Sharma. Mr. Sharma has been an employee of ACA Group since November 2022. Prior to joining ACA Group in November 2022, Mr. Sharma was Deputy Chief Compliance Officer at Nephila Capital Ltd., a registered investment adviser focused on insurance-linked securities and climate risk, from March 2021 to October 2022. Prior to that, Mr. Sharma was Senior Compliance Officer at CORE CCO, a Compliance Consulting Firm, from June 2020 to February 2021. Prior to that, Mr. Sharma was a Senior Vice President of Compliance at Hudson Advisors, a large private equity fund focused on distressed investment opportunities and real estate, from 2016 to 2020. Prior to that, Mr. Sharma was a Manager of Compliance at Stellus Capital, a publicly listed middle-market BDC, from 2012 to 2016. Mr. Sharma has a B.Com in Accounting and Finance and an MBA from Symbiosis International University in India.

Lizzie Gomez. Ms. Gomez is responsible for the coordination, structuring, formation and negotiation of private equity and private credit investment registered funds, including business development companies. In addition, she collaborates with registered fund boards in the ongoing management of respective funds and supports the management of corporate documentation and corporate contracting for the firm. Prior to Adams Street, Ms. Gomez was the Deputy Head of Strategies at Stone Ridge Asset Management LLC. In this role, she advised on the regulatory structure of and disclosure for 1933 Act and 1940 Act-registered funds and private funds for retail and institutional investors. Previously, Ms. Gomez held an Associate role at Cleary Gottlieb Steen & Hamilton LLP. Ms. Gomez received a JD from Columbia Law School and a BA from Williams College.

Board Leadership Structure and Oversight Responsibilities

Overall oversight for the Company is the responsibility of the Board of Trustees. The Company has entered into the Investment Advisory Agreement pursuant to which the Adviser manages the Company on a day-to-day basis. The Board of Trustees is responsible for overseeing the Adviser and other service providers for the Company’s operations in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Declaration of Trust. The Board of Trustees meets in-person at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings and may also act by unanimous consent. As described below, the Board of Trustees has established a Nominating and Governance Committee and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

Under the By-Laws, the Board of Trustees may designate a chair (a “Chair”) to preside over the meetings of the Board of Trustees and meetings of Shareholders and to perform such other duties as may be assigned to a Chair by the Board of Trustees. The Company does not have a fixed policy as to whether any Chairs of the Board of Trustees should be Independent Trustees and believes that the Company should maintain the flexibility to select a Chair and reorganize the leadership structure, from time to time, based on criteria that are in the Company’s and the Company’s Shareholders’ best interests at such times. A Chair’s role is to preside at all meetings of the Board of Trustees and to act as a liaison with the Adviser, counsel and other Trustees generally between meetings. A Chair also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees believes that its leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board of Trustees in a manner that enhances effective oversight.

The Company is subject to a number of risks, including investment, compliance, operational, conflicts of interests and valuation risks, among others. Risk oversight forms part of the Company’s general oversight by the

Board of Trustees and is addressed as part of various Board of Trustees and committee activities, as described below in more detail. Day-to-day risk management functions is subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), who carry out the Company’s investment management and business affairs. The Adviser and other service providers will employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management depends on their functions and business models. The Board of Trustees recognizes that it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight, the Board of Trustees interacts with and reviews reports from, among others, the Adviser, the Company’s Chief Compliance Officer, the Company’s independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Company and applicable risk controls. The Board of Trustees may, at any time and in its discretion, change the manner in which it conducts risk oversight. The Company believes that the Board of Trustees’ role in risk oversight must be evaluated on a case-by-case basis and that its existing role in risk oversight is appropriate.

The Board of Trustees has established an Audit Committee and a Nominating and Governance Committee, and may form additional committees in the future.

Audit Committee

The Audit Committee is composed of William Adams IV, Victoria J. Herget and Frank M. Porcelli, each of whom is an Independent Trustee. Mr. Adams serves as the Chair of the Audit Committee. The Board of Trustees has designated Mr. Adams as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K.

In accordance with its written charter, the Audit Committee, among other things, (a) assists the Board of Trustees with oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s independent registered public accounting firm; (b) prepares an audit committee report, if required by the SEC, to be included in the Company’s annual proxy statement; (c) oversees the scope of the Company’s annual audit of the Company’s financial statements, the quality and objectivity of the Company’s financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of the Company’s independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to the Company and certain other persons by such independent registered public accounting firm; (f) acts as a liaison between the Company’s independent registered public accounting firm and the Board of Trustees; and (g) conducts reviews of any potential related party transactions brought to its attention and, during these reviews, considers any conflicts of interest brought to its attention.

The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Trustees in fulfilling its responsibilities for overseeing and monitoring:

•	the quality and integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the review of the independence and performance of, as well as communicating openly with, the Company’s independent registered public accounting firm; and

•	the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.

The Audit Committee also monitors the execution of the valuation procedures, makes certain determinations in accordance with such procedures, and assists the Board of Trustees in its oversight of the valuation of the Company’s investments; reviews and approves recommendations by the Adviser for changes to the Company’s valuation policies for submission to the Board of Trustees for its approval; reviews the Adviser’s presentations on valuation, including valuations from any independent valuation firm; and oversees the implementation of the Company’s valuation procedures by the Adviser.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of William Adams IV, Victoria J. Herget and Frank M. Porcelli, each of whom is an Independent Trustee. Ms. Herget serves as the Chair of the Nominating and Governance Committee.

In accordance with its written charter, the Nominating and Governance Committee recommends to the Board of Trustees persons to be nominated by the Board of Trustees for election at the Company’s meetings of Shareholders, special or annual, if any, or to fill any vacancy on the Board of Trustees that may arise between Shareholder meetings. The Nominating and Governance Committee also makes recommendations with regard to the tenure of the Trustees and is responsible for overseeing an annual evaluation of the Board of Trustees and its committee structure to determine whether such structure is operating effectively. The Nominating and Governance Committee considers for nomination to the Board of Trustees candidates submitted by Shareholders or from other sources it deems appropriate.

Indemnification Agreements

The Company has entered into indemnification agreements with the Company’s Trustees and officers. The indemnification agreements are intended to provide the Company’s Trustees and officers the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that the Company will indemnify the Trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such Trustee or officer is, or is threatened to be, made a party to, or a witness in, any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company. For more information, also see “Item 12. Indemnification of Trustees and Officers.”

Code of Ethics

The Company and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code of ethics (including the Trustees and our executive officers) are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code of ethics’ requirements. The code of ethics is filed as an exhibit to this Registration Statement, which is available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

Code of Conduct

As a BDC, the Company is subject to certain regulatory requirements that restrict its ability to engage in certain related-party transactions. The Company has adopted procedures for the review, approval and monitoring of transactions that involve the Company and certain of its related persons. For example, the Company has adopted a code of ethics and business conduct (the “Code of Conduct”) that generally prohibits its executive officers from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Conduct can generally only be obtained from the Chief Compliance Officer, who may consult, as appropriate, with the chair of the Nominating and Governance Committee, the chair of the Audit Committee, counsel to the Company, the Adviser or the Independent Trustees. Any waivers are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

ITEM 6.	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement, as applicable. The Company’s day-to-day investment and administrative operations are managed by the Adviser (including serving in its Administrator capacity). Most of the services necessary for the origination and administration of the Company’s investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

None of the Company’s executive officers will receive direct compensation from the Company. Each of the Company’s executive officers is an employee or other affiliate of the Adviser or the Administrator. The Company will bear the Company’s allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company’s officers who provide operational, administrative, legal, compliance, finance and accounting services to the Company, including the Company’s chief compliance officer and chief financial officer, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser or an affiliate) and assist with the preparation, coordination, and administration of the foregoing or provide other “back-office” or “middle-office” financial or operational services to the Company. For the avoidance of doubt, the Company will reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company and in acting on behalf of the Company). The Company is also party to an Expense Support Agreement with the Adviser pursuant to which, among other things, the Adviser has agreed to advance all of the Company’s estimated organizational and initial offering expenses subject to reimbursement pursuant to the terms of the Expense Support Agreement. See ”Item 1. Business — Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions and Trustee Independence.”

(b) Compensation of Trustees

Following the BDC election, the Independent Trustees will each receive an annual fee of $50,000. The Chair of the Audit Committee will receive an additional $3,333.33 per year. The Company will also obtain trustees’ and officers’ liability insurance on behalf of the Company’s Trustees and officers. No compensation is paid to Trustees who are “interested persons” (as such term is defined in the 1940 Act) of the Company or of the Adviser.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND TRUSTEE INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement

The Company has entered into the Investment Advisory Agreement with the Adviser pursuant to which the Company will pay Management Fees and Incentive Fees to the Adviser. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, the Company will reimburse the Adviser for certain expenses as they occur. See ”Item 1. Business — Investment Advisory Agreement,” “Item 1. Business — Administration Agreement” and “Item 1. Business — Payment of the Company’s Expenses under the Investment Advisory and Administration Agreements.” The Investment Advisory Agreement and the Administration Agreement have been approved by the Board of Trustees. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a Majority of the Outstanding Voting Securities and, in each case, a majority of the Independent Trustees.

Expense Support Agreement

The Company has entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser, or its affiliates, may elect to pay certain of the Company’s expenses, including those expenses incurred prior to the BDC Election, on the Company’s behalf. If the Adviser, and/or its affiliates, elect to pay certain of the Company’s expenses, the Adviser, and/or its affiliates, will be entitled to reimbursement of such expenses from the Company if Available Operating Funds exceed the cumulative distributions accrued to Shareholders, subject to the terms of the Expense Support Agreement. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement.”

License Agreement

The Company has entered into the License Agreement with Adams Street (and any other relevant entities), pursuant to which the Company has been granted a non-exclusive, royalty-free license to use the Adams Street Names. Under the License Agreement, the Company has a right to use the Adams Street Names for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the Adams Street Names or any related logo.

Resource Sharing Agreement

The Adviser has entered into the Resource Sharing Agreement with Adams Street. Under the Resource Sharing Agreement, Adams Street will provide the Adviser experienced investment professionals and access to the senior investment personnel and other resources of Adams Street. The Resource Sharing Agreement should provide the Adviser with access to deal flow generated by Adams Street’s professionals and commits certain investment professionals of Adams Street to serve in an oversight capacity. The Adviser intends to capitalize on what the Company believes to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Adams Street’s investment professionals.

Relationship with the Adviser and Potential Conflicts of Interest

In addition, the Company’s executive officers and Trustees serve or may serve as officers, directors or principals of entities that operate in the same, or a related, line of business as the Company does or of other ASP

Entities. These ASP Entities may have investment objectives similar to the Company’s investment objective. The Company may compete with other ASP Entities, for capital and investment opportunities. As a result, the Company may not be given the opportunity to participate in certain investments made by other ASP Entities. However, in order to fulfill its fiduciary duties to the Company and other ASP Entities, the Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with the Allocation Policy, so that the Company is treated fairly and equitably, and not systematically disadvantaged in relation to any other ASP Entity, taking into account such factors as the relative amounts of capital available for new investments, cash on hand, existing commitments and reserves, the investment programs and portfolio positions of the participating investment accounts, the clients for which participation is appropriate, targeted leverage level, targeted asset mix and any other factors deemed appropriate. In addition, expenses may be incurred that are attributable to the Company and other ASP Entities.

In addition, entities affiliated with or related to the Adviser, together with certain of the Adviser’s investment professionals, from time to time, may make investments in other entities whose investment objectives overlap with the Company’s or which are advised by the Adviser or its affiliates some of which may have different fee structures (including no fees and lower fees) than those in the Investment Advisory Agreement. The Company believes that any investment by the Adviser and its affiliates in the Company aligns, to some extent, the interest of the Adviser with the interests of the Shareholders, although the Adviser has or may have economic interests in such other entities as well and may receive advisory fees or other forms of incentive-based compensation relating to such entities.

Policies and Procedures for Managing Conflicts

The Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its Allocation Policy. The Adviser intends to allocate common expenses among the Company and other ASP Entities in a manner that is fair and equitable over time and in accordance with policies adopted by the Adviser and the Investment Advisory Agreement. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Adviser and the Investment Advisory Agreement.

The Adviser has put in place an Allocation Policy that seeks to ensure the equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act. When the Company engages in co-investments as permitted by the Co-Investment Exemptive Order, the Company will do so in a manner consistent with the Allocation Policy. In situations where co-investment with other ASP Entities is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer the Adviser will need to decide whether the Company or such other ASP Entity or ASP Entities will proceed with the investment. The Adviser will make these determinations based on the Allocation Policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time, such that no eligible account is systematically disadvantaged.

The Adviser’s allocation of investment opportunities among the Company and other ASP Entities may result in the allocation of all or none of an investment opportunity to the Company, or a disproportional allocation among such persons, with such allocations being more or less advantageous to some such persons relative to other such persons. There can be no assurance that the Company’s actual allocation of an investment opportunity, if any, or the terms on which such allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser likely will be subject, did not exist. There can be no assurance that the Company will have an opportunity to participate in all investments that fall within the Company’s investment objective.

In general, pursuant to the Allocation Policy, the process for making an allocation determination includes an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by the Company or another ASP Entity) is suitable for the

Company or another ASP Entity. The Adviser will make allocation determinations based solely on its expectations at the time such investments are made, however, investments and their characteristics may change and there can be no assurance that an investment may not prove to have been more suitable for another ASP Entity in hindsight.

Pursuant to the Allocation Policy, if it is determined that an investment opportunity is appropriate for multiple ASP Entities, the Adviser generally will determine the appropriate size of the opportunity for each such ASP Entity.

It is expected that most or all of the officers and employees responsible for managing the Company will have responsibilities with respect to other ASP Entities, including ASP Entities that may be raised in the future. Substantial time will be spent by such officers and employees monitoring the investments of such ASP Entities. Conflicts of interest may arise in allocating time, services or functions of these officers and employees.

There will be numerous perceived and actual conflicts of interest among the Company and the Adviser and its affiliates. The conflicts of interest that the Company may encounter include those discussed here and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Company. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

For a more comprehensive discussion of the foregoing conflicts, including the related risks, see “Item 1A. Risk Factors — Conflicts Regarding Service Providers” and “Item 1A. Risk Factors—Allocation of Investment Opportunities.”

Co-Investment Restrictions

As a BDC, the Company is subject to certain regulatory restrictions in negotiating certain investments with entities with which the Company may be restricted from doing so under the 1940 Act, such as the Adviser and its affiliates, unless the Company obtains an exemptive order from the SEC.

The Company intends to rely on the Co-Investment Exemptive Order, pursuant to which the Company may co-invest with other ASP Entities in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Co-Investment Exemptive Order, the Company generally will be permitted to co-invest alongside certain of its affiliates if the Company and each affiliate participating in the transaction acquire, or dispose of, as the case may be, the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and generally with substantially the same other terms.

To address the conflicts that the Adviser and its affiliates may face as a result of providing management or investment advisory services to other ASP Entities that have overlapping objectives with the Company, and general conflicts in the allocation of investment opportunities to the Company and other ASP Entities, the Adviser has put in place the Allocation Policy that seeks to ensure the equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act.

When the Company engages in co-investments as permitted by the Co-Investment Exemptive Order, the Company will do so in a manner consistent with the Allocation Policy. In situations where co-investment with other ASP Entities is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer the Adviser will need to decide whether the Company or such other ASP Entity or ASP Entities will proceed with the investment. The Adviser will make these determinations based on the Allocation Policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time, such that no eligible account is systematically disadvantaged. The Adviser’s co-investment policy incorporates the conditions of the Co-Investment Exemptive Order. As a result of the exemptive relief, there could be significant overlap in the Company’s investment portfolio and the investment portfolios of other ASP Entities that could avail themselves of the requested exemptive relief.

Certain Business Relationships

Certain of the Company’s current Trustees and officers are directors or officers of the Adviser or its affiliates.

Indebtedness of Management

None.

Incentive to Recommend Affiliate Products

The Adviser has an incentive to recommend the products or services of certain investors in other affiliated entities or their related businesses to the Company and other entities affiliated with the Adviser or their respective portfolio companies, even though they may not necessarily be the best available to the Company or the Company’s portfolio companies. Such recommendations will only be made if permitted by applicable law.

ASP Note

On June 30, 2025, the Company obtained the ASP Note providing a principal amount of up to $55 million. Proceeds from borrowings under the ASP Note were used to facilitate certain acquisitions of Middle Market Senior Loans. The Company intends to repay any amounts outstanding under the ASP Note in connection with the BDC Election. Following the BDC Election, the Company may determine to re-draw amounts under, or alternatively terminate, the ASP Note.

Legal Counsel

Adams Street will generally engage common legal counsel and other advisors to represent it in a particular transaction. In the event of a significant dispute or divergence of interest between the Company and affiliates of Adams Street, such as in a work-out or other distressed situation, separate representation may become desirable, in which case the Adviser and other affiliates of Adams Street may hire separate counsel in their sole discretion, and in litigation and other circumstances, separate representation may be required. Partners of the law firms engaged to represent the affiliates of Adams Street may be investors in certain other funds affiliated with the Adviser or Adams Street, and could also represent one or more portfolio companies or investors therein. Additionally, the Adviser, and the Company and the Company’s portfolio companies may engage other common service providers. In such circumstances, there may be a conflict of interest between the Adviser, on the one hand, and the Company and the Company’s portfolio companies, on the other hand, in determining whether to engage such service providers, including the possibility that the Adviser may favor the engagement or continued engagement of such persons if it receives a benefit from such service providers, such as lower fees, that it would not receive absent the engagement of such service provider by the Company and/or the Company’s portfolio companies.

Diverse Investor Base of the Company and Adams Street

The Company and Adams Street may have tax-exempt, taxable, non-U.S. and other investors, whereas certain members of the Adviser and of the general partners of existing or future ASP Entities are taxable at individual U.S. rates. Potential conflicts exist with respect to various structuring, investment and other decisions because of divergent tax, economic or other interests, including conflicts among the interests of taxable and tax-exempt investors, conflicts among the interests of U.S. and non-U.S. investors, and conflicts between the interests of investors and management with regard to the Company and existing or future ASP Entities. For these reasons, among others, decisions may be more beneficial for one investor than for another investor, particularly with respect to investors’ individual tax situations.

Material, Non-Public Information; Trading Restrictions

The Company, directly or through the Adviser or its affiliates, may obtain confidential information about the companies in which the Company invests or may invest or be deemed to have such confidential information. The Adviser or its affiliates, including their investment personnel, may come into possession of material, non-public information through their members, officers, directors, employees, principals or affiliates. The possession of such information may, to the Company’s detriment, limit the ability of the Company, the Adviser and Adams Street to initiate certain transactions or otherwise participate in an investment opportunity. In certain circumstances, employees of Adams Street may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Company’s ability to trade in the securities of such portfolio companies. For example, if personnel of the Adviser or an affiliate were to come into possession of material non-public information with respect to the Company’s investments, such personnel will be restricted by the Adviser’s and its affiliates’ information-sharing policies and procedures or by law or contract from sharing such information with the Company’s management team, even where the disclosure of such information would be in the Company’s best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the Adviser’s ability to enter into or exit from potentially profitable investments for the Company, which could have an adverse effect on the Company’s results of operations. Accordingly, there can be no assurance that the Company will be able to fully leverage the resources and industry expertise of the Adviser and its affiliates in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser or its affiliates will be precluded from providing services to the Company because of certain confidential information available to those individuals or to other parts of the Adviser or its affiliates.

Trustee Independence

The 1940 Act requires that at least a majority of the Company’s Trustees not be “interested persons” of the Company or the Adviser as defined in Section 2(a)(19) of the 1940 Act. On an annual basis, each member of the Board of Trustees is required to complete an independence questionnaire designed to provide information to assist the Board of Trustees in determining whether the Trustee is independent under the 1940 Act. The Board of Trustees has determined that each of the Company’s trustees, other than James F. Walker and Miguel F. Gonzalo, is independent under the 1940 Act. The Board of Trustees limits membership on the Audit Committee and Nominating and Governance Committee to Independent Trustees.

(b) Promoters and Certain Control Persons

The Adviser (including in its capacity as the Administrator) may be deemed a promoter of the Company. The Company has entered into the Investment Advisory Agreement and the Administration Agreement with the Adviser (in its capacity as the Administrator). The Adviser, for its services to the Company, is entitled to receive Management Fees and Incentive Fees in addition to the reimbursement of certain expenses. The Adviser (in its capacity as Administrator), for its services to the Company, is entitled to receive reimbursement of certain expenses. In addition, under the Investment Advisory and Administration Agreements, to the extent permitted by applicable law and in the discretion of the Board of Trustees, the Company has indemnified the Adviser (including in its capacity as the Administrator) and certain of their affiliates. See “Item 1. Business” and “Item 12. Indemnification of Trustees and Officers.”

ITEM 8.	LEGAL PROCEEDINGS

From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under loans to or other contracts with the Company’s portfolio companies. The Company’s business also is subject to extensive regulation, which may result in regulatory proceedings against the Company. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon the Company’s financial condition or results of operations. The Company is not currently subject to any material legal proceedings, nor, to the Company’s knowledge, is any material legal proceeding threatened against the Company.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s Shares will be offered and sold in transactions (i) in the United States under the exemption from registration under the 1933 Act provided by Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States under the exemption from registration under the 1933 Act provided by Regulation S or Regulation D promulgated thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. The Shares are not listed for trading on a stock exchange or other securities market and there is no established public trading market for the Shares currently, and the Company does not currently expect that one will develop.

Because the Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Company’s consent is granted, or the transfer is permitted under the Subscription Agreement, including transfers to the Company in connection with the Company’s planned Share Repurchase Program, and (ii) the transfer is made in accordance with the transfer restrictions contained in the Subscription Agreement and the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at the Company’s option, be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until the Company accepts their repurchase or transfer or the Company is liquidated. No sale, Transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the Transfer on the Company’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by the Company.

Holders

The Company’s Shareholders will be entitled to one vote for each Share held on all matters submitted to a vote of Shareholders, and to receive distributions declared by the Board of Trustees. The rights of Shareholders are subject to the Organizational Documents. As of the date of this Registration Statement, there were no holders of record of our Shares. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management.”

Determination of NAV – Valuation of Portfolio Securities

The NAV per Share of outstanding Shares will be determined monthly by dividing the value of total assets minus liabilities by the total number of Shares outstanding at the date as of which the determination is made. Pursuant to Rule 2a-5 under the 1940 Act, the Company expects that the Board of Trustees will designate the Adviser as its Valuation Designee, subject to the oversight of the Board of Trustees.

The value of any investment or other asset held by the Company on each date that the Company determines its NAV will be determined by the Adviser, through its valuation committee, in accordance with the Valuation Policy adopted by and subject to the supervision of the Board of Trustees and pursuant to a consistently applied valuation process, and shall include the marked-to-market value of any hedges effected in connection with such investment.

Investment transactions will be recorded on the trade date. Realized gains or losses will be measured by the difference between the net proceeds received (excluding prepayment fees, if any, which are generally treated as ordinary income) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses will primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Investments for which market quotations are readily available typically will be valued at such market quotations, after evaluating whether such market quotations are representative of fair value. In order to validate market quotations, the Adviser will consider a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Investments for which market quotations are not readily available, including debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of the Company’s investments), will be valued at fair value as determined in good faith by the Adviser, through its valuation committee, and based on input of one or more independent valuation firms engaged at the direction of the Adviser’s valuation committee, in accordance with the Valuation Policy.

As part of the valuation process, the Adviser will take into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser will consider whether the pricing indicated by the external event corroborates its valuation.

The Adviser may determine in its discretion whether any assets of the Company should be the subject of a write-down, write-off or write-up in connection with any distribution pursuant to and upon the occurrence of any event contemplated, and, notwithstanding anything to the contrary in this Registration Statement, any such assets that have been written off or written down to a de minimis amount will not be required to be valued by an independent valuation firm.

Distribution Policy

The Company generally intends to distribute, out of assets legally available for distribution, substantially all of the Company’s available earnings, on a monthly basis, as determined by the Board of Trustees in its sole discretion. The Board of Trustees will consider factors such as the Company’s earnings, financial condition, maintenance of its RIC status, compliance with applicable BDC regulations, Delaware law and such other factors as the Board of Trustees may deem relevant from time to time. As a result, the Company’s distribution rates and payment frequency may vary from time to time. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Taxation as a RIC.”

The Company will reinvest distributions on behalf of Shareholders that do not elect to receive their distributions in cash. A Shareholder may elect to receive its entire distribution in cash by notifying the Adviser in writing no later than ten days prior to the record date for dividends to Shareholders. See “Item 1. Business — Distribution Reinvestment Plan.”

Reports to Shareholders

The Company will furnish to Shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Once this Registration Statement becomes effective, the Company will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require the

Company, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Additionally, the Company will be subject to the proxy rules in Section 14 of the 1934 Act and the Trustees, executive officers and certain Shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act.

The SEC maintains a website at www.sec.gov, via which the Company’s SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On [●], 2026, Adams Street Partners, L.P. purchased [●] Shares of the Company at a price of $20.00 per Share, which were issued and sold in reliance upon Section 4(a)(2) of the 1933 Act, which provides an exemption from the registration requirements of the 1933 Act. No underwriting discounts or commissions were paid with respect to such sale.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The Company operates as a Delaware statutory trust. The terms of the Declaration of Trust authorize the Company to issue an unlimited number of Shares, of which [●] Shares were outstanding as of the date of this Registration Statement, and an unlimited number of preferred shares, with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The Declaration of Trust also provides that the Board of Trustees may classify or reclassify any Shares or preferred shares into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions, qualifications, or terms or conditions of redemption of the shares. No Shares have been authorized for issuance under any equity compensation plans. There are no outstanding options or warrants to purchase our Shares. There is currently no market for the Shares, and the Company does not expect that a market for the Shares will develop in the foreseeable future. An investor in the Company will be a Shareholder of the Company and such investors’ rights in the Company will be established and governed by the Declaration of Trust. A prospective investor and his or her advisors should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions.

The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Registration Statement. The summary of such items and provisions is not definitive and is qualified by reference to the complete text of the Declaration of Trust, which is also filed as an exhibit to this Registration Statement.

Shares

Under the terms of the Declaration of Trust, all Shares have equal rights as to dividends, other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Shareholders if, as and when authorized by the Board of Trustees and declared by the Company out of funds legally available therefor. Shares have no preemptive, exchange, conversion or redemption rights and Shareholders have no appraisal rights. Shareholders may not Transfer Shares unless (i) the Adviser gives consent, or the Transfer is permitted under the Subscription Agreement, including in connection with Transfers to the Company in connection with the Company’s Share repurchase program and (ii) the Transfer is made in accordance with the Transfer restrictions contained in the Subscription Agreement and applicable securities laws.

In the event of the Company’s liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays or otherwise provides for all claims and obligations and subject to any preferential rights of holders of preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of Shares, each Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including any election of Trustees. There will be no cumulative voting in any election of Trustees. Cumulative voting would entitle a Shareholder to as many votes as equals the number of votes which such Shareholder would be entitled to cast for the election of Trustees multiplied by the number of Trustees to be elected, and allows a Shareholder to cast a portion or all of the Shareholder’s votes for one or more nominees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, a plurality of the votes cast shall be required to elect any Trustees, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such Trustees to be elected, a majority of all votes cast shall be required to elect such nominee.

Special Voting Requirements

The number of Trustees will be set only by our Board in accordance with our Declaration of Trust. Our Declaration of Trust provides that a majority of our entire Board may at any time increase or decrease the number of Trustees by a majority vote or written consent. Subject to the applicable requirements of the 1940 Act and except as may be provided by our Board in setting the terms of any class or series of preferred shares, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected by our Shareholders and qualified.

Our Declaration of Trust provides that a Trustee may be removed with cause by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an interested person, a majority of the remaining Trustees that are not interested persons) and by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee.

The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company is not required to hold annual meetings and a meeting of Shareholders will not be required in any year in which the election of trustees is not required to be held under the 1940 Act. The failure to hold an annual meeting will not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

In the event of a Shareholder vote on election of trustees, trustees shall be elected by a plurality of the vote of all holders of the outstanding Shares, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such Trustees to be elected, a majority of all votes cast shall be required to elect such nominee. There will be no cumulative voting in the election of Trustees. Cumulative voting entitles a Shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of Trustees multiplied by the number of Trustees to be elected and allows a Shareholder to cast a portion or all of the Shareholder’s votes for one or more candidates for seats on the Board. Without cumulative voting, a minority Shareholder may not be able to elect as many trustees as the Shareholder would be able to elect if cumulative voting were permitted.

Notwithstanding the foregoing, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect two Trustees of the Company at all times. In addition, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect a majority of the Board (i) if, at the close of business on any distribution payment date, distributions (whether or not declared) on outstanding preferred shares are unpaid in an amount equal to at least two full years’ distributions on the preferred shares, or (ii) if at any time holders of preferred shares are otherwise entitled under the 1940 Act to elect a majority of the Board.

A special meeting of the Shareholders may be called at any time by a majority of the Board, the Chief Executive Officer or the holders of not less than thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Company entitled to vote at a meeting (regardless of class or series).

Preferred Shares

The Company does not currently have any preferred shares issued and outstanding. The Company however is currently conducting the Preferred Offering, which is expected to close in April 2026. Under the terms of the Declaration of Trust, the Board may authorize the Company to issue preferred shares in one or more classes or series without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption or repurchase of each class or series of preferred shares. In the event the Company issues preferred shares, it will make any required disclosure to Shareholders. The Company will not offer preferred shares to the Adviser or its affiliates except on the same terms as offered to all other Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided that the Company may not issue any preferred shares that would limit or subordinate the voting rights of Shareholders. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (i) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (ii) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction, who will have access, at the Company’s expense, to the Company’s legal counsel or to independent legal counsel.

Series A Preferred Shares

The preferred shares expected to be issued in the Preferred Offering will be classified and designated as “Series A Cumulative Preferred Shares.” Holders of the Series A Preferred Shares will be entitled to receive cumulative cash dividends at a rate of 12.0% per annum of the Series A Preferred Shares’ liquidation preference of $3,000.00. With respect to distributions, including the distribution of the Company’s assets upon dissolution, liquidation, or winding up, the Series A Preferred Shares will be senior to all other classes and series of shares, including the Shares, whether such class or series is now existing or is created in the future. The Company generally will not be able to declare or pay, or set apart for payment, any dividend or other distribution on any shares of beneficial interest ranking junior to the Series A Preferred Shares as to distributions, including the shares, or redeem, repurchase or otherwise make payments on any such shares, unless full, cumulative dividends on all outstanding shares of Series A Preferred Shares have been declared and paid or set apart for payment for all past distribution periods. The holders of the Series A Preferred Shares will be entitled to one vote for each Series A Preferred Share held by such holder on any matter submitted to the Shareholders for a vote, and the holders of the Shares and the Series A Preferred Shares will vote together as a single class on all matters. Notwithstanding the foregoing, for so long as the Company is subject to the 1940 Act, the holders of the Series A Preferred Shares, voting separately as a single class, shall have the right to elect two (2) members of the Board of Trustees at all times, and the balance of the Trustees shall be elected by the holders of the Shares and the Series A Preferred Shares voting together as a single class. Additionally, the consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate class, will be required for (a) authorization or issuance of any equity security of the Company senior to or on parity with the Series A Preferred Shares, (b) any amendment to the Declaration of Trust, whether by merger or otherwise, which has a material adverse effect on the rights and preferences of the Series A Preferred Shares or which increases the number of authorized or issued shares of Series A Preferred Shares, or (c) any reclassification of the Series A Preferred Shares. The Series A Preferred Shares will be subject to redemption by the Company at any time by notice of such redemption on a date selected by the Company for such redemption. The Series A Preferred Shares are not convertible into any other class or series of shares. The Company reserves the right, in its sole discretion, to change the terms of the Preferred Offering without notice to, or the consent of the Shareholders.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Company, which attempts could have the effect of increasing the expenses of the Company and interfering with the normal operation of the Company. As noted above, a Trustee may be removed from office only with cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” (as such term is defined in the 1940 Act), a majority of the remaining Trustees that are not “interested persons”) and by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Company’s assets, or liquidation.

Limitation of Liability; Indemnification

The Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Company shall not be liable to the Company or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Company (as well as certain other related parties) by the Company (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Company. None of these persons shall be personally liable to any Shareholder for contributions by the Shareholder to the capital of the Company or by reason of any change in the federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Company, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Derivative Actions and Exclusive Jurisdiction

The Declaration of Trust provides that, in addition to adhering to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may not bring a derivative action on behalf of the Company unless: (a) the Shareholder makes a pre-suit demand upon the Trustees to bring the subject action (unless an effort to cause the Trustees to bring such an action is not likely to succeed as determined under the terms of the Declaration of Trust); (b) Shareholders eligible to bring such derivative action who collectively hold Shares representing ten percent (10%) or more of the total combined NAV of all Shares issued and outstanding join in the request for the Trustees to commence such action (the “10% Threshold”); and (c) unless a demand is not required under clause (a) above, the Trustees are afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action (the “Shareholder Undertaking”). The provisions of the Declaration of Trust regarding the 10% Threshold and the Shareholder Undertaking do not apply to claims arising under the U.S. federal securities laws.

Under the Declaration of Trust, actions by Shareholders against the Company asserting a claim governed by Delaware law or the Company’s Organizational Documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit but does not apply to claims arising under the U.S. federal securities laws.

Amendment of the Declaration of Trust; No Approval of Shareholders

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under the 1940 Act or otherwise required under the Declaration of Trust.

Term, Dissolution and Liquidation

The Company shall continue perpetually unless terminated in accordance with the terms of the Declaration of Trust or the Delaware Statutory Trust Act. The Company shall be dissolved: (i) upon the affirmative vote to dissolve the Company by a majority of the Trustees of the Board; or (ii) as required by operation of law.

Upon the occurrence of any event of dissolution, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Company and liquidating its assets. Upon the dissolution of the Company the Board shall cause the Company to liquidate and wind-up in a manner consistent with Section 3808 of the Delaware Statutory Trust Act (which requires the Company to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations), including the distribution to the Shareholders of any assets of the Company.

Code of Ethics

The Company and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code of ethics (including the Trustees and our executive officers) are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code of ethics’ requirements. The code of ethics is filed as an exhibit to this Registration Statement, which is available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

Code of Conduct

As a BDC, the Company is subject to certain regulatory requirements that restrict its ability to engage in certain related-party transactions. The Company has adopted procedures for the review, approval and monitoring of transactions that involve the Company and certain of its related persons. For example, the Company has adopted the Code of Conduct that generally prohibits its executive officers from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Conduct can generally only be obtained from the Chief Compliance Officer, who may consult, as appropriate, with the chair of the Nominating and Governance Committee, the chair of the Audit Committee, counsel to the Company, the Adviser or the Independent Trustees. Any waivers are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Limitation on Liability of Trustees; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation of Liability; Indemnification.”

Indemnification Agreements

In addition to the indemnification provided for in the Declaration of Trust, the Company has entered into indemnification agreements with the Company’s Trustees. The indemnification agreements are intended to provide the Company’s Trustees with the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that the Company shall indemnify the Trustee who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such Trustee or officer is, or is threatened to be, made a party to, or a witness in, any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company.

Adviser and Administrator

The Investment Advisory Agreement and the Administration Agreement provide that Indemnified Parties are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under such agreements or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

The Company will indemnify each Indemnified Party against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser to the Company. The Company may pay the expenses incurred by the Indemnified Party in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnified Party agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Sections 17(i) and 17(h) of the 1940 Act, neither the Adviser nor any of its affiliates, directors, officers, members, employees, agents or representatives may be protected against any liability to the Company or the Company’s investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to the Company’s financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and the Company’s accountants on any matter of accounting principles, practices, or financial statement disclosure, nor have there been any changes in the Company’s accountants.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Trust(1)

3.2	Amended and Restated Declaration of Trust(1)

3.3	Supplement to the Amended and Restated Declaration of Trust Relating to 12.0% Series A Cumulative Preferred Shares(1)

3.4	By-Laws(1)

4.1	Form of Subscription Agreement(1)

10.1	Investment Advisory Agreement(1)

10.2	Administration Agreement(1)

10.3	Distribution Reinvestment Plan(1)

10.4	Form of Indemnification Agreement(1)

10.5	Custody Agreement(1)

10.6	License Agreement(1)

10.7	Expense Support and Conditional Reimbursement Agreement(1)

10.8	Loan and Security Agreement, dated as of August 6, 2024, by and among ASP BDC Lev Facilitation LLC, as borrower, Adams Street Credit Solutions Fund, as servicer and seller, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders from time to time party thereto(1)

10.9	Agreement Memorializing the First Amendment to the Loan and Security Agreement, dated as of February 5, 2026, by and among ASP BDC Lev Facilitation LLC, as borrower, Adams Street Credit Solutions Fund, as servicer and seller, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders from time to time party thereto(1)

10.10	Second Amendment to the Loan and Security Agreement, dated as of August 5, 2025, by and among ASP BDC Lev Facilitation LLC, as borrower, Adams Street Credit Solutions Fund, as servicer and seller, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders from time to time party thereto(1)

10.11	Third Amendment to the Loan and Security Agreement, dated as of October 28, 2025, by and among ASP BDC Lev Facilitation LLC, as borrower, Adams Street Credit Solutions Fund, as servicer and seller, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders from time to time party thereto(1)

10.12	Fourth Amendment to the Loan and Security Agreement, dated as of January 29, 2026, by and among ASP BDC Lev Facilitation LLC, as borrower, Adams Street Credit Solutions Fund, as servicer and seller, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders from time to time party thereto(1)

21.1	List of Subsidiaries—Adams Street Credit Solutions Blocker LLC – Delaware; ASP BDC Lev Facilitation LLC – Delaware; Adams Street PC Funding LLC – Delaware.

99.1(a)	Code of Ethics of the Company(1)

99.1(b)	Code of Ethics of the Adviser(1)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Adams Street Credit Solutions Fund

By:	/s/ Eric Mansell
Name: Eric Mansell
Title: Vice President, Chief Legal Officer and Secretary

Date: April 1, 2026

[Signature Page to Form 10]